Exhibit 99.1

STATE BANKERS ASSOCIATION

MASTER DEFINED CONTRIBUTION PLAN

(As Approved by IRS Letter Dated June 30, 2020)

Basic Plan Document No. 02

TABLE OF CONTENTS

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ARTICLE I
Definition of Terms

1.1“Accrued Benefit”1

1.2“Act”2

1.3“Active Participant”2

1.4“Adjustment Factor”2

1.5“Administrator”2

1.6“Adoption Agreement”2

1.7“Affiliate”2

1.8“Annuity Starting Date”3

1.9“Association”3

1.10“Beneficiary”3

1.11“Benefits Corporation”3

1.12“Board”3

1.13“Code”3

1.14“Compensation”3

1.15“Compensation Limit”3

1.16“Contract”4

1.17“Custodian”4

1.18“Earned Income”4

1.19“Effective Date”4

1.20“Eligible Employee”4

1.21“Employee”5

1.22“Employer”5

1.23“Fund”6

1.24“Highly Compensated Employee”6

1.25“Hour of Service”8

1.26“Inactive Participant”9

1.27“Insurer”9

1.28“Investment Manager”9

1.29“Key Employee”9

1.30“Leased Employee”10

1.31“NonHighly Compensated Employee”10

1.32“NonKey Employee”10

1.33“Normal Retirement Age”10

1.34“OwnerEmployee”11

1.35“Participant”11

1.36“Plan”11

1.37“Plan Year”11

1.38“Policy”11

1.39“QDRO”11

1.40“QMAC”11

1.41“QNEC”11

1.42“Restated Plan”11

1.43“SelfEmployed Individual”11

1.44“Spouse”11

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1.45“Top Heavy Plan”12

1.46“Total Compensation”12

1.47“Trust Agreement”15

1.48“Trustee”15

1.49“Valuation Date”15

1.50“Year of Allocation Service”15

1.51“Year of Broken Service”15

1.52“Year of Service”16

1.53“Year of Vesting Service”16

ARTICLE II
Eligibility and Participation

2.1Eligibility and Date of Participation17

2.2Eligibility Service Definitions and Rules17

ARTICLE III
Funding

3.1Amount of Employer Contributions19

3.2Participant Pretax, Roth and Aftertax Contributions21

3.3Elective Deferral Dollar Limitation on Pre-Tax and Roth Contributions22

3.4Participant Rollover Contributions22

3.5Procedure for and Time of Making Participant Contributions22

3.6Notice and Election Period for Plan Using ADP or ACP Safe Harbor25

3.7Notice and Election Period for Plan Using QACA Safe Harbor27

3.8Transfer of Funds from Prior Qualified Plan28

3.9Duty to Determine or Enforce Contributions29

ARTICLE IV
Participants’ Accounts and Adjustments

4.1Accounts29

4.2Allocation of Contributions and Forfeitures29

4.3Limitation on and Distribution of PreTax, Roth, AfterTax and Regular Matching Contributions Made by or on behalf of Highly Compensated Employees31

4.4415 Limitations on Annual Additions31

4.5Special Account for Unallocated Annual Additions31

4.6Valuation of Assets and Allocation of Valuation Adjustments32

4.7Determination of Account Balances34

4.8Unallocated Accounts34

4.9Use of Forfeitures and Special Account Where Used to Reduce Contributions by the Employer35

4.10Adjustments in Case of Error or Omission35

4.11Special Rules for Reemployed Veterans36

ARTICLE V
Retirement Dates

5.1Normal Retirement Date38

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ARTICLE VI
Vesting

6.1Vesting at Retirement or Attainment of Normal Retirement Age38

6.2Vesting at Death39

6.3Vesting in Employer Active Account39

6.4Vesting in Accrued Benefit Other Than Employer Base and Regular Matching Active Account40

6.5Vesting Service Rules40

6.6Forfeiture and Restoration of Employer Base and Regular Matching Active Accounts40

ARTICLE VII
Death Benefits

7.1Death after Annuity Starting Date41

7.2Death before Annuity Starting Date41

7.3Beneficiary Designation41

7.4PreRetirement Spouse’s Death Benefit42

7.5Election Procedure for Waiver of PreRetirement Spouse’s Death Benefit42

7.6Spousal Consent43

ARTICLE VIII
Payment of Benefits

8.1Time of Payment44

8.2Form of Payment When Participant Is the Initial Recipient47

8.3Form of Payment When Beneficiary Is the Initial Recipient48

8.4Lump Sum Payments49

8.5Periodic Installments49

8.6Advance on or Acceleration of Deferred Payment or Periodic Installments50

8.7Plan to Plan Direct Rollover as a Distribution Option50

8.8Notice, Election and Consent Procedures Regarding Accrued Benefit Payment55

8.9Benefit Determination and Payment Procedure57

8.10Claims Procedure58

8.11Payments to Minors and Incompetents65

8.12Distribution of Benefit When Distributee Cannot Be Located65

8.13Minimum Distribution Requirements65

ARTICLE IX
InService Withdrawals and Loans

9.1NonHardship Withdrawals from Aftertax Account, Voluntary Deductible Account and/or Rollover Account71

9.2NonHardship Withdrawals from Pretax Account, Roth Account and/or Employer Safe Harbor Accounts71

9.3[Reserved]71

9.4NonHardship Withdrawals from Employer Base or Regular Matching Accounts.71

9.5Hardship Withdrawals from Accounts Other Than Pretax, Roth and Employer Safe Harbor Accounts72

9.6Hardship Withdrawals from Pretax, Roth and/or Employer Safe Harbor Accounts72

9.7Withdrawal Restrictions and Procedure74

9.8Payment of Withdrawals75

9.9No Withdrawal Restoration77

9.10Loans77

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9.11Instructions to Trustee79

9.12Withdrawal from Automatic Enrollment Arrangements79

9.13Roth Conversion80

ARTICLE X
The Fund

10.1Trust Fund and Exclusive Benefit80

10.2Plan and Fund Expenses81

10.3Reversions to the Employer81

10.4No Interest Other Than Plan Benefit81

10.5Provisions Relating to Insurer81

10.6Payments from the Fund82

ARTICLE XI
Fiduciaries

11.1Named Fiduciaries and Duties and Responsibilities82

11.2Limitation of Duties and Responsibilities of Named Fiduciaries83

11.3Service by Named Fiduciaries in More Than One Capacity83

11.4Allocation or Delegation of Duties and Responsibilities by Named Fiduciaries83

11.5Assistance and Consultation83

11.6Indemnification83

11.7Bond84

ARTICLE XII
The Trust Fund

12.1The Trust Fund84

12.2Master Trust84

12.3Plan Provisions Override84

ARTICLE XIII
Plan Administration

13.1Appointment of Plan Administrator84

13.2Employer as Plan Administrator84

13.3Compensation and Expenses84

13.4Procedure if a Committee84

13.5Action by Majority Vote if a Committee85

13.6Appointment of Successors85

13.7Additional Duties and Responsibilities85

13.8Power and Authority85

13.9Availability of Records85

13.10No Action with Respect to Own Benefit86

13.11Limitation on Powers and Authority86

ARTICLE XIV
Amendment and Termination of Plan

14.1Amendment86

14.2Merger, Consolidation or Transfer of Assets87

14.3Plan Permanence and Termination88

14.4Lapse in Contributions88

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14.5Termination Events88

14.6Termination Allocations and Separate Accounts89

14.7Holding of Separate Accounts89

14.8Distribution of Separate Accounts after Termination90

14.9Effects of Employer Merger, Consolidation or Liquidation90

14.10Trustee Indemnification on Asset Transfer90

ARTICLE XV
Miscellaneous

15.1Headings91

15.2Gender and Number91

15.3Governing Law91

15.4Employment Rights91

15.5Conclusiveness of Employer Records91

15.6Right to Require Information and Reliance Thereon91

15.7Alienation and Assignment91

15.8Notices and Elections92

15.9Delegation of Authority92

15.10Service of Process92

15.11Construction92

ARTICLE XVI
Adoption of the Plan

16.1Initial Adoption and Failure to Obtain Qualification92

16.2Restated Adoption and Failure to Obtain Qualification92

16.3Failure to Attain or Retain Qualification92

16.4Adoption by Additional Employer93

ARTICLE XVII
Special Rules for Plans with Employer Stock Investment

17.1Special Definitions93

17.2Employer Contributions93

17.3Additional Allocation Rules94

17.4Additional Valuation Rules94

17.5Determination of Account Balances Held in Employer Stock Fund94

17.6Additional Payment Rules95

17.7Withdrawals from Employer Stock Fund95

17.8Employer Stock Fund95

17.9Directions Regarding Stock Transactions95

17.10Limitation of Trustee Responsibility96

17.11Voting Directions96

17.12Sales Prohibited if Registration or Qualification Required98

17.13Limitation on Insiders’ Interests in Stock98

17.14No Guarantee of Values98

17.15Legend Regarding Securities Laws Restriction on Sale or Transfer98

17.16Confidentiality of Participant Directions regarding and Holdings of Stock98

17.17Employer Stock Investment Not Intended to Create ESOP or Stock Bonus Plan99

17.18Diversification Requirements for Publicly Traded Employer Stock99

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ARTICLE XVIII
Determination of Hours of Service and Elapsed Time

18.1Introduction101

18.2Paid Hours for the Performance of Duties101

18.3Paid Hours Where No Performance of Duties Required101

18.4Hours for Backpay and Damages101

18.5Service with Affiliates, Predecessor Employers and as Leased Employees101

18.6Absences for Leave under the Family and Medical Leave Act101

18.7Qualified Military Service102

18.8Absences Due to Pregnancy, Childbirth, Adoption and Related Child Care102

18.9No Duplication of Hours Credited or Conflict with Federal Law102

18.10Elapsed Time Definitions103

ARTICLE XIX
Determination of Top Heavy Plan Status

19.1Introduction103

19.2Special Rules and Definitions103

ARTICLE XX
Rules Pertaining to Limitations on Contributions and Benefits

20.1Introduction105

20.2Limitations on Contributions and Benefits105

20.3Additional Limitations Where Employer Maintains More Than One Plan106

20.4Special Limitation Definitions107

ARTICLE XXI
Rules Pertaining to Limitations on Participant PreTax,
Roth and AfterTax Contributions and Employer Matching Contributions

21.1Limitation on PreTax and Roth Contributions.108

21.2Limitation on and Distribution of Pretax and Roth Contributions Made by Highly Compensated Employees111

21.3Limitation on and Distribution of Aftertax Contributions or Matching Contributions Made by or on behalf of Highly Compensated Employees120

21.4Distribution of Transferred Contributions to Meet Requirements Similar to Those of Paragraphs 21.1, 21.2 and 21.3128

21.5Determination of Income or Loss for Adjustment of Excess Elective Deferrals, Excess Deferral Contributions and Excess Aggregate Contributions Allocated to and to Be Distributed from the Plan128

ARTICLE XXII
Multiple Employer Plan

22.1Applicable Rules for Multiple Employer Plan.129

STATE BANKERS ASSOCIATION

MASTER DEFINED CONTRIBUTION PLAN

(As Approved by IRS Letter Dated June 30, 2020)

Basic Plan Document No. 02

The form of this Master Defined Contribution Plan and its related Trust have been designed to comply with the requirements of the Internal Revenue Code, as amended through the Surface Transportation and Veterans Health Care Choice Improvement Act of 2015 and the regulations and guidance published by the Internal Revenue Service and reflected in 2017 Cumulative List of Changes in Plan Qualification Requirements (IRS Notice 2017-37).  This Plan has been submitted to the Internal Revenue Service for approval as to form as a qualified retirement plan under Section 401 of the Internal Revenue Code for use by Employer members of the Virginia Bankers Association and Employer members of other state banking associations that have negotiated its use with Benefits Corporation.  An Opinion Letter has been issued by the Internal Revenue Service as to the qualification of the form of the Plan under Section 401(a) and 4975(e)(7) of the Internal Revenue Code.

The Plan is intended to be a Replacement Plan for the Virginia Bankers Association Master Defined Contribution Plan and Trust Basic Plan Document No. 02 dated March, 2012 and for which letters of acceptability were issued by the Internal Revenue Service on March 31, 2012.  Prior to January 1, 2021, the Plan was known as the Virginia Bankers Association Master Defined Contribution Plan.

An Employer desiring to adopt this Plan should adopt it without change, except as permitted in in subparagraph 14.1(a)(iv) and except for completion of the necessary information in the Adoption Agreement.  The Employer may rely on the Opinion Letter from the Internal Revenue Service under the circumstances described in Rev. Proc. 2017-14.

Employers considering the use of this Plan must recognize that neither the Virginia Bankers Association, other state banking associations that have negotiated its use, the Virginia Bankers Association Benefits Corporation nor their employees or representatives can give any legal advice as to the acceptability or application of this Plan in any particular situation.  The qualification of a retirement plan, both upon its establishment and in operation, and the related tax consequences are the responsibilities of the Employer and its own legal counsel.

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STATE BANKERS ASSOCIATION

MASTER DEFINED CONTRIBUTION PLAN

(As Approved by IRS Letter Dated June 30, 2020)

Basic Plan Document No. 02

ARTICLE I
Definition of Terms

The following words and terms as used herein shall have the meaning set forth below, unless a different meaning is clearly required by the context:

1.1“Accrued Benefit”.  The sum of the balances of the following accounts of a Participant under the Plan as of the most recent Valuation Date (or as otherwise provided herein).
1.1(a)“Employer Base Active Account”.  A Participant’s account under the Plan attributable to allocations of Employer Base Contributions, Employer Top Heavy Contributions and Supplemental Contributions by the Employer attributable to the restoration of a Base Contribution and forfeitures with respect to his Years of Allocation Service since his most recent forfeiture, if any, under subparagraph 6.6(a) (and, where applicable, loss of restoration rights under subparagraph 6.6(b)) or, if he has incurred no such forfeiture (and, where applicable, loss of restoration rights), since his commencement of participation in the Plan.  Any portion of the Employer Active Base Account of a Participant, attributable to allocations made with respect to Plan Years prior to a forfeiture (and, where applicable loss of restoration rights), to which he has a non-forfeitable right as provided in the Plan shall be held in a subaccount entitled the “Employer Base Non-forfeitable Account”.
1.1(b)“Employer Regular Matching Active Account”.  A Participant’s account under the Plan attributable to allocations of Employer Regular Matching Contributions and Supplemental Contributions by the Employer attributable to the restoration of a Regular Matching Contribution and forfeitures with respect to his Years of Allocation Service since his most recent forfeiture, if any, under subparagraph 6.6(a) (and, where applicable, loss of restoration rights under subparagraph 6.6(b)) or, if he has incurred no such forfeiture (and, where applicable, loss of restoration rights), since his commencement of participation in the Plan.  Any portion of the Employer Active Regular Matching Account of a Participant, attributable to allocations made with respect to Plan Years prior to a forfeiture (and, where applicable loss of restoration rights), to which he has a non-forfeitable right as provided in the Plan shall be held in a subaccount entitled the “Employer Regular Matching Non-forfeitable Account”.
1.1(c)“Employer Safe Harbor Account”.  A Participant’s account under the Plan attributable to allocations of Employer Safe Harbor Contributions made by the Employer pursuant to the Options 7.6(b) of the Adoption Agreement.
1.1(d)“Employer QACA Safe Harbor Account”.  A Participant’s account under the Plan attributable to allocations of Employer QACA Safe Harbor Contributions made by the Employer pursuant to the Options 7.6(c) of the Adoption Agreement.
1.1(e)“Employer QNEC/QMAC Account”. A Participant’s account under the Plan attributable to allocations of any QNEC or QMAC made by the Employer.

1.1(f)“Pre-tax Account” or “Pre-tax Accounts”.  The account or accounts of a Participant under the Plan attributable to his Participant Pre-tax Contributions to the Plan and to his Catch-up Contributions not designated as Roth Contributions made pursuant to paragraph 3.2.
1.1(g)“Roth Account”.  The account of a Participant under the Plan attributable to his Roth Contributions, to his Catch-up Contributions designated as Roth Contributions made pursuant to paragraph 3.2.
1.1(h)“Roth Conversion Account”.  The account of a Participant under the Plan attributable a Roth Conversion described in paragraph 9.13.  Any such Roth Conversion Account may include subaccounts to preservice the pre-conversion source of funds, tax basis and distribution rights as applicable and as required under paragraph 9.13.
1.1(i)“After-tax Account”.  The account of a Participant under the Plan attributable to his After-tax Contributions to the Plan made pursuant to paragraph 3.2.
1.1(j)“Rollover Account”.  The account of a Participant under the Plan attributable to his Rollover Contributions made pursuant to paragraph 3.4, other than Rollover Contributions of accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code.
1.1(k)“Voluntary Deductible Account”.  The account under the Plan attributable to the Participant’s voluntary contributions to the Plan which are designated pursuant to his election as “qualified voluntary employee contributions” under Section 219 of the Code made for calendar years beginning before January 1, 1987, and to his Rollover Contributions of accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code.
1.2“Act”.  The Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, or the corresponding sections of any subsequent legislation which replaces it, and, to the extent not inconsistent therewith, the regulations issued thereunder.
1.3“Active Participant”.  A Participant who is an Eligible Employee.
1.4“Adjustment Factor”.  The cost of living adjustment factor prescribed by the Secretary of the Treasury or his delegate under Section 415(d) of the Code for years beginning after December 31, 1987, applied to such items and in such manner as the Secretary of the Treasury or his delegate shall prescribe.
1.5“Administrator”.  The Plan Administrator named and serving in accordance with ARTICLE XIII hereof, and any successor or additional Administrator appointed and serving in accordance herewith, all as selected in Option 2.3 of the Adoption Agreement or as appointed, resigned or removed by separate instrument attached thereto.
1.6“Adoption Agreement”.  The adoption agreement, and any amendment thereto, which sets forth certain elections and representations of the Employer and by execution of which the Employer adopts the Plan.  There is one Adoption Agreement, the Profit Sharing/Cash or Deferred Arrangement Adoption Agreement (001).
1.7“Affiliate”.  The Employer and each of the following business entities or other organizations (whether or not incorporated) which during the relevant period is treated (but only for the portion of the period so treated and for the purpose and to the extent required to be so treated) together with

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the Employer as a single employer pursuant to the following sections of the Code (as modified where applicable by Section 415(h) of the Code).

(i)Any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer,
(ii)Any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer,
(iii)Any organization (whether or not incorporated) which is a member of an affiliated service group as defined in Section 414(m) of the Code) which includes the Employer, and
(iv)Any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.
1.8“Annuity Starting Date”.  The first day of the first period for which a benefit is paid in the form of a life annuity or in any other form.
1.9“Association”.  The Virginia Bankers Association, a non-stock corporation organized under the laws of the Commonwealth of Virginia.
1.10“Beneficiary”.  The person or persons designated by a Participant or otherwise entitled pursuant to paragraph 7.3 to receive benefits under the Plan attributable to such Participant after the death of such Participant.
1.11“Benefits Corporation”.  The Virginia Bankers Association Benefits Corporation, a Virginia corporation which is a wholly owned subsidiary of the Association.
1.12“Board”.  The present and any succeeding Board of Directors of the Employer or Employers adopting this Plan, unless such term is used with respect to a particular Employer and its Employees or Participants, in which event it shall mean the present and any succeeding Board of Directors of that Employer.
1.13“Code”.  The Internal Revenue Code of 1986, as the same may be amended from time to time, or the corresponding section of any subsequent Internal Revenue Code, and, to the extent not inconsistent therewith, regulations issued thereunder.
1.14“Compensation”.
1.4(a)A Participant’s remuneration determined with respect to a Plan Year on the basis designated by the Employer in Option 4.2 of the Adoption Agreement.
1.4(b)Any such remuneration in excess of the Compensation Limit for a Plan Year shall be disregarded.
1.15“Compensation Limit”.
1.15(a)$200,000 (as adjusted in $5,000 increments by the applicable Adjustment Factor on the basis of a base period of the calendar quarter beginning July 1, 2001).

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1.15(b)When Compensation (or any other amount which may refer to the Compensation Limit) is limited by the Compensation Limit, it shall be disregarded in the following order, determined on a Plan Year by Plan Year basis.
(i)First, Compensation (or other amounts which may refer to the Compensation Limit) of Employees who are not participants in any qualified retirement plan maintained by any Affiliate shall be disregarded; and
(ii)Then, Compensation (or other amounts which may refer to the Compensation Limit) shall be applied as elected by the Employer in Option 4.3 of the Adoption Agreement.
1.15(c)For purposes of applying the Compensation Limit:
(i)The Compensation Limit applicable to each Plan Year (or other applicable computation period) shall be the Compensation Limit in effect for each such Plan Year (or other applicable computation period), determined without increases in the Compensation Limit for subsequent periods.
(ii)The Compensation Limit shall be applied on a plan by plan basis, except that a group of plans which are treated as a single plan for applicable non-discrimination purposes under Section 410(b) of the Code shall share a single Compensation Limit.
(iii)If any Plan Year (or other stated computation period) is a period of less than twelve (12) months, then any dollar limitation referred to in this paragraph shall be prorated by multiplying the otherwise applicable dollar limitation for such Plan Year (or other stated computation period) by a fraction, the numerator of which is the number of months in such Plan Year (or other stated computation period) and the denominator of which is twelve (12).
1.16“Contract”.  A group annuity contract, deposit administration contract, immediate participation guarantee contract, or other investment-oriented or funding contract or agreement issued by an Insurer to hold the assets of the Plan.
1.17“Custodian”.  A fiduciary of the Plan appointed to hold all or part of the assets of the Fund and serving pursuant to the Trust Agreement or Option 14(b)(i) of the Adoption Agreement.
1.18“Earned Income”.  The net earnings from self-employment with the Employer, for which personal services of the individual is a material income producing factor.  Net earnings shall be determined without regard to items not included in gross income and the deductions allocable to such items.  Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Section 164(f) of the Code.  Net earnings shall not be reduced by employee elective salary reduction or similar deferral contributions otherwise excluded from compensation by reason of Section 402(g)(3) or 457(b) of the Code (and elective deferrals or contributions under any other sections of the Code covered by Section 415(c)(3)(D) of the Code).
1.19“Effective Date”.  The “Effective Date of the Plan”, the “Effective Date of this Restatement of the Plan,” and/or the “Effective Date of the 1976 Restatement of the Plan” with respect to each Employer shall be that date or dates specified in Option 3.1 of the Adoption Agreement.
1.20“Eligible Employee”.  Any Employee included within the definition of Eligible Employee as specified in Option 5.1 of the Adoption Agreement.  Notwithstanding, if a person is engaged as an independent contractor or in a similar capacity or in an employment classification not covered by the

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Plan and is subsequently reclassified by the Employer, the Internal Revenue Service, a court, or otherwise as a common law employee or as an employee in an employment classification covered by the Plan, such person, for purposes of this Plan, shall be deemed an Eligible Employee from the actual (and not the effective) date of such reclassification, unless expressly provided otherwise by the Employer.

1.21“Employee”.  Any individual employed in the service of the Employer as a common law employee, any Owner-Employee and Self-Employed Individual, any sole proprietor or partner of a partnership constituting an Affiliate, and any Leased Employee (but only for the purpose and to the extent treated under Sections 414(n) or (o) of the Code as an employee of the Employer).
1.22“Employer”.
1.22(a)That Employer, or those Employers all of which shall be members of the same controlled group which are treated as a single employer under Section 414(b) of the Code, named in Option 1 of the Adoption Agreement adopting the Plan as a participating employer through the same Adoption Agreement, collectively unless the context otherwise indicates, for as long as it remains a participating employer; and with respect to any Employee, any one or more of such Employers by which he is at any time employed (unless or to the extent otherwise specified by resolution of the Board or in a merger or acquisition agreement or plan approved the Board or in any applicable asset transfer, plan merger or consolidation or adoption agreement).
1.22(b)For purposes of determining.
(i)Service for all purposes of the Plan (other than for purposes of determining non-Top Heavy Plan benefit accrual, Eligible Employees and Years of Allocation Service unless otherwise specifically provided) and commencement of service and termination of employment with the Employer,
(ii)Employees, Highly Compensated Employees, Key Employees, and Leased Employees,
(iii)Top Heavy Plan status, contributions and benefits,
(iv)Total Compensation,
(v)Any limitations of contributions and forfeitures hereunder, and
(vi)Maintenance of or participation in other qualified plans under Section 401(a) of the Code, tax sheltered annuities under Section 403(b) of the Code, simplified employee pensions under Section 408(k) of the Code, and any other plan required or, as applicable, permitted to be aggregated with this Plan for purposes of the Code, the term “Employer” shall include each Affiliate which during any year commencing after September 2, 1974 if the Plan was not maintained on or before such date, or otherwise during any year commencing after December 31, 1975, is treated as an Affiliate and each predecessor employer which maintained this Plan (but not beyond the time it ceased to maintain the Plan) within the meaning of Section 414(a) of the Code, but only for the portion of any such year or years so treated and for the purpose and to the extent required to be so treated.

1.22(c)For purposes of determining compensation and service with any business entity, or predecessor thereto, which is merged into an Employer, or a predecessor thereto, or all or substantially all

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the assets or the  operating assets acquired by an Employer, or predecessor thereto, compensation from and service with such business entity and predecessor thereto shall be treated as compensation from and service with an Employer but only to the extent provided in Option 4.6 of the Adoption Agreement.
1.23 “Fund”.  The trust fund created under and subject to the Trust Agreement.
1.24 “Highly Compensated Employee”.
1.24(a)An individual who is considered a “highly compensated employee” with respect to the Employer within the meaning of Section 414(q) of the Code; and, to the extent not inconsistent therewith, any Employee who is considered a Highly Compensated Active Employee or a Highly Compensated Former Employee for the Determination Year ending with or within such Plan Year, defined as follows.
(i)The term “Highly Compensated Active Employee” means, with respect to a Determination Year, an Employee who is an Active Employee during the Determination Year and who either.
(A)Was at any time a more than five percent (5%) owner of the Employer (as defined for purposes of determining Key Employees) for the Determination Year or the Look-Back Year, or
(B)Received Total Compensation (determined without regard to the Compensation Limit) in excess of $80,000 (as adjusted by the Adjustment Factor, but with the base period being the calendar quarter ending September 30, 1996) and, at the election (the “top-paid group election”) of the Employer in accordance with Section 414(q) of the Code, was a member of the twenty percent (20%) top-paid group of Employees for the Look-Back Year.

Unless specifically elected by the Employer in Option 4.7(a) of the Adoption Agreement, the top-paid group election is declined.

(ii)The term “Highly Compensated Former Employee” means.
(A)With respect to a Determination Year, a Former Employee who has had a Separation Year prior to the Determination Year and who was a Highly Compensated Active Employee for either such Separation Year or any Determination Year ending on or after his attainment of the age of fifty-five (55) (based on the rules under Section 414(q) in effect for the applicable Separation Year or Determination Year).
(B)Notwithstanding the foregoing, an Employee shall not be treated as a Highly Compensated Former Employee by reason of having a Deemed Separation Year after such Employee actually separates from service with the Employer if, after such Deemed Separation Year and before his Actual Separation Year, his services for the Employer and Statutory Compensation for a Determination Year increase significantly so that the Employee is treated as having a Deemed Resumption of Employment.
1.24(b)For purposes hereof.
(i)The term “Active Employee” means, with respect to a Determination Year, a current Employee who performs services for the Employer as an Employee at any time during the Determination Year.

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(ii)The term “Deemed Resumption of Employment” means an increase in both services performed for the Employer as an Employee and Total Compensation, based on the facts and circumstances, and at a minimum shall include an increase in Total Compensation to the extent that such increased Total Compensation would not result in a Deemed Separation Year.
(iii)The term “Determination Year” means the Plan Year.
(iv)The term “Former Employee” means, with respect to a Determination Year, a current or former Employee who performs no services for the Employer as an Employee during the Determination Year.
(v)The term “Look-Back Year” means (A) the year immediately preceding the Determination Year in question for purposes of determining more than five percent (5%) owners of the Employer and (B) the calendar year beginning immediately before the Determination Year in question for purposes of determining Employees who received Total Compensation (determined without regard to the Compensation Limit) in excess of $80,000 (as adjusted by the Adjustment Factor), provided that the Look-Back Year shall be the year immediately preceding the Determination Year in question for all purposes unless the Employer elects to use the calendar year beginning immediately before the determination years beginning in such calendar year as the look-back year with respect to all determination years beginning in such calendar year for all of the retirement plans and nonretirement plans (which for this purpose are employee benefit arrangements to which the definition of highly compensated employees under Section 414(q) of the Code is applicable and which are not plans qualified under Section 401(a) or 403(a) of the Code or described in Section 403(b) or 408(k) of the Code) sponsored by the Employer.  Unless a specific election is made by the Employer in Option 4.7(b) of the Adoption Agreement, the Employer will use calendar year data to determine Highly Compensated Employees.
(vi)The term “Separation Year” means.
(A)An “Actual Separation Year” which is a Determination Year in which a Former Employee last performed services for the Employer as an Employee prior to becoming a Highly Compensated Former Employee; or
(B)A “Deemed Separation Year” which is a Determination Year prior to the Employee’s attainment of the age of fifty-five (55) in which he is an Active Employee and in which his Total Compensation (determined without regard to the Compensation Limit) is less than fifty percent (50%) of his average annual Total Compensation (determined without regard to the Compensation Limit) for the three (3) consecutive calendar years preceding the Determination Year during which his Total Compensation (determined without regard to the Compensation Limit) was the highest (or the total period of the Employee’s service with the Employer if less).  A Deemed Separation Year is relevant for purposes of determining whether an Employee is a Highly Compensated Former Employee after he has an Actual Separation Year, but is not relevant for purposes of identifying him as an Active or Former Employee.
1.24(c)For purposes hereof.
(i)The Adjustment Factor for a Determination Year or a Look-Back Year shall be applied on the basis of the calendar year in which such Determination Year or Look-Back Year begins.

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(ii)The Administrator may adopt any rounding or tie-breaking rules it desires in making relevant determinations so long as such rules are reasonable, non-discriminatory and uniformly and consistently applied.
(iii)An Employee is a member of the twenty percent (20%) top-paid group for a year if he is one of the top twenty percent (20%) of Active Employees for the year when ranked on the basis of descending Total Compensation (determined without regard to the Compensation Limit) for such year (whether or not the Employee in question is excluded in determining the number of Employees in the twenty percent (20%) top-paid group).  For this purpose, if bargaining unit Employees are not taken into account in determining the number of Employees in the twenty percent (20%) top-paid group pursuant to clause (iv)(E) of this subparagraph, they also shall not be taken into account in determining other Employees who are in twenty percent (20%) top-paid group.
(iv)For purposes of determining the number of persons in the twenty percent (20%) top-paid group and the number of persons who may be considered officers for a year, the following rules shall apply.
(A)The number of Employees who are in the twenty percent (20%) top-paid group for a year is twenty percent (20%), rounded to the nearest integer, of the total number of Active Employees who are not excluded Employees for such year.
(B)The number of Employees equal to ten percent (10%) of total Employees for a year is ten percent (10%), rounded to the nearest integer, of the total number of Active Employees who are not excluded Employees for such year.
(C)All Former Employees for the year are excluded.
(D)Employees who are non-resident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer that constitutes income from sources within the United States for the year are excluded.
(E)Employees who are in a unit of employees covered by a collective bargaining agreement between the Employer and employee representatives for the year are excluded if and only if ninety percent (90%) or more of the total Employees for the year are covered by a collective bargaining agreement with the Employer and the Active Participants in the Plan do not include any such bargaining unit Employees.
(F)Employees shall not be excluded on the basis of age or length of prior service.
(v)If any Plan Year is a period of less than twelve (12) months, then any dollar amount referred to in this paragraph shall be prorated by multiplying the otherwise applicable dollar amount for such Plan Year by a fraction, the numerator of which is the number of months in such Plan Year and the denominator of which is twelve (12).
1.25 “Hour of Service”.
(i)Each hour for which an Employee is paid by the Employer, or entitled to payment, for the performance of duties for the Employer or for periods during which no duties are required to be performed, including each hour for which credit has not theretofore been given and for which

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back pay, irrespective of mitigation of damages, has either been awarded or agreed to by the Employer, and
(ii)Solely for purposes of determining Years of Broken Service, each hour of absence from work due to pregnancy, childbirth, adoption or related child care,

all as more specifically provided in ARTICLE XVIII and in Option 4.5 of the Adoption Agreement.  An Employer may provide different rules for determining Hours of Service rules for different classes of Eligible Employees by completing Option 4.5 of the Adoption Agreement for each different class of Eligible Employee so long as the Plan continues to meet applicable non-discrimination rules.

1.26 “Inactive Participant”.  A Participant who is not an Eligible Employee.
1.27 “Insurer”.  Any insurance company which issues a Contract to hold assets of the Plan or a Policy to provide for payment of benefits under the Plan.
1.28 “Investment Manager”.  A fiduciary of the Plan appointed in accordance with the terms of the Trust Agreement to manage all or part of the assets of the Fund and qualifying as an “investment manager” within the meaning of Section 3(38) of the Act.
1.29 “Key Employee”.
1.29(a)Any Employee or former Employee (or his Beneficiary if he is deceased) considered to be a “key employee” with respect to the Employer at the time in question within the meaning of Section 416(i)(1) of the Code; and to the extent not inconsistent therewith, any Employee or former Employee (or his Beneficiary if he is deceased) who at any time during the Plan Year containing the applicable determination date for such Plan Year is either.
(i)One of the fifty (50) (or if less, the greater of three (3) or ten percent (10%) of total Employees, as determined for purposes of determining Highly Compensated Employees) officers of the Employer having the largest annual Total Compensation (determined without regard to the Compensation Limit) during any such Plan Year and having Total Compensation (determined without regard to the Compensation Limit) in excess of $130,000 (as adjusted under Section 416(i)(1)(A) of the Code for Plan Years beginning after December 31, 2002 in $5,000 increments by the applicable Adjustment Factor on the basis of a base period of the calendar quarter beginning July 1, 2001));
(ii)A more than five percent (5%) owner of the Employer; or
(iii)A more than one percent (1%) owner of the Employer having an annual Total Compensation (determined without regard to the Compensation Limit) of more than $150,000.
1.29(b)In determining ownership in the Employer for purposes hereof the constructive ownership rules of Section 318 of the Code (as modified by Section 416(i)(1)(B)(iii) of the Code) shall apply, and the rules of Sections 414(b), (c), (m) and (o) of the Code shall not apply.
1.29(c)If any Plan Year is a period of less than twelve (12) months, then any dollar amount referred to in this paragraph shall be prorated by multiplying the otherwise applicable dollar amount for such Plan Year by a fraction, the numerator of which is the number of months in such Plan Year and the denominator of which is twelve (12).

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1.30 “Leased Employee”.
1.30(a)An individual who is considered a leased employee of the Employer within the meaning of Section 414(n)(2) of the Code and, to the extent not inconsistent therewith, any person.
(i)Who, pursuant to an agreement between the recipient Employer and any other person (the “leasing organization”), has performed services for the recipient Employer or for the recipient Employer and related persons (determined in accordance with Section 414(n)(6) of the Code),
(ii)Whose services are performed on a substantially full-time basis for a period of at least one year, and
(iii)Whose services are performed under the primary control or direction of the recipient Employer.
1.30(b)Notwithstanding the foregoing, if such leased employees constitute less than twenty percent (20%) of the Employer’s non-highly compensated work force within the meaning of Section 414(n)(1)(C)(ii) of the Code, individuals otherwise considered to be Leased Employees shall not include those leased employees covered by a plan described in Section 414(n)(5) of the Code (unless otherwise provided by the terms of the Plan) and, to the extent not inconsistent therewith, which.
(i)Is maintained by the leasing organization,
(ii)Is a money purchase pension plan with a non-integrated employer contribution rate of at least ten percent (10%) of compensation,
(iii)Provides full and immediate vesting, and
(iv)Provides for immediate participation by each employee of the leasing organization (other than employees who perform substantially all their services for the leasing organization or whose compensation from the leasing organization in each of the four (4) Plan Years ending with the Plan Year in question is less than $1,000).

For purposes hereof, “compensation” means compensation as defined in Section 415(c)(3) of the Code.

1.30(c)Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to service performed for the recipient Employer or related persons (determined in accordance with Section 414(n)(6) of the Code) shall be treated as provided by the recipient Employer.
1.31“Non-Highly Compensated Employee”.  Any Employee who is not a Highly Compensated Employee.
1.32“Non-Key Employee”.  Any Employee (including the Beneficiary of such Employee) who is not a Key Employee.
1.33“Normal Retirement Age”.  The age selected by the Employer in Option 4.4 of the Adoption Agreement.  If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement.

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1.34 “Owner-Employee”.  With respect to the Employer, an individual who is a sole proprietor, or who is a partner owning more than a ten percent (10%) interest in either the capital or the profits of a partnership.
1.35 “Participant”.  An Eligible Employee or other person qualified to participate in the Plan for so long as he is considered a Participant as provided in ARTICLE II hereof.
1.36 “Plan”.  This Agreement as contained herein or duly amended all as adopted by the Employer through the Adoption Agreement.
1.37 “Plan Year”.  The twelve consecutive month period commencing upon the first day of January of each year provided, however in the event that this is a Restated Plan which was maintained previously on the  basis of a different Plan Year, the prior Plan Year and short Plan Year needed to effect the Plan Year change shall be as set forth in Option 3.2 of the Adoption Agreement.
1.38 “Policy”.  A group or individual policy, contract or other agreement (including a certificate) issued by an Insurer which is not a Contract and which is obtained to provide for the accumulation and/or payment of benefits under the Plan.
1.39 “QDRO”.  A qualified domestic relations order within the meaning of Section 206(d)(3) of the Act and Section 414(p) of the Code and as determined by the Administrator pursuant to the Plan.
1.40 “QMAC”.  A matching contribution as defined in Section 401(m)(4)(A) of the Code that is subject to the restrictions on distributions contained in Section 401(a)(k)(2)(B) of the Code (generally prohibiting distributions before separation from service, death or disability unless the Employee has reached age fifty-nine and one-half (59-1/2) or after plan termination) and that are fully vested and non-forfeitable when made, or in the case of contributions after January 18, 2017 are fully vested and non-forfeitable when allocated to the Participants’ account.
1.41 “QNEC”.  An employer contribution (other than a matching contribution within the meanings of Section 401(m)(4)(A) of the Code) that an Employee may not elect to have paid to him instead of being contributed to the Plan, that is subject to the restrictions on distributions contained in Section 401(a)(k)(2)(B) of the Code (generally prohibiting distributions before separation from service, death or disability unless the Employee has reached age fifty-nine and one-half (59-1/2) or after plan termination) and that are fully vested and non-forfeitable when made, or in the case of contributions after January 18, 2017 are fully vested and non-forfeitable when allocated to the Participants’ account.
1.42 “Restated Plan”.  The Plan, if it is indicated in Option 3.3 of the Adoption Agreement that the Plan is adopted as an amendment or restatement of a previously existing defined contribution plan.
1.43 “Self-Employed Individual”.  An individual who has Earned Income for a Plan Year from the Employer and an individual who would have had Earned Income but for the fact that the Employer had no net profits during the Plan Year.
1.44“Spouse”.
1.44(a)In the case of a Plan which is a direct or indirect transferee of a pension plan (when the transfer occurred in a Plan Year beginning after December 31, 1984), for the purpose of.

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(i)Qualifying to receive survivor annuity benefits under the Plan, waiving the Pre-Retirement Spouse’s Death Benefit and consenting to a Beneficiary designation, the individual to whom a Participant is married.
(A)On his Annuity Starting Date, or
(B)If he has not reached his Annuity Starting Date, on his date of death.
(ii)Giving consent to a withdrawal under ARTICLE IX, the individual to whom the Participant is married at the date the withdrawal payment is made.
(iii)Giving consent to a loan to the Participant and any offset or other benefit reduction rules pertaining thereto under ARTICLE IX, the individual to whom the Participant is married at the date the loan is made.
1.44(b)In the case of a Plan not described above, for purposes of receiving a death benefit, the individual to whom the Participant is married on the date of his death.
1.44(c)The determination of the marital status of a Participant shall be made pursuant to applicable local law to the extent such local law complies with federal requirements relating to the validity of same-sex marriages effective September 26, 2013.
1.45 “Top Heavy Plan”.  The Plan, if determined to be a Top Heavy Plan as provided in ARTICLE XIX.  If a Plan is a Top Heavy Plan, the applicable Top Heavy Plan provisions of subparagraphs 3.1(d), 4.2(d) and 6.3(b) of the Plan and Option 12 of the Adoption Agreement shall supersede any conflicting provision in the Plan or Adoption Agreement.
1.46 “Total Compensation”.
1.46(a)With respect to a Self-Employed Individual, such individual’s Earned Income.  Otherwise, the total compensation from the Employer received by or made available to an Employee determined as selected in Option 4.1 of the Adoption Agreement to be either (i), (ii) or (iii).
(i)“Wages, Tips and Other Compensation Box on Form W-2”.  Wages as defined in Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3) and 6052 of the Code.  Such compensation must be determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)) but including employee elective salary reduction or similar deferral contributions excluded from W-2 compensation by reason of Section 125, 132(f)(4), 402(g)(3) or 457(b) of the Code (and elective deferrals or contributions under any other sections of the Code covered by Section 415(c)(3)(D) of the Code).
(ii)“Section 3401(a) Wages”.  Wages as defined in Section 3401(a) of the Code for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code) but including employee elective salary reduction or similar deferral contributions excluded from W-2 compensation by reason of Section 125, 132(f)(4), 402(g)(3) or 457(b) of the Code (and

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elective deferrals or contributions under any other sections of the Code covered by Section 415(c)(3)(D) of the Code).
(iii)“415 Safe Harbor Compensation”.  Wages, salaries, differential wage payments under Section 3401(h) of the Code, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements, or expense allowances under a nonaccountable plan (as described in Treas. Reg. 1.62-2(c)), but including employee elective salary reduction or similar deferral contributions excluded from W-2 compensation by reason of Section 125, 132(f)(4), 402(g)(3) or 457(b) of the Code (and elective deferrals or contributions under any other sections of the Code covered by Section 415(c)(3)(D) of the Code), and excluding the following.
(A)Employer contributions (other than election contributions described in Sections 402(e)(3), 408(k)6), 408(p)(2)(A)(i), or 457(b) of the Code) to a plan of deferred compensation (including a simplified employee pension plan described in Section 408(k) of the Code, or a simple retirement account described in Section 408(p) of the Code, and whether or not qualified) to the extent such contributions are not includible in the employee’s gross income for the taxable year in which contributed, and any distributions (whether or not included in gross income when distributed) from a plan of deferred compensation (whether or not qualified), other than, if the Employer so elects in Option 4.1(c) of the Adoption Agreement, amounts received by an Employee pursuant to a nonqualified unfunded deferred compensation plan to the extent includible in gross income;
(B)Amounts realized from the exercise of a nonstatutory stock option (that is an option other than a statutory stock option defined in Section 1.421-1(b) of the Income Tax Regulations), or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
(C)Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option;
(D)Other amounts which received special tax benefits, such as premiums for group term life insurance (but only to the extent that premiums are not includible in gross income of the Employee and are not salary reduction amounts that are described in Section 125 of the Code);
(E)Other items of remuneration that are similar to any of the items listed in (A) through (D).
1.46(b)Notwithstanding the foregoing, the following rules shall also apply in determining Total Compensation.
(i)Unless the Employer elects Option 4.1(d) of the Adoption Agreement, amounts earned but not paid during a Plan Year (or Limitation Year, as applicable) solely because of the timing of pay periods and pay dates shall be included in Total Compensation for the Limitation Year (or Plan Year, as applicable) when paid.

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(ii)Amounts paid by the later of two and one-half (2-1/2) months after severance from employment or the end of the Plan Year (or Limitation Year, as applicable) that includes the date of severance from employment shall be included in Total Compensation for the Plan Year (or Limitation Year, as applicable) if such payments would have been paid to the Employee while the Employee continued in employment with the Employer absent the severance from employment and such amounts are regular compensation, commissions, bonuses or other similar compensation.
(iii)Unless the Employer elects Option 4.1(e)(i) of the Adoption Agreement, amounts paid by the later of two and one-half (2-1/2) months after severance from employment or the end of the Plan Year (or Limitation Year, as applicable) that includes the date of severance from employment shall not be included in Total Compensation for the Plan Year (or Limitation Year, as applicable) if such amounts are for unused accrued bona fide sick, vacation or other leave that the employee would have been able to use if employment had continued.
(iv)Unless the Employer elects Option 4.1(e)(ii) of the Adoption Agreement, amounts paid by the later of two and one-half (2-1/2) months after severance from employment or the end of the Plan Year (or Limitation Year, as applicable) that includes the date of severance from employment shall not be included in Total Compensation for the Plan Year (or Limitation Year, as applicable) if such amounts are received by the employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.
(v)Unless the Employer elects Option 4(e)(iii) of the Adoption Agreement, amounts paid to an individual who does not currently perform services for the Employer by reason of Qualified Military Service described in paragraph 4.11 to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering Qualified Military Service shall not be included in Total Compensation.
(vi)Unless the Employer elects Option 4(e)(iv) of the Adoption Agreement, post-severance compensation paid to any Participant who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) shall not be included in Total Compensation.
(vii)Unless the Employer elects Option 4(e)(v) of the Adoption Agreement, Deemed Section 125 Compensation shall not be included in Total Compensation.  “Deemed Section 125 Compensation” is an amount that is excludable under Section 106 of the Code that is not available to a Participant in cash in lieu of group health coverage under a Section 125 of the Code arrangement solely because the Participant is unable to certify that he or she has other health coverage.  Amounts are Deemed Section 125 Compensation only if the Employer does not request or otherwise collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.
(viii)For purposes of determining Highly Compensated Employees and Key Employees, Total Compensation shall not include amounts paid as compensation to nonresident aliens who do not participate in the Plan to the extent the compensation is excludable from gross income and not effectively connected with a U.S. trade or business.
1.46(c)An Employee’s Total Compensation shall be limited by the Compensation Limit for all purposes other than determining Highly Compensated Employees and Key Employees.

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1.46(d)Back pay within the meaning of Section 1.415(c)-(2)(g)(8) of the Inc. Tax Regulations shall be treated as Total Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included in this definition.
1.47 “Trust Agreement”.  The agreement by and between the Benefits Corporation and the Trustee under which the Fund is maintained, which agreement is known as the “State Bankers Association Master Trust for Defined Contribution Plans.”
1.48 “Trustee”.  The person or entity appointed pursuant to the Trust Agreement as trustee of the Fund and currently serving.
1.49 “Valuation Date”.  The last business day of each Plan Year and such other date or dates as the Trustee may designate in a uniform and non-discriminatory manner.
1.50 “Year of Allocation Service”.
1.50(a)A Year of Matching Allocation Service as selected in Option 7.5(f).
1.50(b)A Year of Base Allocation Service as elected in Option 8.4(f).
1.50(c)In the event of a Plan Year which is less than twelve (12) months resulting from a change in the Plan Year of the Plan.
(i)If Hours of Service are used, the number of Hours of Service for the short Year of Allocation Service shall be prorated by multiplying one thousand (1,000) Hours of Service (or, if less, the number of Hours of Service selected by the Employer in Option 7.5(f) or 8.4(f) of the Adoption Agreement) by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve (12).
(ii)If Elapsed Time is used, the number of months for the short Year of Allocation Service shall be prorated by multiplying the number of months in the Year of Allocation Service by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve (12).
1.51 “Year of Broken Service”.
1.51(a)If Hours of Service are used, a Plan Year (which is the computation period), commencing with or after the date an individual becomes an Employee, during which such Employee is not credited with more than five hundred (500) Hours of Service.
1.51(b)If Elapsed Time is used, a Period of Severance (as defined in paragraph 18.10) of at least 12 consecutive months.
1.51(c)In the event of a Plan Year which is less than twelve (12) months resulting from a change in the Plan Year of the Plan.
(i)If Hours of Service are used, the number of Hours of Service for the short Year of Broken Service shall be prorated by multiplying one thousand (1,000) by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve (12).  If the Plan Year is less than twelve (12) months for any reason other than a change in the

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Plan Year, an Employee shall not be required to complete any specified number of Hours of Service to receive credit for such fractional year.
(ii)If Elapsed Time is used, the number of months for the short Year of Broken Service shall be prorated by multiplying 12 by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve (12).
1.52“Year of Service”.
1.52(a)If Hours of Service are used, A twelve consecutive month period, based on the applicable computation period stated when used in the Plan, during which an Employee is credited with at least one thousand (1,000) Hours of Service.
1.52(b)If Elapsed Time is used, a Period of Service (as defined in paragraph 18.10) of at least 12 consecutive months.
1.52(c)In the event of a computation period which is less than twelve (12) months resulting from a change in the Plan Year of the Plan.
(i)If Hours of Service are used, the number of Hours of Service for a short Year of Service shall be prorated by multiplying one thousand (1000) by a fraction, the numerator of which is the number of months in the short computation period and the denominator of which is twelve (12).  If the Plan Year is less than twelve (12) months for any reason other than a change in the Plan Year, an Employee shall not be required to complete any specified number of Hours of Service to receive credit for such fractional year.
(ii)If Elapsed Time is used, the number of months for the short Year of Service shall be prorated by multiplying 12 by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve (12).
1.53 “Year of Vesting Service”.
1.53(a)If Hours of Service are used, a Plan Year during which an Employee is credited with at least one thousand (1,000) Hours of Service.
1.53(b)If Elapsed Time is used, a Period of Service (as defined in paragraph 18.10) of at least 12 consecutive months.
1.53(c)In the event of a computation period which is less than twelve (12) months resulting from a change in the Plan Year of the Plan.
(i)If Hours of Service are used, the number of Hours of Service for a short Year of Vesting Service shall be prorated by multiplying one thousand (1000) by a fraction, the numerator of which is the number of months in the short computation period and the denominator of which is twelve (12).  If the Plan Year is less than twelve (12) months for any reason other than a change in the Plan Year, an Employee shall not be required to complete any specified number of Hours of Service to receive credit for such fractional year.
(ii)If Elapsed Time is used, the number of months for the short Year of Vesting Service shall be prorated by multiplying 12 by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve (12).

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ARTICLE II
Eligibility and Participation
2.1Eligibility and Date of Participation.
2.1(a)In the case of a Restated Plan, each individual who is a Participant in the Plan on the day before the Effective Date of this Restatement of the Plan shall continue to be a Participant in the Plan at such time.  Otherwise, each Eligible Employee who, prior to an Entry Date has satisfied the age and service requirements selected by the Employer pursuant to Option 5.2 of the Adoption Agreement shall become a Participant on the earlier of the following dates:
(i)On the first Entry Date on which he is an Eligible Employee following his completion of such age and service requirements.
(ii)If he is not an Eligible Employee on the first Entry Date following his completion of such age and service requirements, on the first day he thereafter becomes an Eligible Employee.
2.1(b)An individual who was, but ceased to be, a Participant shall again be a Participant if and when he again becomes an Eligible Employee, provided his prior service is not disregarded under the Eligibility Rule of Parity contained in subparagraph 2.2(b) unless otherwise elected in Option 5.3(c).
2.1(c)An individual who becomes a Participant shall be or remain a Participant for so long as he remains an Eligible Employee whose prior service is not disregarded under the Eligibility Rule of Parity contained in subparagraph 2.2(b) and thereafter while he is entitled to future benefits under the terms of the Plan.
2.1(d)An Employer may provide different eligibility requirements and different participation dates for different classes of Eligible Employees and types of contribution by completing Option 5.2(b) of the Adoption Agreement for each different class of Eligible Employee and/or each type of contribution so long as the Plan continues to meet applicable non-discrimination rules.
2.2Eligibility Service Definitions and Rules.  For purposes of this ARTICLE II:
2.2(a)The following terms shall have the following meanings:
(i)The term “Entry Date” means with respect to each Employee of an Employer:
(A)In the case of the initial establishment of the Plan, the Effective Date of the Plan as to such Employer and thereafter the date or dates specified in Option 5.4 of the Adoption Agreement.
(B)In the case of a Restated Plan (unless otherwise expressly provided in the Adoption Agreement), the date or dates specified in Option 5.4 of the Adoption Agreement commencing with the Plan Year containing the Effective Date of this Restatement of the Plan.

Notwithstanding the foregoing, the first Entry Date with respect to an Employee of an Employer which adopts the Plan as a participating employer as of a date after the Effective Date of the Plan shall be the Effective Date of the adoption of the Plan as to such Employer.  Additional Entry Dates may be provided in a participating employer’s Adoption Agreement.

(ii)An Employee’s “Initial Year” is:

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(A)His first twelve consecutive months of employment by the Employer commencing upon the date he first completes an Hour of Service credited for the performance of duties; or
(B)If his prior service is disregarded under the Eligibility Rule of Parity contained in subparagraph 2.2(b), his first year of employment by the Employer commencing upon the date he first completes an Hour of Service credited for the performance of duties after the last of the Year(s) of Broken Service described in subparagraph 2.2(b).
(iii)If the Employer selects a service requirement under Option 5.2 that is measured by reference to Years of Eligibility Service, the term “Year of Eligibility Service” means an Employee’s Initial Year (which is the initial computation period) and thereafter a Plan Year (which is the computation period after the initial computation period) commencing with, within or after the Employee’s Initial Year during which he is credited with at the number of Hours of Service or Period of Service required for a Year of Eligibility Service. An Employee who is credited with the required number of Hours of Service or Period of Service for a Year of Eligibility Service in both the Initial Year and the first Plan Year commencing prior to the end of the Initial Year will be credited with two Years of Eligibility Service.
(iv)A Year of Eligibility Service shall be considered to be completed at any time when the Employee is credited with the requisite Hours of Service, regardless of whether such time occurs before the end of the applicable computation period unless the Employer makes the election in Option 5.3(b) of the Adoption Agreement to consider Year of Eligibility Service completed as of the last day of the applicable computation period regardless of whether the Employee is credited with the requisite Hours of Service before the end of such computation period.
(v)If the Employer selects a service requirement under Option 5.2 that is measured by reference to the first day of employment, the Employee’s first day of employment means the date an individual first completes an Hour of Service credited for the performance of duties, or in the case of an individual who has incurred one or more Years of Broken Service and whose Years of Eligibility Service prior to such Years of Broken Service are disregarded under subparagraph 2.2(b) of the Plan, the date such individual first completes an Hour of Service in the employment of the Employer following such Years of Broken Service.
2.2(b)Unless the Employer elects in Option 5.3(b) not to apply the Eligibility Rule of Parity, if an Employee incurs one or more Years of Broken Service, he shall be treated as a new Employee and must again satisfy the eligibility requirements and become a Participant as provided in subparagraph 2.1(a) and no prior service by such Employee shall be taken into account for purposes of satisfying the requirements of paragraph 2.1 if he has, at the end of any Year of Broken Service:
(i)No non-forfeitable right to an Accrued Benefit under the Plan derived from the contributions by the Employer to this Plan, and
(ii)Consecutive Year(s) of Broken Service which equal or exceed his aggregate Year(s) of Eligibility Service completed before the commencement of such Year(s) of Broken Service, and
(iii)For service computations in Plan Years commencing after December 31, 1984, at least five (5) consecutive Years of Broken Service.

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For purposes of this subparagraph, an Employee’s aggregate Years of Eligibility Service shall not include Years of Eligibility Service which are at any time excluded by the application of the provisions of this subparagraph.  The rule contained in this subparagraph is sometimes referred to as the “Eligibility Rule of Parity”.

2.2(c)Except in the case of the Initial Year, Years of Eligibility Service and Years of Broken Service will be measured on the same computation period.
ARTICLE III
Funding
3.1Amount of Employer Contributions.  The Employer shall contribute to the Plan with respect to each Plan Year the following:
3.1(a)An “Employer Base Contribution” in the amount, if any, determined pursuant to Option 8.2 of the Adoption Agreement.
3.1(b)An “Employer Regular Matching Contribution” in the amount, if any, determined pursuant to Option 7.2 of the Adoption Agreement.  If elected, this contribution shall be made in addition to any Safe Harbor Contribution or QACA Safe Harbor Contribution required to be made as a result of the Employer’s election under Option 7.6(b) or Option 7.6(c) of the Adoption Agreement.
3.1(c)An “Employer Safe Harbor Contribution” in the amount, if any, determined pursuant to Option 7.6(b) of the Adoption Agreement.
3.1(d)An “Employer QACA Safe Harbor Contribution” in the amount, if any, determined pursuant to Option 7.6(c) of the Adoption Agreement.
3.1(e)An “Employer Top Heavy Contribution” for each Plan Year the Plan is a Top Heavy Plan in the amount, if any, determined pursuant to Option 12(d) of the Adoption Agreement.  If the Employer wishes to specify a minimum allocation percentage under the Plan for purposes of satisfying any applicable requirements of Section 416 of the Code in lieu of the otherwise applicable percentage stated in clauses (i) and (ii) of this subparagraph, the Employer shall do so in the aforesaid Option 12(d)(i) of the Adoption Agreement by inserting the minimum allocation percentage for purposes of this subparagraph of the Plan; and such stated minimum percentage shall control over the otherwise applicable percentage stated in clauses (i) and (ii) hereof.  To the extent the Employer so elects to have Employer Top Heavy Contributions made under this Plan and does not change the otherwise applicable percentage as provided in the preceding sentence, the Employer shall for any Plan Year the Plan is a Top Heavy Plan:
(i)Make an Employer Top Heavy Contribution on behalf of each Non-Key Employee who is a Participant for such Plan Year, who is an Eligible Employee on the last day of such Plan Year so that the aggregate allocation of contributions by the Employer (other than Supplemental Contributions to the Plan and similar contributions to other plans) and forfeitures for each such Non-Key Employee under all defined contribution plans maintained by the Employer is at least equal to the lesser of:
(A)Three percent (3%) of his Top Heavy Compensation for such Plan Year, or
(B)Such lesser percentage of his Top Heavy Compensation for such Plan Year which is equal to the percentage of Top Heavy Compensation of the Key Employee for such Plan Year for whom the aggregate allocation of contributions by the Employer (other

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than Supplemental Contributions to this Plan and similar contributions to other plans) and forfeitures under such plans is made which is the highest such percentage for such Plan Year; or
(ii)Make an Employer Top Heavy Contribution so that each Non-Key Employee described in clause (i) receives an aggregate allocation of contributions by the Employer (other than Supplemental Contributions to this Plan and similar contributions to other plans) and forfeitures under all defined contributions plans maintained by the Employer equal to five percent (5%) of his Top Heavy Compensation for such Plan Year where the Employer maintains a defined benefit plan and the Non-Key Employee is an active participant or is considered a participant for purposes of Section 416 of the Code in such defined benefit plan for such Plan year.

For purposes hereof, Elective Deferrals as defined in paragraph 21.1(b) and, except as provided below, matching contributions within the meaning of Section 401(m) of the Code (such as Employer Regular Matching Contributions) shall only be taken into account for purposes of determining the highest percentage of any Key Employee pursuant to clause (i)(B) of this subparagraph; and catch-up contributions described in Section 414(v) of the Code shall be disregarded altogether.  Matching contributions within the meaning of Section 401(m) of the Code such as Employer Regular Matching Contributions) shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Top Heavy Contribution requirement of the Plan.  The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan.  Matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.  For purposes hereof, “Top Heavy Compensation” shall have the meaning selected by the Employer in Option 12(a) of the Adoption Agreement and shall not exceed the Compensation Limit.

The minimum allocation is determined without regard to any Social Security contribution.  This minimum allocation shall be made even though, under other plan provisions, the Participant would not otherwise have received an allocation or would have received a lesser allocation for the year.  The minimum allocation (to the extent required to be non-forfeitable under Section 416(b) of the Code) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

The top-heavy minimum contribution requirements of Section 416 of the Code and this subparagraph shall not apply in any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the alternative method under Section 401(k)(12) of the Code of satisfying the nondiscrimination requirements of Section 401(k) of the Code and of matching contributions which meet the alternative method under Section 401(m)(11) of the Code of meeting the nondiscrimination requirements of Section 401(m) of the Code or a qualified automatic contribution arrangement under Section 401(k)(13) of the Code.

3.1(f)A “Supplemental Contribution” in an amount, if any, required pursuant to paragraph 6.6.
3.1(g)In no event shall the sum of the Employer contributions and the Participant’s Elective Deferrals as defined in paragraph 21.1(b) considered made by the Employer for purposes of Section 404 of the Code for any taxable year of the Employer exceed the maximum amount deductible from the Employer's income for such taxable year under the Code, including the maximum amount deductible under the "carry over" provisions relating to contributions in previous years of more or less than the maximum amount permissible and any amount deductible as a contribution on behalf of an Affiliate, in which latter case any such contribution shall be deemed, for purposes of this Plan, to have been made by such Affiliate.  Each

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contribution by the Employer shall be conditioned on such deductibility.  If a reduction is thereby required, the excess amount shall be reduced in the following manner:
(i)First, the Employer Base Contribution for such taxable year shall be reduced,
(ii)Then, the Employer Regular Matching Contribution for such taxable year shall be reduced,
(iii)Then, the Employer Safe Harbor Contributions shall be reduced, and
(iv)Then, the Top Heavy Contribution for such taxable year shall be reduced,

to the extent necessary to reduce the excess amount to zero.  Each such contribution shall be conditioned on its deductibility.

3.1(h)The contribution by the Employer for any Plan Year may be made in one or more payments at any time, subject to the prohibition of paragraph 4.5, provided that the total amount of the contribution with respect to any taxable year of the Employer shall be paid not later than the date, including extensions thereof, or which the Employer’s federal income tax return for such taxable year is due to be filed.  Notwithstanding the foregoing, if a contribution is not timely made, it may still be allocated as a contribution for the Plan Year for which contributed if so directed by the Employer.
3.2Participant Pre-tax, Roth and After-tax Contributions.  Subject to applicable suspensions as provided in subparagraph 4.11(e) and in ARTICLE IX, Participants may make Contributions as follows:
3.2(a)If permitted by the Employer as indicated in Option 6.1(a) of the Adoption Agreement, a Participant while an Eligible Employee may make “Pre-tax Contributions” which are intended to be a payment to the Plan pursuant to Section 401(k) of the Code by payroll deduction pursuant to Option 6.1(a) of the Adoption Agreement.
3.2(b)If permitted by the Employer as indicated in Option 6.1(b) of the Adoption Agreement, a Participant while an Eligible Employee may make “Roth Contributions” which are intended to be a payment to the Plan pursuant to Section 402A of the Code by payroll deduction pursuant to Option 6.1(b) of the Adoption Agreement.
3.2(c)If permitted by the Employer as indicated in Option 6.1(c) of the Adoption Agreement, a Participant (i) who is eligible to make Pre-tax Contributions under the Plan and/or who is eligible to make Roth Contributions to the Plan and (ii) who has attained age fifty (50) before the close of the Participant’s taxable year may make “Catch-up Contributions” in accordance with, and subject to the limitations of, Section 414(v) of the Code.  If Roth Contributions are permitted by the Employer as indicated in Option 6.1(b) of the Adoption Agreement, such Catch-up Contributions may be designated by the Participant as Roth Contributions.  Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 401(a)(30) and 415(c) of the Code or the limitations imposed under the design of the Plan.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(a)(4), 401(k)(3), 401(k)(11), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch up Contributions.
3.2(d)If permitted by the Employer as indicated in Option 6.3 of the Adoption Agreement, a Participant while an Eligible Employee may make “After-tax Contributions” by payroll deduction and/or lump sum deposit in cash pursuant to Option 6.3(b)(ii) of the Adoption Agreement.

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3.2(e)Voluntary Deductible Employee Contributions are not permitted to be made to the Plan for any calendar year beginning after December 31, 1986.
3.3Elective Deferral Dollar Limitation on Pre-Tax and Roth Contributions.  The aggregate amount of a Participant’s Pre-tax Contributions and Roth Contributions made to the Plan for a Plan Year shall not exceed the applicable limits thereon under Section 402(g) of the Code and in ARTICLE XXI of the Plan.
3.4Participant Rollover Contributions.
3.4(a)If permitted by the Employer as indicated in Option 6.4 of the Adoption Agreement, a Participant while an Eligible Employee may make a “Rollover Contribution” which is a qualifying rollover contribution under Section 402(a) of the Code of cash or other property acceptable to the Trustee, or cash attributable to a sale of property, distributed (other than any distribution if any part of the distribution is attributable to contributions made on behalf of the Participant while a key employee (defined in the same sense as Key Employee, but with respect to the employer maintaining the plan in question) in a top heavy plan described in Section 416 of the Code) from an eligible retirement plan.  Before accepting any such contribution, the Trustee may require that the Participant, and/or the trustee, custodian or other funding agent of any such plan, trust, bond, annuity or account from which the cash or property is to be deposited, make such certification as the Trustee deems necessary respecting the distributing plan, trust, bond, annuity or account, the amount and nature of the distribution and any other information the Trustee may reasonably require.
3.4(b)The Plan will accept as a Rollover Contribution by Participant contribution, or by direct rollover, an eligible rollover distribution from the following types of plans:
(i)A qualified plan described in Section 401(a) or 403(a) of the Code;
(ii)An annuity contract described in Section 403(b) of the Code;
(iii)An eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and
(iv)An individual retirement account or annuity described in section 408(a) or 408(b) of the Code, but only the portion of the distribution that is eligible to be rolled over and would otherwise be includible in gross income.

The Plan will not accept rollover contributions from individual retirement accounts or annuities described in section 408A of the Code.

3.5Procedure for and Time of Making Participant Contributions.
3.5(a)A Participant’s contributions which may be made by payroll deposit shall commence to be made starting as of the effective date of his application to make such contribution.  A Participant who is an Eligible Employee may commence making payroll deposit contributions initially as of the date he first becomes a Participant and thereafter he may commence, terminate, change the rate or type or recommence (subject however to the provisions of clause (ii) of subparagraph 9.6(b) and paragraph 4.11(e)) his payroll deposit contributions as of the first day of any payroll period, the first day of any calendar month, the first day of any calendar quarter, or the first day of any Plan Year, as permitted by the Employer in Option 6.5 of the Adoption Agreement, by delivering a written payroll deposit election form to the Administrator no

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later than twenty (20) days (or such shorter period as the Administrator may permit on a uniform and non-discriminatory basis) before such first day and prior to the time the amounts in question are payable or otherwise made available to the Participant.
3.5(b)Notwithstanding the foregoing, if the Employer has elected in Option 6.2 of the Adoption Agreement to provide for automatic enrollment or a “deemed election” of Pre-tax Contributions or if applicable Roth Contributions:
(i)Each Participant to whom the “deemed election” applies shall be considered to have made an election to contribute Pre-tax Contributions (or if elected by the Employer in Option 6.2(b) or 6.2(c), Roth Contributions) in the amount described in Option 6.2 of the Adoption Agreement unless he timely makes a written contribution election providing otherwise pursuant to the Plan’s election procedures and any such deemed contribution election shall then continue in force until he thereafter timely elects to change or terminate such contribution pursuant to the foregoing provisions of the Plan.
(ii)Contributions made pursuant to a “deemed election” shall be treated as a Participant directed investment in a default investment option selected by the Benefits Corporation and that is a qualified default investment arrangement as defined in Section 404(c)(5) of the Act.
(iii)The Administrator shall provide a notice to each Participant to whom the deemed election applies for such Plan Year that accurately describes:
(A)The level of the contributions to be made under the deemed election;
(B)The Participant’s right to elect not to have the contributions under the deemed election made on his behalf, to have a different contribution percentage made to the Plan on his behalf and/or to have his contribution designated as Roth Contributions, if such contributions are permitted under the Plan;
(C)How contributions made under the deemed election are invested in the absence of an investment direction by the Participant; and
(D)If applicable, the Participant’s right to make a permissible withdrawal pursuant to paragraph 9.12 of the Plan.
(iv)The notice described in clause (iv) above shall be provided within a reasonable period prior to the beginning of each Plan Year (which normally means during the period beginning ninety (90) days before and ending thirty (30) days before the beginning of the Plan Year), or in the year an Employee first becomes a Participant, within a reasonable period before the Employee becomes a Participant (which normally means during the period beginning ninety (90) days before and ending on such date).  In addition, the notice must be provided sufficiently early so that the Participant has a reasonable period of time after receipt of the notice and before the first elective contribution is made, to make an election to stop contributions or to elect a different contribution percentage.
3.5(c)If a Participant ceases to be an Eligible Employee, his contributions to the Plan shall cease to be made.  Except as otherwise prohibited by clause (ii) of subparagraph 9.6(b) or paragraph 4.11(e) hereof, if such individual again becomes an Eligible Employee, he shall again be entitled to recommence his payroll deposit contributions at a rate designated by him as of the first payroll period of any succeeding calendar quarter by delivering a new written payroll deposit election form to the Administrator no later

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twenty (20) days (or such shorter period as the Administrator may permit on a uniform and non-discriminatory basis) before its effective date and prior to the time that the amounts in question are payable or otherwise made available to the Participant.
3.5(d)A Participant’s contributions which may be made by lump sum contribution may be made at any time, but in the aggregate shall be made no more than two (2) times in any Plan Year, provided, however, that such restriction shall be waived in the case of a Rollover Contribution.  Such Participant contributions shall be made by delivering the same to the Administrator together with an appropriate written contribution form.
3.5(e)Each Participant shall when electing to make contributions designate the amount, type and rate of contribution elected on the applicable form.  If the Employer has elected in Option 6.1(b) of the Adoption Agreement to permit Roth Contributions, a Participant who is an Eligible Employee may elect to make Roth Contributions by indicating in his written payroll deposit election form that the contribution is designated as a Roth Contribution to be included in his gross income at the time of the deferral and held in a separate account containing only Roth Contributions and the gains or losses attributable thereto.  Such designation shall be irrevocable.  Roth Contributions to this Plan are intended to be made to a qualified Roth contribution program within the meaning of Section 402A of the Code.
3.5(f)Participant contributions received by the Administrator or withheld by the Employer shall be paid over to the Trustee as soon as is reasonably practical after the applicable form is received in the case of lump sum contributions and as of the earliest date as of which the amount can reasonably be segregated from the general assets of the Employer and in no event later than the fifteen (15) business days after the calendar month of contribution, in the case of payroll deduction contributions.  In the case of a Plan with fewer than one hundred (100) Participants as of the first day of the Plan Year, any amount paid over no later than the seventh (7th) business day following the day the amount would otherwise have been paid in cash to the Participant in the case of payroll deposit contributions or following the date received in the case of an amount received from the Participant by the Administrator, shall be deemed to have been paid over as of the earliest date as of which the amount can reasonably be segregated from the general assets of the Employer.
3.5(g)Notwithstanding anything to the contrary herein, the Administrator may on a non-discriminatory basis at any time and from time to time:
(i)Permit changes by Participants in the type or rate of their payroll deposit contributions prospectively,
(ii)Unilaterally and prospectively limit Pre-tax, Roth, and/or After-tax Contributions which may be made to the Plan, and/or
(iii)Unilaterally and prospectively change designations by Participants of contributions from Pre-tax and/or Roth Contributions to After-tax Contributions,

to the extent considered advisable by the Administrator in order to satisfy the requirements of paragraphs 4.3, 4.4, ARTICLE XX, ARTICLE XXI and/or to prevent the sum of Pre-tax Contributions and Roth Contributions by Participants and the contributions by the Employer for a taxable year of the Employer from exceeding the amount thereof deductible for such taxable year by the Employer for federal income tax purposes.

3.5(h)All Pre-tax Contributions are intended to be payments to the Plan by the Employer under a cash or deferred arrangement described in Section 401(k) of the Code, and any reference herein to

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such contributions as employee or participant contributions is for convenience only and is not intended as a designation of such contributions as employee contributions within the meaning of Section 414(h)(1) of the Code.
3.5(i)Notwithstanding any provision of the Plan to the contrary, if the Employer has indicated in Option 2.4 of the Adoption Agreement that this Plan is intended to be paired with the non-qualified deferred compensation plan indicated in Option 2.4 of the Adoption Agreement, then the Pre-tax Contribution for a Plan Year of a Participant who is a also a participant in such non-qualified plan shall be made by the Employer no later than March 15 following the Plan Year (or 6 months following the end of the Plan Year in the case of an eligible automatic contribution arrangement described in Section 414(w) of the Code), subject to the following provisions.  This subparagraph shall be effective only if:
(i)The non-qualified plan provides that a participant may make an irrevocable election, prior to December 31, of the calendar year prior to the applicable Plan Year to defer compensation (“non-qualified deferrals”) under the non-qualified plan and to receive any associated matching contribution by the Employer until the Plan Administrator of this Plan has determined the maximum contribution (taking into account all applicable limitations including those Article XXI) that may be made by the Participant to, and that may be retained in this Plan, and
(ii)The Participant made an irrevocable election, prior to December 31, of the calendar year prior to the applicable Plan Year to contribute to this Plan (or when he first becomes eligible to participate in both this Plan and the non-qualified plan), upon such determination, the lesser of the maximum eligible to be contributed to, and remain held in, this Plan (taking into account all applicable limitations) or the amount of his non-qualified deferrals under the non-qualified plan.

To the extent that the non-qualified plan and this Plan provide for a matching contribution to be made by the Employer with respect to the participant’s non-qualified deferrals and Pre-tax Contribution, the terms of the match in the non-qualified plan must be identical to the terms of the Regular Matching Contribution under this Plan, but with the maximum match under the non-qualified plan reduced by the actual match under this Plan.  The Pre-tax Contribution to this Plan shall be made without adjustment for earnings (but including an adjustment for losses) on his non-qualified deferrals under the non-qualified plan.

3.6Notice and Election Period for Plan Using ADP or ACP Safe Harbor.
3.6(a)In addition to any other election periods or rules provided under the Plan (which periods and rules are modified to the extent inconsistent herewith), whenever the Employer determines to use the ADP Safe Harbor defined in subparagraph 21.2(a) of the Plan or ACP Safe Harbor defined in subparagraph 21.3(a) of the Plan:
(i)Each Participant may make or modify an election to make Pre-tax, Roth and/or After-tax Contributions, to the extent such contributions are otherwise permitted under the Plan, during the reasonable period (normally 30 days) immediately preceding the beginning of each Plan Year.  For the Plan Year a Participant becomes eligible to make Pre-tax, Roth and/or After-tax Contributions, the election period requirement is deemed satisfied if the Participant may make or modify a Pre-tax, Roth and/or After-tax Contribution election during such a reasonable period that includes either the date the Participant becomes eligible or the day before.
(ii)Each Participant may terminate a Pre-tax, Roth and/or After-tax Contribution election at any time during the Plan Year.

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3.6(b)In addition to any other notice requirements provided under the Plan (which requirements are modified to the extent inconsistent herewith), in the event the Employer determines to use the ADP Safe Harbor defined in subparagraph 21.2(a) of the Plan or ACP Safe Harbor defined in subparagraph 21.3(a) of the Plan:
(i)The Administrator shall notify each person eligible to be a Participant within a reasonable time prior to the beginning of each Plan Year (which normally means during the period beginning ninety (90) days before and ending thirty (30) days before the beginning of the Plan Year) or, if later, prior to the date he becomes eligible to make Pre-tax, Roth and/or After-tax Contributions (which normally means during the period beginning ninety (90) days before and ending on such date) that he may make a Pre-tax, Roth and/or After-tax Contribution election or modify a prior election during the applicable election period.
(ii)The notification shall normally include a description of the following (except as otherwise provided under Section 401(k) or (m) of the Code):
(A)The safe harbor non-elective or matching contribution formula used under the Plan (including a description of the levels of matching contributions, if any, available under the Plan or any plan to which any safe harbor non-elective or matching contributions with respect to the Plan which are contributed);
(B)Any other contributions under the Plan or matching contributions to another plan attributable to Pre-tax, Roth and/or After-tax Contributions to the Plan (including any potential for discretionary matching contributions to the Plan or to any other plan based on contributions to the Plan) and the conditions under which such contributions are made;
(C)The plan to which safe harbor contributions will be made (if different than the Plan);
(D)The type and amount of compensation that may be deferred or contributed under the Plan;
(E)How to make Pre-tax, Roth and/or After-tax Contribution elections, including any administrative requirements that apply to such elections;
(F)The periods available under the Plan for making Pre-tax, Roth and/or After-tax Contribution elections; and
(G)The withdrawal and vesting provisions applicable to contributions under the Plan and to any safe harbor non-elective or matching contributions with respect to the Plan which are contributed to another plan.
(H)Information that makes it easier to obtain additional information about the Plan (including an additional copy of the Plan’s summary plan description), such as telephone numbers, addresses and, if applicable, electronic addresses, of individuals or offices from whom such Plan information can be obtained.

Information required by clauses (B), (C) and/or (D) may be provided by cross-reference to the relevant portions of the Plan’s summary plan description that provides the same information that

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would be otherwise provided in the notice and that has been provided (or is concurrently provided) to persons entitled to the notice.

3.6(c)The Employer may elect in Option 7.6(b) of the Adoption Agreement to apply the ADP Safe Harbor and the ACP Safe Harbor for Plan Years beginning on or after the date stated in Option 7.6(b) of the Adoption Agreement. In accordance with Treas. Regs. 1.401(k)-1(e)(7) and 1.401(m)-1(c)(2), it is impermissible for the employer to use ADP and ACP testing for a plan year in which it is intended for the plan through its written terms to be an IRC 401(k) safe harbor plan and IRC 401(m) safe harbor plan and the employer fails to satisfy the requirements of such safe harbors for the plan year.
3.7Notice and Election Period for Plan Using QACA Safe Harbor.
3.7(a)In addition to any other election periods or rules provided under the Plan (which periods and rules are modified to the extent inconsistent herewith), whenever the Plan Sponsor determines to use to use the QACA ADP Safe Harbor defined in subparagraph 21.2(a) of the Plan or QACA ACP Safe Harbor defined in subparagraph 21.3(a) of the Plan:
(i)Option 6.2(c) of the Adoption Agreement must be elected by the Employer.
(ii)Each Participant may make or modify an election to make Pre-tax, Roth and/or After-tax Contributions, to the extent such contributions are otherwise permitted under the Plan, during the reasonable period (normally 30 days) immediately preceding the beginning of each Plan Year.  For the Plan Year a Participant becomes eligible to make Pre-tax, Roth and/or After-tax Contributions, the election period requirement is deemed satisfied if the Participant may make or modify a Pre-tax, Roth and/or After-tax Contribution election during such a reasonable period that includes either the date the Participant becomes eligible or the day before.
(iii)Each Participant may terminate a Pre-tax, Roth and/or After-tax Contribution election at any time during the Plan Year.
3.7(b)In addition to any other notice requirements provided under the Plan (which requirements are modified to the extent inconsistent herewith), in the event the Plan Sponsor determines to use QACA ADP Safe Harbor defined in subparagraph 21.2(a) of the Plan or QACA ACP Safe Harbor defined in subparagraph 21.3(a) of the Plan:
(i)The Administrator shall notify each person eligible to be a Participant within a reasonable time prior to the beginning of each Plan Year (which normally means during the period beginning ninety (90) days before and ending thirty (30) days before the beginning of the Plan Year) or, if later, prior to the date he becomes eligible to make Pre-tax, Roth and/or After-tax Contributions (which normally means during the period beginning ninety (90) days before and ending on such date) of the level of contributions and the type of contributions he will be deemed to have elected to have made on his behalf if he does not make an affirmative election to make a Pre-tax, Roth and/or After-tax Contribution election or modify a prior election during the applicable election period.
(ii)The notification shall normally include a description of the following (except as otherwise provided under Section 401(k) or (m) of the Code):
(A)The safe harbor non-elective or matching contribution formula used under the Plan (including a description of the levels of matching contributions, if any, available

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under the Plan or any plan to which any safe harbor non-elective or matching contributions with respect to the Plan which are contributed);
(B)Any other contributions under the Plan or matching contributions to another plan attributable to Pre-tax, Roth and/or After-tax Contributions to the Plan (including any potential for discretionary matching contributions to the Plan or to any other plan based on contributions to the Plan) and the conditions under which such contributions are made;
(C)The plan to which safe harbor contributions will be made (if different than the Plan);
(D)The type and amount of compensation that may be deferred or contributed under the Plan;
(E)His right to elect not to have contributions made on his behalf or to elect a different amount or percentage contributions;
(F)How to make changes to the Pre-tax, Roth and/or After-tax Contribution elections, including any administrative requirements that apply to such elections;
(G)The periods available under the Plan for making Pre-tax, Roth and/or After-tax Contribution elections;
(H)The withdrawal and vesting provisions applicable to contributions under the Plan and to any safe harbor non-elective or matching contributions with respect to the Plan which are contributed to another plan;
(I)How contributions will be invested in the absence of an investment direction by the Participant; and
(J)Information that makes it easier to obtain additional information about the Plan (including an additional copy of the Plan’s summary plan description), such as telephone numbers, addresses and, if applicable, electronic addresses, of individuals or offices from whom such Plan information can be obtained.

Information required by clauses (B), (C) and/or (D) may be provided by cross-reference to the relevant portions of the Plan’s summary plan description that provides the same information that would be otherwise provided in the notice and that has been provided (or is concurrently provided) to persons entitled to the notice.

3.7(c)The Employer may elect in Option 7.6(c) of the Adoption Agreement to apply the QACA ADP Safe Harbor and the QACA ACP Safe Harbor for Plan Years beginning on or after the date stated in Option 7.6(c) of the Adoption Agreement.In accordance with Treas. Regs. 1.401(k)-1(e)(7) and 1.401(m)-1(c)(2), it is impermissible for the employer to use ADP and ACP testing for a plan year in which it is intended for the plan through its written terms to be an IRC 401(k) safe harbor plan and IRC 401(m) safe harbor plan and the employer fails to satisfy the requirements of such safe harbors for the plan year.
3.8Transfer of Funds from Prior Qualified Plan.  To the extent that this Plan is an amendment to or restatement of a plan of the Employer qualified under Section 401(a) of the Code, the Trustee shall accept transfers of cash and property acceptable to the Trustee from such plan provided that

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such assets are transferred directly from the exempt funding vehicle of such plan.  All such transferred assets shall be valued by the Trustee at their current fair market value at the date of transfer and shall be allocated to the account(s) under this Plan of each Participant on whose behalf transferred which corresponds to the account(s) under such other plan from which transferred as determined by the Employer.  All such transferred assets shall be held by the Trustee as part of the Fund to provide benefits under the Plan.

3.9Duty to Determine or Enforce Contributions.  Neither the Trustee nor the Benefits Corporation shall be required to determine the amount of the Employer’s contribution for any Plan Year or to enforce the duty of the Employer to make such contributions; but the Trustee shall provide the Employer and the Administrator with such information as either of them may reasonably require in connection therewith.  Any responsibility for pursuing or enforcing the duty of the Employer to make contributions shall rest with the Board of the Employer named in Option 1.1 of the Adoption Agreement.
ARTICLE IV
Participants’ Accounts and Adjustments
4.1Accounts.  The Administrator shall establish and maintain on the books of the Fund for all Participants and all other persons having an interest therein separate accounts reflecting the Accrued Benefit each Participant.  Such accounts of each Participant shall be separate with respect to the Accrued Benefit of such Participant represented by his accounts in each division and each subdivision of the Fund.
4.2Allocation of Contributions and Forfeitures.  Subject to the applicable limitations contained herein:
4.2(a)As of the last day of each Plan Year, the Trustee shall allocate the Employer Base Contribution and, where applicable, forfeitures for such Plan Year to the Employer Base Active Account of each Participant described in Option 8.4 and in the manner selected in Option 8.5 of the Adoption Agreement.
4.2(b)As of the last day of each payroll period, month or quarter of each Plan Year or as of the last day of each Plan Year as selected in Option 7.4 of the Adoption Agreement, the Trustee shall allocate the Employer Regular Matching Contribution made on behalf of a Participant pursuant to Option 7.5 of the Adoption Agreement for such payroll period, month, quarter or Plan Year to the Employer Regular Match Active Account of the Participant with respect to whom the Employer Matching Contribution is made.
4.2(c)As of the last day of each payroll period, month or quarter of each Plan Year or as of the last day of each Plan Year as selected in Option 7.6(b) of the Adoption Agreement, the Trustee shall allocate the Employer Safe Harbor Contribution made on behalf of a Participant pursuant to Option 7.6(b)of the Adoption Agreement for such payroll period, month, quarter or Plan Year to the Employer Safe Harbor Account of the Participant with respect to whom the Employer Safe Harbor Contribution is made.
4.2(d)As of the last day of each payroll period, month or quarter of each Plan Year or as of the last day of each Plan Year as selected in Option 7.6(c) of the Adoption Agreement, the Trustee shall allocate the Employer QACA Safe Harbor Contribution made on behalf of a Participant pursuant to Option 7.6(c)of the Adoption Agreement for such payroll period, month, quarter or Plan Year to the Employer QACA Safe Harbor Account of the Participant with respect to whom the Employer QACA Safe Harbor Contribution is made.

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4.2(e)As of the last day of each Plan Year, the Trustee shall allocate the Employer Top Heavy Contribution made on behalf of a Participant for such Plan Year, as determined pursuant to Option 12(d) of the Adoption Agreement, to the Employer Active Account of such Participant.
4.2(f)As of the last day of each Plan Year or as of the date repaid, the Trustee shall allocate the Supplemental Contribution made to the Fund on behalf of a Participant for each Plan Year and/or the amount repaid to the Plan by the Participant pursuant to paragraph 6.6, respectively, to the account of the Participant from which forfeited or distributed.
4.2(g)Upon receipt, the Trustee shall allocate each Participant’s:
(i)Pre-tax Contribution to his Pre-tax Account.
(ii)Roth Contributions to his Roth Account.
(iii)Catch-up Contributions not designated as Roth Contributions to his Pre-tax Account.
(iv)Catch-up Contributions designated as Roth Contributions to his Roth Account.
(v)After-tax Contribution to his After-tax Account.
(vi)Rollover Contributions to the extent not consisting of the Participant’s “accumulated deductible employee contributions” within the meaning of Section 72(o)(5)(B) of the Code to his Rollover Account.
(vii)Rollover Contributions to the extent consisting of the Participant’s “accumulated deductible employer contributions” within the meaning of Section 72(o)(5)(B) of the Code to his Voluntary Deductible Account.
4.2(h)A Participant is treated as benefiting under the Plan for any Plan Year in which the Participant receives or is deemed to receive an allocation in accordance with Treas. Regulation Section 1.410(b)-3(a).
4.2(i)In the event that the Employer Base Contribution is allocated on an integrated basis as described in Option 8.5(b) of the Adoption Agreement the following limits apply:
(i)Annual Overall Disparity Limit:  Notwithstanding the provisions of the Adoption Agreement, for any Plan Year in which the Plan benefits any Participant who benefits under another qualified plan or simplified employee pension as defined in Section 408(k) of the Code maintained by the Employer that provides for permitted disparity (or imputes disparity), Employer contributions and forfeitures, if applicable, allocation to the account of each Participant who either completes more than 500 Hours of Service during the Plan Year or who is employed on the last day of the Plan Year in the ratio that such Participant’s total Compensation bears to the total Compensation of all Participants.
(ii)Cumulative Disparity Limit:  Effective for Plan Years beginning after January 1, 1995, the cumulative disparity limit for a Participant is 35 total cumulative permitted disparity years.  Total cumulative permitted disparity years mans the number of years credited to the Participant for allocation and accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer.

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For purposes of determining the Participant’s cumulative permitted disparity limit, all years ended in the same calendar year are treated as the same year.  If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.
4.3Limitation on and Distribution of Pre-Tax, Roth, After-Tax and Regular Matching Contributions Made by or on behalf of Highly Compensated Employees.  Pre-tax, Roth, After-tax and Matching Contributions made by or on behalf of Highly Compensated Employees shall be subject to the non-discrimination rules of Sections 401(k) and 401(m) of the Code and shall be limited, refunded or forfeited as provided in ARTICLE XXI of the Plan.
4.4415 Limitations on Annual Additions.  Notwithstanding any other provision of the Plan, the sum of all Annual Additions (as defined in Article XX) allocated to the accounts of any Participant for any Limitation Year may not exceed 415 Limitations described in ARTICLE XX.  In the event the Employer maintains any other qualified plan, any welfare benefit fund (as defined in Section 419(e) of the Code) or any other plan subject to the limitations of Section 415 of the Code, a Participant’s Annual Additions shall be further limited where applicable as provided in ARTICLE XX.
4.5Special Account for Unallocated Annual Additions.
4.5(a)If the Administrator determines that the amount of a Participant’s Annual Additions exceed the limitations set forth herein, the excess Annual Additions may be corrected as permitted under the Internal Revenue Service’s Employee Plans Compliance Resolution System (“EPCRS”), including any successor system or program thereto, or pursuant to any other available guidance from the Internal Revenue Service or U. S. Department of the Treasury.
4.5(b)If, because of the 415 Limitations described in ARTICLE XX, no other Participant is eligible to receive any amount reallocated hereunder, or any part thereof, such amount, or part thereof, shall be retained as an undesignated account on the books of the Fund for allocation among the accounts of the Participants as a part of the Employer’s contribution next due for the next and ensuing Plan Years until exhausted.  Any such amounts so used shall be treated for allocation purposes of the Plan as a part of the contribution by the Employer.
4.5(c)Before any reallocation shall be made in accordance with this paragraph:
(i)There shall be returned to each Participant, first that amount of his After-tax Contributions, if any,
(ii)Then that amount of his Roth Contributions, if any, and
(iii)Then that amount of his Pre-tax Contributions, if any,

(adjusted in each case for any income or loss in value, if any, allocable thereto) for the Plan Year which are included in the Annual Additions taken into account under the provisions of ARTICLE XX to the extent necessary to achieve compliance with the 415 Limitations described in ARTICLE XX.  After the return to such Participant of any After-tax, Roth and Pre-tax Contributions pursuant to the preceding sentence, any reallocation made in accordance with this paragraph shall be made first from the Employer Base Contributions and forfeitures allocated to him, then from Employer Regular Matching Contributions allocated to him, then from Safe Harbor or QACA Safe Harbor Contributions allocated to him, and lastly from Employer Top Heavy Contributions allocated to him for such Plan Year.  If a Participant’s After-tax, Roth and/or Pre-tax

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Contributions are returned pursuant to the foregoing, such contributions shall nevertheless still be considered made for any benefit accrual requirements contingent thereon.

4.5(d)Notwithstanding any other provisions of the Plan, no contributions by the Employer or by the Participant which would constitute amounts subject to the 415 Limitations described in ARTICLE XX for a Plan Year may be made to the Plan until any balance at the beginning of such Plan Year in the undesignated account maintained pursuant to this paragraph has been allocated among the accounts of Participants.
4.5(e)The undesignated account maintained pursuant to this paragraph shall share in the valuation adjustments for the Plan Year and shall be invested in divisions of the Fund directed by the Employer pursuant to the terms of the Trust as through the Employer were a Participant.
4.6Valuation of Assets and Allocation of Valuation Adjustments.  Earnings, losses and valuation change adjustments (referred to herein collectively as the “net increase or decrease in value” or as the “valuation adjustments”) shall be made at least annually to Participants’ accounts as hereinafter provided:
4.6(a)Upon direction pursuant to the applicable provisions of the Plan, if any, the Trustee shall segregate the directed portion of a Participant’s account or accounts within the Fund and the Trustee shall, as of and within a reasonable time after each Valuation Date and with respect to any affected segregated account as of the date of any transfer out of or benefit payment from such segregated account, value each such segregated account and adjust the same to reflect its net increases and decreases since the last valuation thereof.  Expenses incurred and paid out of Plan assets in connection with the administration and investment by such a segregated account shall be charged to the segregated account incurring the same in such non-discriminatory manner as determined by the Trustee.
4.6(b)Within a reasonable time after each Valuation Date, the Trustee shall determine the value of the assets held by the Fund in the accounts as of such Valuation Date and shall then adjust each account on the books of the Fund proportionately to reflect the net increase or decrease in such value since the last Valuation Date.  Such valuation and adjustments shall be made separately with respect to each division of the Fund and with respect to each of the Participant’s accounts in such division of the Fund.  Solely for purposes of determining such net increase or decrease in value and the proportionate adjustment to each such account, the rules set forth in either (i) or (ii) below will apply with respect to “post-valuation additions” and “post-valuation reductions”.  “Post-valuation additions” are the amounts of the following additions or allocations made to such accounts as of a date after the last Valuation Date:  contributions by the Employer; transfers from segregated accounts; transfers from unsegregated accounts in another division of the Fund; Participant contributions; and direct transfers.  “Post-valuation reductions” are the amounts of distributions or other payments which have been made from the Fund and charged to such accounts and transfers to segregated accounts or to unsegregated accounts in another division of the Fund since the last Valuation Date.
(i)Except as otherwise provided in clause (ii) of this subparagraph, in determining such values and in making such adjustments there shall not be taken into consideration any post-valuation additions or reductions.
(ii)Notwithstanding the foregoing provisions of clause (i), if the Trustee shall so determine, the determination of such values and adjustments shall be made by considering a portion of any individual items of post-valuation additions which have not been distributed or otherwise paid out of the Fund since the last Valuation Date and a portion of any individual items of post-valuation reductions for transfers to segregated accounts or for transfers to unsegregated

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accounts in another division of the Fund on a uniform and non-discriminatory basis to reflect their contribution to the net increase or decrease in value.  The portion of any such item taken into account for such purposes shall be determined by multiplying such item by a fraction, the numerator of which is the number of whole calendar months (or payroll periods or calendar weeks or days as determined by the Trustee) since the last Valuation Date during which such item was held in an unsegregated account in the Fund and the denominator of which is the number of whole calendar months (or payroll periods or calendar weeks or days) since the last Valuation Date.
4.6(c)The valuation adjustment contemplated by this paragraph shall be made before amounts are forfeited from accounts each Plan Year.
4.6(d)Promissory notes of Participants held by the Trustee in segregated loan accounts shall be valued at the face amount of their unpaid principal balances and, in the event the accrual method of accounting is used for such purpose, any interest accrued but unpaid thereon.
4.6(e)Notwithstanding anything to the contrary in the foregoing:
(i)In making such adjustments, expenses allocable to each division of the Fund shall be borne by such division, and expenses allocable to the Fund as a whole shall be borne by each division of the Fund on a pro rata basis (determined on the basis of account balances to which such adjustments are made).  Such allocation of expenses shall be made in the manner determined by the Trustee; and
(ii)At each Valuation Date, the Trustee in its discretion shall cause any negative balance in each Participant’s account in the Fund to be eliminated by means of a transfer thereto of amounts held in the same classification of account of the Participant in another division of the Fund, and a corresponding pro rata transfer from the accounts of other Participants between divisions of the Fund.
4.6(f)The Trustee shall select the method of accounting (either the cash method or the accrual method or some permissible combination thereof) to be used for purposes hereof.
4.6(g)The value of the assets shall be at their fair market value as of the Valuation Date and such other valuation thereof.
4.6(h)If the Employer has elected in Option 14 of the Adoption Agreement to permit or require investment in Employer Stock as defined in ARTICLE XVII, additional valuation rules are described in ARTICLE XVII.
4.6(i)Notwithstanding the foregoing or any other provision of the Plan to the contrary but subject to the prohibitions and requirements of the Act and the Code, expenses incurred in the administration of the Plan and the Fund may be charged to Plan accounts on either a pro rata basis or a per capita basis, and/or may be charged to the account of the affected Participant(s) on a usage basis (rather than to the accounts of all Participants), as directed by the Administrator on a uniform and non-discriminatory basis for purposes of the tax qualification provisions of the Code.  Without limiting the foregoing, some or all of the reasonable expenses attendant to the making and administering of Participant loans, the determinations needed with respect to and making of hardship or other withdrawals, the calculation of benefits payable under different Plan distribution options, the distribution of Plan benefits and the review and implementation of QDROs may be charged directly to the account of the affected Participant, and different rules (i.e., pro rata, per capita, or direct charge to accounts) may apply to different groupings of Participants.

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4.7Determination of Account Balances.
4.7(a)The value of any account on the books of the Fund at any time shall be that amount determined by adding the amount of all contributions and, where applicable, forfeitures which have been allocated to such account and all adjustments and transfers by which such account has been increased, and further by subtracting all amounts forfeited from such account, all adjustments by which such account has been decreased and all distributions, other payments and transfers made from such account, all as provided in the Plan.
4.7(b)Each Participant will direct the Plan as to the type of investments to be made with the Participant’s account in the manner described in the Trust, except as limited by the Employer in Option 13 of the Adoption Agreement.
4.7(c)If the Employer has elected in Option 14 of the Adoption Agreement to permit or require investment in Employer Stock as defined in ARTICLE XVII, additional rules are described in ARTICLE XVII.
4.8Unallocated Accounts.
4.8(a)If any distribution of an Accrued Benefit is made to a Participant from his Employer Base Active Account or his Employer Regular Matching Active Account before such Participant has a non-forfeitable right to his entire Accrued Benefit and before such Participant has incurred five (5) consecutive Years of Broken Service (referred to herein as the “requisite break in service”) and before such Participant has forfeited the non-vested portion of his Employer Base Active Account or his Employer Regular Matching Active Account due to his death or the distribution of his entire non-forfeitable Accrued Benefit as provided in clause (i)(C) of subparagraph 6.6(a) (referred to herein as the “requisite forfeiture”), the balance of such Employer Base Active Account or his Employer Regular Matching Active Account after each such distribution shall be maintained as an unallocated portion of his Employer Base Active Account or his Employer Regular Matching Active Account until either:
(i)Such Participant has incurred the requisite break in service or requisite forfeiture, in which event his non-forfeitable interest in each such unallocated portion shall be designated as or added to his Employer Base Non-forfeitable Account or Employer Regular Matching Non-forfeitable Account pursuant to subparagraph 6.3(c), or
(ii)Such Participant has become entitled to a non-forfeitable interest in his entire Accrued Benefit, in which event such portion shall no longer be unallocated.

In no event shall any contributions or forfeitures be allocated to that part of a Participant’s Employer Base Active Account or his Employer Regular Matching Active Account which has been so suspended, but such unallocated portion shall nevertheless be adjusted to reflect the increases or decreases in the value of the Fund pursuant to paragraph 4.6.

4.8(b)A Participant’s non-forfeitable interest at any relevant time in any unallocated portion of his Employer Base Active Account or his Employer Regular Matching Active Account shall be determined by first determining:
(i)A “factor”, which is the ratio of the value of such suspended portion at such relevant time to the value of the balance in such unallocated portion immediately after such distribution, and

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(ii)The “adjusted distribution”, which is the product obtained by multiplying such factor by the sum of the last adjusted distribution, if any, plus the amount of the distribution which caused such unallocated portion of his Employer Base Active Account or his Employer Regular Matching Active Account to exist.

The Participant’s non-forfeitable interest in any unallocated portion of his Employer Base Active Account or his Employer Regular Matching Active Account at any relevant time shall equal the excess of:

(iii)The product obtained by multiplying such Participant’s non-forfeitable percentage, determined under subparagraph 6.3(a) or (b), as the case may be, at such relevant time, by the sum obtained by adding the adjusted distribution to the value of the unallocated portion at such relevant time, over
(iv)The adjusted distribution.
4.9Use of Forfeitures and Special Account Where Used to Reduce Contributions by the Employer.
4.9(a)If Option 9.4(a) of the Adoption Agreement is elected, all forfeitures shall be used first to pay administrative expenses of the Plan otherwise paid by the Plan for the Plan Year in which the forfeiture occurs or the following Plan Year before being used to reduce contributions by the Employer or as additional contribution by the Employer as described in subparagraphs 4.9(b) or 4.9(c).
4.9(b)If Option 9.4(b) of the Adoption Agreement is elected, all forfeitures or, if applicable, any remaining forfeitures after the application of subparagraph 4.9(a), shall be used to reduce the contributions by the Employer for the Plan Year following the Plan Year in which the forfeiture occurred and to fund QNECs and QMACs due no later than the end of the 12-month period immediately following the Plan Year to which the forfeitures relate.  Such reduction in Employer contributions or funding shall be funded first by the amount of then unallocated forfeitures and unallocated Annual Additions held in the special account under paragraph 4.5 as of the allocation date for which the contribution is to be made, which forfeitures and unallocated Annual Additions shall to the extent used to reduce the contribution by the Employer be considered for allocation purposes as part of the contribution by the Employer for such Plan Year, and then by actual contributions by the Employer.
4.9(c)If Option 9.4(c) of the Adoption Agreement is elected, all forfeitures or, if applicable, any remaining forfeitures after the application of subparagraph 4.9(a), shall be treated first as Supplemental Contributions, then as Employer Base Contributions or Employer Regular Matching Contributions and allocated as such pursuant to the applicable provisions of the Plan for the Plan Year following the Plan Year in which the forfeiture occurred and all unallocated Annual Additions held in the special account under paragraph 4.5 shall be used to reduce the next due contribution by the Employer.
4.9(d)All forfeitures and unallocated Annual Additions under the Plan shall be held in the special account referred to in paragraph 4.5 until used as provided in this paragraph, without regard to the Employer to which Account or Participant the forfeitures and unallocated Annual Additions are attributable.
4.10Adjustments in Case of Error or Omission.  If an error omission is discovered in the account of a Participant, the Trustee shall be authorized to make such adjustments as are practical and as are approved by the Employer as of the Plan Year in which the error or omission is discovered or corrected, including but not limited to actual retroactive reallocations, reallocations based on reasonable estimates, and other corrections described in this paragraph.  Such adjustments shall be made as permitted under the Internal Revenue Service’s Employee Plans Compliance Resolution System (“EPCRS”), including any

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successor system or program thereto, or pursuant to any other available guidance from the Internal Revenue Service or U. S. Department of the Treasury.

4.11Special Rules for Reemployed Veterans.
4.11(a)Notwithstanding any other provision of the Plan, a Reemployed Veteran shall be entitled to make Pre-tax Contributions, Roth Contributions and After-tax Contributions for the period of his Qualified Military Service following his return to the Employer’s service as follows:
(i)Make-up Contributions shall be made to the Plan by the Employer on behalf of a Reemployed Veteran, and allocated to the appropriate account of the affected Participant’s Accrued Benefit, in such amount and at such time or times as is required by the USERRA.
(ii)Make-up Contributions with respect to a Reemployed Veteran shall not be subject to any otherwise applicable contribution limits under Sections 402(g), 402(h), 403(b), 408, 415, or 457 of the Code or any otherwise limit on deductible contributions under Sections 404(a) or 404(h) of the Code as applied with respect to the Plan Year or taxable year, as applicable to the relevant section of the Code, in which the contribution is made. A Make-up Contribution shall not be taken into account in applying the contribution or deductible contribution limits to any other contribution made during the Plan Year or taxable year, as applicable to the relevant section of the Code.  Make-up Contributions shall not exceed the aggregate amount of contributions that would have been permitted under the Plan contribution and deductible contribution limits for the Plan Year or taxable year, as applicable to the relevant section of the Code, to which the contribution relates had the Reemployed Veteran continued to be employed by the Employer during the period of his Qualified Military Service.
(iii)Make-up Contributions shall not be treated as contributions for purposes of determining Top Heavy Contributions required to be made by the Employer for either the Plan Year in which they are made or for the Plan Year to which they relate.
(iv)Compensation to be used for purposes of determining Make-up Contributions with respect to a period of Qualified Military Service shall mean the Compensation (as otherwise defined in the Plan but based on rate of pay) which the Reemployed Veteran would have received but for his Qualified Military Service.  If a Reemployed Veteran’s pay is not readily determinable, the Reemployed Veteran’s Compensation shall then be his average Compensation for the 12-month period (or actual shorter period of employment) immediately preceding his Qualified Military Service.
(v)The following service counting rules shall apply:
(A)A Reemployed Veteran shall not be considered to have incurred a Year of Broken Service by reason of his Qualified Military Service.
(B)Qualified Military Service of a Reemployed Veteran shall be counted as service for vesting and benefit accrual under the Plan.
(vi)A Reemployed Veteran shall be entitled to Matching Contributions that are contingent on elective deferrals or employee contributions for the period of his Qualified Military Service only if he timely makes those contributions following his return to the Employer’s service as provided in this paragraph.

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4.11(b)Notwithstanding any other provision of the Plan, a Reemployed Veteran shall be entitled to make Pre-tax Contributions, Roth Contributions and After-tax Contributions for the period of his Qualified Military Service following his return to the Employer’s service as follows:
(i)Such contributions must be made during the period which begins on the date of reemployment with the Employer following such Qualified Military Service and ends on the earlier of (A) the Reemployed Veteran’s severance from employment with the Employer or (B) at the end of the period equal to the lesser of (I) three times the Reemployed Veteran’s period of Qualified Military Service or (II) five (5) years.
(ii)The amount of such contributions shall be determined by the Reemployed Veteran but shall not exceed the maximum amount which the Reemployed Veteran could have made during the period of his Qualified Military Service in accordance with the applicable limitations and rules of the Plan as though the Reemployed Veteran had continued to be employed by the Employer and received the Compensation during such period in the amount determined pursuant to this paragraph.
(iii)The maximum amount of such contributions determined in clause (ii) above shall be reduced by the amount of any such contributions actually made for during the Reemployed Veteran’s period of Qualified Military Service.
(iv)The Administrator shall adopt procedures relating to the Reemployed Veteran’s right to make Pre-tax Contributions, Roth Contributions and After-tax Contributions for the period of his Qualified Military Service following his return to the Employer’s service.  Such procedures shall describe the sequencing and attribution of missed contributions to Plan Years and to types of contributions.
4.11(c)To the extent required by USERRA or Section 401(a)(37) of the Code for purposes of determining vesting in Accrued Benefits and entitlement to death benefits under the Plan, in the event a Participant ceases to be an Employee in order to perform Qualified Military Service and dies while performing Qualified Military Service, the Participant’s death shall be considered to have occurred while he was an Employee and, if he ceased to be an Eligible Employee in order to perform Qualified Military Service, while he was an Eligible Employee so that his Beneficiaries are entitled to any additional benefits provided under the Plan (other than benefit accruals relating to the period of Qualified Military Service unless otherwise expressly provided), including without limitation any additional or enhanced vesting or death benefits, had the Participant resumed employment with the Employer and then terminated employment on account of death.  If any benefit is due by reason of this subparagraph and the Participant’s otherwise non-vested Accrued Benefit has been forfeited, the additional account balance that is due shall be restored out of forfeitures under the Plan or, if none, by a special contribution by the Employer.
4.11(d)For purposes of the Plan, Compensation (but only to the extent the Differential Wage Payments to the individual in question, if an Employee, would otherwise be included in Compensation) and Total Compensation includes Differential Wage Payments and a person receiving a Differential Wage Payment from an Employer shall be considered an Employee of that Employer.  A “Differential Wage Payment” is any payment which is made to an individual by an Employer with respect to any period during which the individual is performing Qualified Military Service while on active duty for a period of more than thirty (30) days and which represents all or a portion of the wages the individual would have received from an Employer if the individual were performing services for the Employer.
4.11(e)A Participant receiving a Differential Wage Payment (as defined in subparagraph 4.11(d)) shall be considered to have severed from employment of the Employer solely for purposes of Section 401(k)(2)(B)(i)(I) of the Code and the corresponding provision of the Plan (which prohibits

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distribution of certain account balances attributable to certain elective, qualified non-elective and qualified matching contributions prior to a severance from employment) during any period he is performing Qualified Military Service while on active duty for a period of more than thirty (30) days; and such a Participant may elect to receive a distribution of his non-forfeitable Accrued Benefit from the Plan as though he actually severed from employment while he is receiving a Differential Wage Payment. If such a Participant elects to receive a distribution of his non-forfeitable Accrued Benefit attributable to elective, qualified non-elective and qualified matching contributions prior to his actual severance from employment, then the Participant shall be suspended for six months after the date of the distribution from making elective contributions (including Pre-tax and Roth Contributions) and employee contributions (including After-tax Contributions) to the Plan as required by Section 414(u)(12(B)(ii) of the Code.
4.11(f)For purposes of this paragraph, the following terms have the following meanings:
(i)“Make-up Contributions” means the contributions which are required to be made to the Plan for a Reemployed Veteran pursuant to the USERRA and Section 414(u) of the Code.  These contributions generally are the contributions by the Employer that would have accrued to the Reemployed Veteran under the Plan, but for his absence due to his Qualified Military Service.  Neither the Make-up Contribution obligation nor this paragraph requires that (A) any earnings be credited to the account of a Reemployed Veteran with respect to any Make-up Contribution before such contribution is actually made or (B) the Plan provide for any make-up allocation of any forfeitures that occurred during the period of a Reemployed Veteran’s Qualified Military Service.
(ii)“Qualified Military Service” means any service in the uniformed services (as defined in chapter 43 of title 38, United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service and to the Employer.
(iii)“Reemployed Veteran” means a person who is or, but for his Qualified Military Service, would have been a Participant at some time during his Qualified Military Service and who is entitled to the restoration benefits and protections of the USERRA with respect to his Qualified Military Service and the Plan.
(iv)“USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994.
ARTICLE V
Retirement Dates
5.1Normal Retirement Date.  The Normal Retirement Date of a Participant shall be the first day of the calendar month coinciding with or next following the date on which the Participant attains his Normal Retirement Age.
ARTICLE VI
Vesting
6.1Vesting at Retirement or Attainment of Normal Retirement Age.  Upon either:
(i)A Participant’s having attained his Normal Retirement Age while employed by the Employer,
(ii)If Option 9.2(d) of the Adoption Agreement has been selected by the Employer, his satisfaction of the age and service requirements, if any, for Early Retirement while an Employee, or

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(iii)If Option 9.2(c) of the Adoption Agreement has been selected by the Employer, his satisfaction of the age and service requirements, if any, for his Disability Retirement while an Employee.

the Accrued Benefit of such Participant shall be fully vested and non-forfeitable.

6.2Vesting at Death.  If Option 9.2(b) of the Adoption Agreement has been selected by the Employer, if a Participant’s dies while employed by the Employer, the Accrued Benefit of such Participant shall be fully vested and non-forfeitable.
6.3Vesting in Employer Active Account.
6.3(a)At any time when a Participant is not fully vested in his Employer Base Active Account or his Employer Regular Matching Active Account under paragraph 6.1 or 6.2, he shall have a non-forfeitable interest in a percentage of his Employer Active Account or his Employer Regular Matching Active Account computed in accordance with the regular vesting schedule(s) selected by the Employer in Option 9.1(b) of the Adoption Agreement.
6.3(b)In addition to the vesting provisions provided in subparagraph 6.3(a), for each Plan Year the Plan is a Top Heavy Plan, the following schedule shall also apply with respect to each Participant’s Employer Base Active Account, and each Participant to whom such schedule applies shall be entitled to the greater of the non-forfeitable interest in such Accrued Benefit determined under subparagraph 6.3(a) or the following schedule:
(i)A Participant who is credited with an Hour of Service during the period that the Plan is a Top Heavy Plan shall have a non-forfeitable interest in his Employer Base Active Account and the percentage of such non-forfeitable interest shall depend upon the number of Years of Vesting Service with which he is credited in accordance with the top heavy vesting schedule selected by the Employer in Option 12(b) of the Adoption Agreement.
(ii)In the event the Plan is a Top Heavy Plan for a Plan Year or Years and subsequently ceases to be a Top Heavy Plan, each Participant credited with three (3) or more Years of Vesting Service as of the end of the election period below may, by irrevocable written election filed with the Administrator within sixty (60) days after the later of (A) the date of adoption of such amendment, (B) the effective date of such amendment or (C) the issuance by the Administrator to the Participant of written notice of such amendment and of the availability of this election, elect to have his non-forfeitable percentage determined under the Plan without regard to such amendment.  This election is available only to a Participant who is an Employee at the time such election is made and whose non-forfeitable percentage determined under such amendment at any time can be less than such percentage determined without regard to such amendment.
6.3(c)Notwithstanding any amendment to the vesting schedule of the Plan (including the automatic change upon becoming a Top Heavy Plan) or any amendment that directly or indirectly affects the computation of a Participant’s non-forfeitable interest in his Employer Base Active Account:
(i)The non-forfeitable percentage of each Participant’s Employer Base Active Account determined as of the later of the date of adoption or the effective date of any such amendment shall be the greater of the non-forfeitable percentage of such Employer Base Active Account determined under such amendment or the non-forfeitable percentage of such Employer Base Active Account computed without regard to such amendment; and

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(ii)Each Participant credited with three (3) or more Years of Vesting Service as of the end of the election period below may, by irrevocable written election filed with the Administrator within sixty (60) days after the later of (A) the date of adoption of such amendment, (B) the effective date of such amendment or (C) the issuance by the Administrator to the Participant of written notice of such amendment and of the availability of this election, elect to have his non-forfeitable percentage determined under the Plan without regard to such amendment.  This election is available only to a Participant who is an Employee at the time such election is made and whose non-forfeitable percentage determined under such amendment at any time can be less than such percentage determined without regard to such amendment.
6.3(d)The top-heavy minimum vesting requirements of Section 416 of the Code and subparagraph 6.3(b) shall not apply in any Plan Year beginning after December 31, 2001 in which the Plan consists solely of a cash or deferred arrangement which meets the alternative method under Section 401(k)(12) of the Code of satisfying the nondiscrimination requirements of Section 401(k) of the Code and of matching contributions which meet the alternative method under Section 401(m)(11) of the Code of meeting the nondiscrimination requirements of Section 401(m) of the Code.
6.4Vesting in Accrued Benefit Other Than Employer Base and Regular Matching Active Account.  A Participant shall at all times have a fully vested and non-forfeitable interest in his Accrued Benefit other than his Employer Base Active Account and his Employer Regular Matching Account.
6.5Vesting Service Rules.
6.5(a)For the purpose of computing a Participant’s non-forfeitable right to a percentage of his Employer Active Account, all Years of Vesting Service shall be included except Years of Vesting Service disregarded in accordance with the provisions selected by the Employer in Option 9.3 of the Adoption Agreement in the case of the regular vesting schedule(s) of subparagraph 6.3(a) and with the provisions selected by the Employer in Option 12(c) and (d) of the Adoption Agreement in the case of the top heavy vesting schedule of subparagraph 6.3(b).
6.5(b)If the vesting computation period of the Plan (which under this Plan is the Plan Year) is changed by reason of the adoption of this Plan as a Restated Plan or of any amendment to the Adoption Agreement of this Plan, each Participant’s Years of Vesting Service under the old vesting computation period prior to such Restatement or amendment of the Plan shall be determined at the end of the old vesting computation period containing the effective date of such Restatement or amendment of the Plan, and thereafter such Participant’s Years of Vesting Service shall be determined on the basis of the new vesting computation period, the first of which shall begin during the last old vesting computation period.
6.6Forfeiture and Restoration of Employer Base and Regular Matching Active Accounts.
6.6(a)The balance of a Participant’s Employer Base Active Account and Employer Regular Matching Active Account in excess of his non-forfeitable interest therein shall be forfeited at the earlier of the following dates (his “forfeiture date”):
(i)At the end of any five (5) consecutive Years of Broken Service,
(ii)At the date of his death, in the event of his death (to the extent not vested by reason of his death under paragraph 6.2), or

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(iii)At the end of the Plan Year in which the distribution of his entire non-forfeitable Accrued Benefit is completed (a “cash-out”).

If a Participant incurs a forfeiture due to a cash-out and again becomes an Employee (the date which is referred to herein as the “Re-Employment Date”), an amount equal to such forfeited account balance (without increase or decrease for gain or loss in the Fund after the forfeiture) shall be restored to his Employer Base Active Account or Employer Regular Matching Active Account through a Supplemental Contribution made by the Employer for such Plan Year in which both:

(iv)While he is an Employee, he repays to the Fund the amount of the distribution from his Employer Account, and
(v)Such repayment is made before the earlier of (I) the date he incurs five (5) consecutive Years of Broken Service after the date of his forfeiture or (II) the date which is five (5) years after his Re-Employment Date (at which earlier dates his restoration right expires).

For purposes of this subparagraph, a Participant who has no non-forfeitable interest in his Accrued Benefit (other than his Voluntary Deductible Account), shall be deemed to have been cashed-out pursuant to the provisions of this paragraph upon his ceasing to be an Employee and shall be deemed to have repaid such cashed-out benefit upon his Re-Employment Date provided that such Re-Employment Date occurs before his restoration right expires.  In the event of a forfeiture due to a cash-out, after a Participant’s restoration right expires, or in the event of a forfeiture due to other reasons, after a Participant’s forfeiture date, his remaining non-forfeitable Employer Active Account shall be designated as or added to his Employer Base Non-Forfeitable Account or Employer Regular Matching Non-Forfeitable Account and no further allocations of contributions or forfeitures shall be made to such account.

6.6(b)If a Participant has incurred a forfeiture date or an expiration of his restoration right with respect to his Employer Base Active Account or Employer Regular Matching Active Account and if he later becomes entitled to an allocation of Employer Base, Regular Matching or Top Heavy Contributions or forfeitures, a new Employer Base Active Account or Employer Regular Matching Active Account shall be established for such Participant.  Years of Vesting Service after such forfeiture shall not be taken into consideration in determining the amount of such Participant’s previously established Employer Active or Non-forfeitable Accounts.
6.6(c)No forfeiture will occur solely as a result of an Employee’s withdrawal of his Participant Pre-tax, Roth or After-tax Contributions.
ARTICLE VII
Death Benefits
7.1Death after Annuity Starting Date.  If a Participant dies after his Annuity Starting Date, the only benefits payable under the Plan after his death shall be those, if any, provided under the form of payment being made to him at his death.
7.2Death before Annuity Starting Date.  If a Participant dies before his Annuity Starting Date, his benefit under the Plan shall be paid as described under this ARTICLE VII and in paragraph 8.3.
7.3Beneficiary Designation.
7.3(a)Subject to the rights of his Spouse to receive a survivor life annuity under paragraph 8.2 or a Pre-Retirement Spouse’s Death Benefit under paragraphs 7.4 and 8.3 (for which purposes the Participant’s Spouse shall be considered a Beneficiary) and the right of his Spouse to consent to specific

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non-spouse Beneficiaries, if any, under paragraph 7.6 and subparagraph 8.8(c), each Participant shall have the right to notify the Administrator in writing of any designation of a Beneficiary to receive, if alive, benefits under the Plan in the event of his death.  Such designation may be changed from time to time by notice in writing to the Administrator, subject where specifically required to consent by his Spouse.
7.3(b)If a Participant dies without having designated a Beneficiary, or if the Beneficiary so designated has predeceased the Participant or, except when his Beneficiary is his Spouse entitled to a survivor life annuity or Pre-Retirement Spouse’s Death Benefit, cannot be located by the Administrator within one (1) year after the date when the Administrator commenced making a reasonable effort to locate such Beneficiary, then his surviving spouse, or if none, then the executor or the administrator of his estate shall be deemed to be his Beneficiary.
7.3(c)Subject to the minimum distribution requirements described in paragraph 8.13, any Beneficiary designation may include multiple, contingent or successive Beneficiaries and may specify the proportionate distribution to each Beneficiary.  If a Beneficiary shall survive the Participant, but shall die before the entire benefit payable to such Beneficiary has been distributed, then absent any other provision by the Participant, the unpaid amount of such benefit shall be distributed to the estate of the deceased Beneficiary.  If multiple Beneficiaries are designated, absent provisions by the Participant, those named or the survivors of them shall share equally any benefits payable under the Plan.  Any Beneficiary, including the Participant’s spouse, shall be entitled to disclaim any benefit otherwise payable to him under the Plan.
7.4Pre-Retirement Spouse’s Death Benefit.  In the event that the Plan is the direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984) and a Participant has a Spouse who has not elected to waive the Death Benefit and such Participant dies before his Annuity Starting Date at a time when he has a non-forfeitable interest in his Accrued Benefit, then the Spouse of such Participant shall be entitled to receive as a Death Benefit under the Plan (referred to as the “Pre-Retirement Spouse’s Death Benefit”) the Participant’s non-forfeitable Accrued Benefit normally payable as a survivor annuity, expressed in the form of a single life annuity payable monthly for the life of such Spouse commencing immediately after the Participant’s death; provided, however, the Spouse may elect to have such annuity distributed within a reasonable period after the Participant’s death.
7.5Election Procedure for Waiver of Pre-Retirement Spouse’s Death Benefit.
7.5(a)Any election to waive the Pre-Retirement Spouse’s Death Benefit shall be in writing, shall clearly indicate the election being made, shall include the appropriate consent to Beneficiary designation described in paragraph 7.6, and shall be filed with the Administrator within the time and in accordance with the procedures provided in the following subparagraphs to this paragraph.
7.5(b)The Administrator shall, where applicable, by mail, personal delivery or other means permitted under Section 417 of the Code and during the Applicable Notice Period, provide the Participant with a written explanation of:
(i)The terms and conditions of the Pre-Retirement Spouse’s Death Benefit under paragraph 7.4,
(ii)The Participant’s right to make, and the effect of, an election to waive such Death Benefit,
(iii)The rights of the Participant’s Spouse regarding any such election as provided in paragraph 7.6, and

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(iv)The Participant’s right to make, and the effect of, a revocation of an election to waive such Death Benefit.
7.5(c)For purposes hereof, the “Applicable Notice Period” with respect to a Participant is whichever of the following periods ends last:
(i)The period beginning on the first day of the Plan Year, and ending on the last day of the second Plan Year following the Plan Year, in which occurs the Participant’s attainment of the age of thirty-two (32).
(ii)The period beginning one year before and ending one year after the Participant becomes a Participant.
(iii)The period beginning one year before and ending one year after the earlier of the date a charge for the Pre-Retirement Spouse’s Death Benefit would first commence to be applicable to the Participant (assuming for this purpose that a Participant who is the Employee always has a Spouse and a non-forfeitable Accrued Benefit) or the date the Participant may waive the Pre-Retirement Spouse’s Death Benefit or select a Beneficiary for all or part of the value of such Death Benefit who is not his Spouse.
(iv)The period beginning one year before and ending one year after the Participant’s separation from the service of the Employer in the case of a Participant who separates before attainment of age thirty-five (35); provided, however, if such Participant again becomes an Employee, the Applicable Notice Period for such Participant shall be redetermined.
7.5(d)A Participant’s election authorized by paragraph 7.5(a):
(i)May be filed with the Administrator at any time commencing on the first day of the Plan Year in which the Participant attains the age of thirty-five (35), or, if earlier, on the date he ceases to be an Employee (but only with respect to his non-forfeitable Accrued Benefit at such date) and ending on the date of his death; and
(ii)May, in the case of a Participant who will not attain age thirty-five (35) prior to the end of a Plan Year, be filed with the Administrator at any time; provided that such election shall be effective only during the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35).
(iii)May be revoked in writing during the applicable election period, and another election may be made during such election period, at any time and any number of times.
7.6Spousal Consent.  The Spouse of a Participant must consent to any election by a Participant to waive the Pre-Retirement Spouse’s Death Benefit in the event the Plan is the direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning as of December 31, 1984) and, in the case of all Plans, to a specific non-spouse Beneficiary designation by the Participant for purposes of paragraphs 7.3 and 7.4 and such consent shall be subject to the following rules:
(i)Such election and Beneficiary designation shall not be given effect unless either:
(A)The Participant’s Spouse consents in writing to the election and the Spouse’s consent acknowledges the effect of the election and is witnessed by a representative of the Plan or a notary public (or the equivalent), or

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(B)It is established to the satisfaction of the Administrator that such consent may not be attained because there is no Spouse, because the Spouse cannot be located, because the Participant has been abandoned by the Spouse (which fact shall be determined under applicable law and evidenced by a court order so specifying), or because of such other circumstances as may be provided under Section 417(a)(2)(B) of the Code.

For purposes hereof, a representative of the Plan is any officer of the Employer, the Administrator or any other person designated as such in writing by any of the foregoing.

(ii)If a Spouse consents to a Participant’s election and Beneficiary designation, such consent shall either be in the form of:
(A)A limited consent which acknowledges any specific non-spouse Beneficiary or class of non-spouse Beneficiaries (including any multiple, contingent or successive Beneficiary or class of Beneficiaries), if any, or
(B)A general consent which acknowledges the Spouse’s right (and awareness thereof) to limit consent only to a specific Beneficiary or class of Beneficiaries and in which the Spouse voluntarily elects to relinquish such right.
(iii)If a Spouse consents to a Participant’s election and Beneficiary designation, any change of the Beneficiary thereunder (other than a revocation altogether of the election) by the Participant shall require the further consent of his Spouse in accordance with the applicable provisions of this subparagraph (unless the consent of the Spouse expressly permits such change by the Participant without any requirement of further consent by the Spouse).
(iv)Any such consent by a Spouse, or the establishment that the consent of a Spouse may not be obtained, shall be effective only with respect to such Spouse.
(v)Any such consent by a Spouse shall continue to be effective for so long as the Participant’s election remains in force and may not be revoked by the Spouse.
ARTICLE VIII
Payment of Benefits
8.1Time of Payment.
8.1(a)Except as provided in clause (iii) below, the non-forfeitable Accrued Benefit of a Participant shall become payable to the Participant, if then alive, no earlier than the cessation of employment with the Employer and at such time as the Participant shall determine by written notice filed with the Administrator at least thirty (30) days (or such shorter notice period as the Administrator may permit on a uniform and non-discriminatory basis) before the designated payment date, provided, however, that:
(i)Unless a lower maximum mandatory cash-out dollar amount is elected by the Employer in Option 10.3(a) of the Adoption Agreement, if the entire non-forfeitable Accrued Benefit of a Participant does not exceed the Cash-Out Limit (as defined in subparagraph 8.9(e)), such Accrued Benefit shall be paid to the Participant as soon as possible after his termination of employment with the Employer.
(ii)Unless the Participant otherwise elects, the non-forfeitable Accrued Benefit of a Participant shall commence to be paid no later than the sixtieth (60th) day after the end of the Plan Year in which occurs the later of:

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(A)The date on which the Participant attains the earlier of (I) his Normal Retirement Age or (II) the age of sixty-five (65);
(B)The 10th anniversary of the year in which the Participant commenced participation in the Plan; or
(C)The date he ceases to be employed by the Employer.
(iii)The Required Beginning Date as determined under clause (v) of subparagraph 8.13(f).
(iv)Notwithstanding the foregoing, payment shall not commence to be made to a Participant whose non-forfeitable Accrued Benefit exceeds the Cash-Out Limit (as defined in subparagraph 8.9(e)) or if elected by the Employer in Option 10.3(a) of the Adoption Agreement, the lower maximum mandatory cash-out dollar amount, before he attains the later of (I) his Normal Retirement Age or (II) the age of sixty-two (62) without his first having filed a written consent to payment with the Administrator.
(v)In the case of a Plan which is intended to be a cash or deferred arrangement within the meaning of Section 401(k) of the Code or a qualified Roth contribution program within the meaning of Section 402A of the Code, notwithstanding the foregoing other than clause (iii), except as provided in ARTICLE IX, the non-forfeitable Accrued Benefit of a Participant shall not commence to be paid before the earlier of:
(A)The date such Participant ceases to be employed by the Employer by reason of death, disability, retirement, or other severance from employment within the meaning of Section 401(k) of the Code (regardless of when the severance from employment occurred).  (For this purpose, (I) cessation of employment in connection with a sale of less than substantially all the assets used in a trade or business where no Plan assets are transferred to the acquiring employer’s qualified plan will be deemed a separation from employment; (II) a change in status from being an Employee who is not a Leased Employee to being a Leased Employee is not considered to be a severance from employment and (III) a Participant does not have a severance from employment if, in connection with a change of employment, the Participant’s new employer maintains a plan with respect to the Participant by continuing or assuming sponsorship of the Plan or by accepting a transfer of assets and liabilities (within the meaning of section 414(l) of the Code) with respect to the Participant), or
(B)The date of termination of the Plan without the establishment by the Employer (determined as of the date of the Plan termination) of an alternate defined contribution plan as determined for purposes of Section 401(k) of the Code.  A “alternate defined contribution plans” generally means any other defined contribution plan that exists at any time during the period beginning on the date of the Plan termination and ending twelve (12) months after distribution of all assets in connection with the Plan termination, provided, however, that following plans are excluded from being an alternative defined contribution plan:  an employee stock ownership plan as defined in Section 409 or 4975(e)(7) of the Code, a simplified employee pension as defined in Section 408(k) of the Code, a SIMPLE IRA plan as defined in Section 408(p) of the Code, a plan or contract that satisfies the requirements of Section 403(b) of the Code, or a plan that is described in Section 457(b) or (f) of the Code, and a plan under which fewer than two percent (2%) of the Employees eligible to participate in the Plan at the date of its termination are or were eligible to

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participate at any time during the twenty-four (24) month period beginning twelve (12) months before its termination, or

Clause (v)(B) of this subparagraph shall not apply unless the distribution occurring by reason of an event described therein is a Lump Sum Payment (as defined in paragraph 8.4).

8.1(b)The non-forfeitable Accrued Benefit of a Participant who is deceased before such Accrued Benefit commences to be paid to him shall become payable to his Beneficiary at such time as the Beneficiary shall determine by written notice filed with the Administrator at least thirty (30) days (or such other date as the Administrator may permit on a uniform and non-discriminatory basis) before the designated payment date; provided, however, that:
(i)If the entire non-forfeitable Accrued Benefit of the Participant does not exceed the Cash-Out Limit, such Accrued Benefit shall be paid to the Beneficiary as soon as practical after the date of the Participant’s death.
(ii)If the entire non-forfeitable Accrued Benefit of the Participant is payable to the Participant’s Spouse in the form of a Pre-Retirement Spouse’s Death Benefit, such Accrued Benefit shall commence to be paid immediately after the date of the Participant’s death.
(iii)If the non-forfeitable Accrued Benefit of the Participant is payable to a Beneficiary who is the Participant’s Spouse (other than a Spouse described in clause (ii) above), such Accrued Benefit shall not commence to be paid later than the later of:
(A)The end of the fifth (5th) calendar year following the calendar year in which the Participant’s death occurs, or
(B)The end of the calendar year in which the Participant would have attained the age of seventy and one-half (70-1/2); and
(iv)If the Accrued Benefit of the Participant is payable to a Beneficiary who is not the Participant’s Spouse, the Accrued Benefit shall not commence to be paid later than the end of the fifth (5th) calendar year following the calendar year in which the Participant’s death occurs.
8.1(c)Notwithstanding the foregoing provisions of this paragraph, payment may be delayed for a reasonable period in the event the recipient cannot be located or is not competent to receive the benefit payment, there is a dispute as to the proper recipient of such benefit payment, additional time is needed to complete the Plan valuation adjustments and allocations, or additional time is necessary to properly explain the recipient’s options.
8.1(d)If the Employer elects in Option 10.1(f) of the Adoption Agreement, the non-forfeitable Accrued Benefit of a Participant which is payable to an “alternate payee” (as defined in Section 414(p) of the Code) who is the Participant’s spouse (including a former spouse) pursuant to a QDRO (regardless of when such order was accepted by the Administrator as qualified) may be paid in a Lump Sum Payment (as defined in paragraph 8.4), as soon as practicable after the QDRO is delivered to the Administrator and determined to be a QDRO or at such later time as may be provided in such QDRO, where the Participant has neither attained the earliest retirement age under Section 414(p) of the Code or separated from the service of the Employer.  With respect to orders accepted by the Administrator as qualified, prior to the date this Restatement of the Plan was executed, the Administrator shall notify the eligible alternate payees of the availability of the payment option described in this subparagraph.

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8.2Form of Payment When Participant Is the Initial Recipient.  Subject to the withdrawal rights of ARTICLE IX, the non-forfeitable Accrued Benefit of a Participant payable to him pursuant to paragraph 8.1 shall be paid to him in the applicable manner described in this paragraph.  Payments continuing after a Participant’s death shall be made to his Beneficiary.
8.2(a)If such non-forfeitable Accrued Benefit does not exceed the Cash-Out Limit (as defined in subparagraph 8.9(e)), such Accrued Benefit shall be paid in the form of a Lump Sum Payment (as defined in paragraph 8.4).
8.2(b)Where payment is not made pursuant to subparagraph 8.2(a) and the Plan is a direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984), Accrued Benefit payments to a Participant who has a Spouse shall be in the form of a joint and survivor annuity which provides for the payment to the Participant entitled thereto of equal monthly amounts on the first day of each calendar month during his lifetime and continuing thereafter for the lifetime of his Spouse at the rate of fifty percent (50%) of such monthly amounts payable to the Participant as determined pursuant to subparagraph 8.9(c) unless the Participant elects pursuant to paragraph 8.2(d), with the consent of his Spouse, a different form of payment.  This annuity is sometimes referred to herein as a “Joint and 50% Spouse Survivor Annuity” and is the automatic form of repayment applicable to a Participant who has a spouse.
8.2(c)Where payment is not made pursuant to subparagraph 8.2(a) and the Plan is a direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984), Accrued Benefit payments to a Participant who does not have a Spouse shall be in the form of a single annuity for the life of the Participant, payable in equal monthly amounts on the first day of each calendar month during the lifetime of such Participant as determined pursuant to subparagraph 8.9(c) unless the Participant elects pursuant to paragraph 8.2(d), with the consent of his Spouse, a different form of payment.  This annuity is sometimes referred to herein as a “Single Life Annuity” and is the automatic form of payment applicable to a Participant who does not have a spouse.
8.2(d)Where payment is not made pursuant to subparagraph 8.2(a), each Participant shall have the right to elect in accordance with the provisions of paragraph 8.8, with the consent of his Spouse in the event the Plan is a direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984) (except that no consent is required if the Participant elects the “Joint and 75% Spouse Survivor Annuity” described in clause (iv)(A), in lieu of the automatic form of benefit provided in subparagraph 8.2(b) or (c), if applicable to the Plan, to receive his non-forfeitable Accrued Benefit in one of the following optional forms:
(i)In a Lump Sum Payment (as defined in paragraph 8.4).
(ii)In Periodic Installments (as defined in paragraph 8.5(a) or (b)) over a term of:
(A)The life expectancy of the Participant, or
(B)If the Participant’s Beneficiary is his Spouse, the joint life and last survivor expectancy of the Participant and his Spouse.
(iii)In a combination of a Lump Sum Payment (as defined in paragraph 8.4) and such applicable Periodic Installments (as defined in paragraph 8.5(a) or (b)).
(iv)In the case of a Plan which is a direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984):

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(A)If the Participant has a Spouse, in a joint and survivor annuity which provides for the payment to the Participant entitled thereto of equal monthly amounts on the first day of each calendar month during his lifetime and continuing thereafter for the lifetime of his Spouse at the rate of seventy-five percent (75%) of such monthly amounts payable to the Participant as determined pursuant to subparagraph 8.9(c).  This annuity is sometimes referred to herein as a “Joint and 75% Spouse Survivor Annuity”.
(B)If the Participant does not have a Spouse or if the Participant elects this form of payment with the consent of his Spouse, in a single annuity for the life of the Participant, payable in equal monthly amounts on the first day of each calendar month during the lifetime of such Participant as determined pursuant to subparagraph 8.9(c).  This annuity is sometimes referred to herein as a “Single Life Annuity”.

For purposes hereof, life expectancies shall be determined at the time such Accrued Benefit becomes payable on the basis of the applicable life expectancy or distribution period in the Single Life Table or Joint and Last Survivor Table in Section 1.401(a)(9)-9 of the Treasury regulations (but with any non-spouse individual Beneficiary being deemed to be ten (10) years younger than the Participant), and such life expectancies and the applicable term certain for Periodic Installments shall not be redetermined except as required pursuant to Section 401(a)(9) of the Code.  If a Participant elects a Joint and 50% Spouse Survivor Annuity or a Joint and 75% Spouse Survivor Annuity form of payment and his Spouse dies before the Participant’s Annuity Starting Date, such form of payment shall not be given effect and such Participant’s Accrued Benefit shall be paid in the form otherwise applicable to or subsequently elected by him.

8.2(e)If the Employer has elected in Option 14 of the Adoption Agreement to permit or require investment in Employer Stock as defined in ARTICLE XVII, additional rules are described in ARTICLE XVII.
8.3Form of Payment When Beneficiary Is the Initial Recipient.  Subject to the withdrawal rights of ARTICLE IX, in the event of a Participant’s death before his Accrued Benefit commences to be paid to him, the Participant’s non-forfeitable Accrued Benefit payable pursuant to paragraph 8.1 shall be paid to his Beneficiary in the applicable manner described in this paragraph.  Payments continuing after a Beneficiary’s death shall be made to the successor Beneficiary.
8.3(a)If such non-forfeitable Accrued Benefit does not exceed the Cash Out Limit (as defined in subparagraph 8.9(e), such Accrued Benefit shall be paid in the form of a Lump Sum Payment (as defined in paragraph 8.4).
8.3(b)Where payment is not made pursuant to subparagraph 8.3(a) and the Plan is a direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984), the non-forfeitable Accrued Benefit of a Participant who has a Spouse shall be paid in the form of a single annuity for the life of the Spouse, payable in equal monthly amounts on the first day of each calendar month during the lifetime of the Spouse as determined pursuant to subparagraph 8.9(c), unless the Participant elects pursuant to the applicable provisions of paragraph 7.5, with the consent of his Spouse, to waive the Pre-Retirement Spouse’s Death Benefit or unless such Spouse who is entitled to receive a Pre-Retirement Spouse’s Death Benefit elects to receive payment under subparagraph 8.3(c).  This annuity is sometimes referred to as a “Pre-Retirement Spouse’s Annuity”.
8.3(c)Where payment is not made pursuant to subparagraph 8.3(a), the Spouse or Beneficiary shall by written designation filed with the Administrator determine the form in which such non-forfeitable Accrued Benefit is to be paid. Such Accrued Benefit shall be paid in cash and/or in assets either:

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(i)In a Lump Sum Payment (as defined in paragraph 8.4).
(ii)In Periodic Installments (as defined in paragraph 8.5(a)) over a term certain not extending beyond the end of the fifth (5th) calendar year following the calendar year in which the Participant’s death occurs unless:
(A)Such term certain not longer than the life expectancy of the Beneficiary and the Beneficiary is an individual, and
(B)Such installments commence not later than (I) the end of the first (1st) calendar year following the calendar year in which the Participant’s death occurs in the case such individual Beneficiary is not the Participant’s Spouse or (II) the later of the end of the calendar year in which the Participant would have attained the age of seventy and one-half (70-1/2) or the end of the first (1st) calendar year following the calendar year in which the Participant’s death occurs in the case such individual Beneficiary is the Participant’s Spouse.

For purposes hereof, life expectancies shall be determined at the time such Accrued Benefit becomes payable on the basis of the applicable life expectancy or distribution period in the Single Life Table or Joint and Last Survivor Table in Section 1.401(a)(9)-9 of the Treasury regulations (but with any non-spouse individual Beneficiary being deemed to be ten (10) years younger than the Participant), and such life expectancies and the applicable term certain for Periodic Installments shall not be redetermined except as required pursuant to Section 401(a)(9) of the Code.

(iii)In a combination of a Lump Sum Payment (as defined in paragraph 8.4) and such applicable Periodic Installments (as defined in paragraph 8.5(a)).

For purposes hereof, life expectancies shall be determined at the time such Accrued Benefit becomes payable on the basis of the applicable expected return multiples under Section 72 of the Code, and life expectancies and the applicable term certain for Periodic Installments shall not be redetermined.

8.3(d)If the Employer has elected in Option 14 of the Adoption Agreement to permit or require investment in Employer Stock as defined in ARTICLE XVII, additional rules are described in ARTICLE XVII.
8.4Lump Sum Payments.  The term “Lump Sum Payment” generally means a single payment of the entire non-forfeitable Accrued Benefit or, when combined with another form of payment, the designated portion of the entire non-forfeitable Accrued Benefit.  A non-forfeitable Accrued Benefit of a Participant payable in the form of a Lump Sum Payment shall be determined as of the Valuation Date (or other time of valuation hereunder) immediately preceding the date of payment to which shall be added any contributions or other adjustments allocated after such Valuation Date (or other time of valuation hereunder) and from which shall be subtracted any distributions or other adjustments since such Valuation Date (or other time of valuation hereunder).  In the event an Accrued Benefit is to be paid in a Lump Sum Payment and the amount thereof has not been determined, the Administrator is authorized to make one or more interim payments prior to the time the amount of such Lump Sum Payment is finally determined.
8.5Periodic Installments.
8.5(a)If elected by the Participant, the term “Periodic Installments” means periodic payments in amounts determined by the Administrator and paid monthly.  Each installment paid to a Participant or to

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a Beneficiary shall be determined pursuant to a fractional method under which the amount of each installment is equal to the lesser of:
(i)The quotient obtained by dividing (A) the amount of such Participant’s non-forfeitable Accrued Benefit determined as though a Lump sum Payment were being made as of the last Valuation Date (or other time of valuation hereunder) immediately preceding the date of payment of such installment adjusted in the case of the first such payment for contributions or other adjustments allocated after such Valuation Date (or other time of valuation hereunder) and for any distributions therefrom since such Valuation Date, by (B) the number of installment payments then remaining to be made; or
(ii)The amount of such non-forfeitable Accrued Benefit at such time.
8.5(b)If elected by the Participant, the term “Periodic Installments” means periodic payments in amounts determined by the Administrator and paid monthly.  Each installment paid to a Participant shall be determined pursuant to be equal to:
(i)For period beginning prior to the Participant’s Required Beginning Date, the lesser of a fixed dollar amount selected by the participant at his Annuity Starting Date or the amount of such non-forfeitable Accrued Benefit at such time
(ii)For period beginning after the Participant’s Required Beginning Date, the greater of the fixed dollar amount selected by the Participant at his Annuity Starting Date or 1/12th of his Required Minimum Distribution for such year.  Notwithstanding, no installment shall not be greater than the amount of such non-forfeitable Accrued Benefit at such time.
8.5(c)In the event an Accrued Benefit is to be paid in the form of Periodic Installments and the amount of any installment has not been determined, the Administrator is authorized to make one or more interim payments prior to the time the amount of such installment is finally determined.
8.5(d)Upon the death of a Participant after his non-forfeitable Accrued Benefit becomes payable in Periodic Installments, the amounts of any Periodic Installments remaining unpaid shall be paid to his Beneficiary over the remaining term certain for such installments subject to such reduction of the remaining term certain (including commutation by a single sum payment) as may be requested by the Beneficiary.
8.5(e)Notwithstanding the foregoing, if a Participant dies before the April 1 following the calendar year in which he reaches or would reach his Required Beginning Date (as defined in clause (v) of subparagraph 8.13(f)) and is receiving at the time of his death, Periodic Installments, the amount of any Periodic Installment shall be redetermined to the extent required to satisfy the minimum distribution requirement of Section 401(a)(9) of the Code.
8.6Advance on or Acceleration of Deferred Payment or Periodic Installments.  If distribution of a Participant’s non-forfeitable Accrued Benefit has been deferred by election of the Participant or his Beneficiary or is being made from the Fund in the form of Periodic Installments, payment of all or part of any such remaining.  Accrued Benefit may be made to the Participant or to the Beneficiary entitled to benefits prior to the scheduled time for payment upon written application delivered to the Administrator.  Only one such request shall be permitted in any Plan Year.
8.7Plan to Plan Direct Rollover as a Distribution Option.

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8.7(a)Notwithstanding any contrary provision of the Plan, but subject to any de minimis or other exceptions or limitations provided for under Section 401(a)(31) of the Code:
(i)Any prospective recipient (whether a Participant, a surviving spouse or a current or former spouse who is an alternate payee under a qualified domestic relations order) of a distribution from the Plan which constitutes an “eligible rollover distribution” (to the extent otherwise includible in the recipient’s gross income) may direct the Trustee to pay the distribution directly to an “eligible retirement plan”;
(ii)If (A) the present value of the entire non-forfeitable Accrued Benefit payable to a Participant exceeds $1,000, (B) the Participant has not attained the later of his Normal Retirement Age or the age of sixty-two (62) and (C) the Participant does not either consent in writing to a distribution to him (as opposed to a rollover to an “eligible retirement plan”) or direct in writing the distribution be made to a specified “eligible retirement plan” or plans, then any “eligible rollover distribution” to the Participant shall be made by the Trustee’s paying the distribution directly to an “eligible retirement plan” which is an individual retirement plan in a direct rollover to the individual retirement plan on behalf of the Participant (an “automatic rollover”);
(iii)Any non-spouse designated Beneficiary within the meaning of Section 401(a)(9)(E) of the Code who is a prospective recipient of an “eligible rollover distribution” from the Plan may direct the Trustee to pay the distribution directly to an “inherited IRA.”
8.7(b)For purposes hereof, the following terms have the meanings assigned to them in Section 401(a)(31) of the Code and, to the extent not inconsistent therewith, shall have the following meanings:
(i)The term “eligible retirement plan” means any of the following, as applicable:
(A)A defined contribution plan which is either an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), an annuity plan described in Section 403(a) of the Code, or a qualified plan described in Section 401(a) of the Code, that accepts the prospective recipient’s eligible rollover distribution.
(B)An eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.
(C)The definition of eligible retirement plan applicable to a Participant shall also apply in the case of a distribution to a Participant’s surviving spouse and to a Participant’s spouse or former spouse who is the alternate payee under a QDRO.
(D)An individual retirement plan described in Section 408A of the Code (sometimes referred to as a Roth IRA).
(E)A SIMPLE IRA provided the Participant has participated in the SIMPLE IRA for at least two years prior to the rollover and the rollover is made after December 18, 2015.

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(F)In the case of an eligible rollover distribution payable to a non-spouse designated Beneficiary within the meaning of Section 401(a)(9)(E) of the Code, an “eligible retirement plan” means only an “inherited” IRA.

Notwithstanding the foregoing, with respect to any portion of the distributions from this Plan that consists of a Participant’s Roth Account, an “eligible retirement plan” means an individual retirement plan described in Section 408A of the Code (sometimes referred to as a Roth IRA), a qualified trust described in Section 401(a) of the Code that accepts the prospective recipient’s eligible rollover distribution consisting of Roth Contributions and an annuity contract described in Section 403(b) of the Code that accepts the prospective recipient’s eligible rollover distribution consisting of Roth Contributions.

(ii)The term “eligible rollover distribution” means any distribution other than any of the following:
(A)A distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made either for the life (or life expectancy) of the recipient or the joint lives (or joint life expectancies) of the recipient and his beneficiary who is an individual or for a specified period of ten (10) or more years,
(B)A distribution to the extent it is required under the minimum distribution requirement of Section 401(a)(9) of the Code,
(C)Any amount that is distributed on account of hardship,
(D)Any other amount which is not considered an eligible rollover distribution for purposes of Section 402(c)(4) of the Code with respect to the Plan, or
(E)Any amount distributed pursuant to paragraph 9.12 of the Plan.

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be paid only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred and earnings thereon, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.  Such portion may also be paid to an annuity contract described in Section 403(b) of the Code or a qualified defined benefit plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred and earnings thereon, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(iii)The term “inherited IRA” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract) or an individual retirement plan described in section 408A of the Code (sometimes referred to as a Roth IRA) established for the purpose of receiving the distribution where the individual retirement account or annuity or Roth IRA is treated as an inherited individual retirement account or annuity within the meaning of Section 408(d)(3)(C) or, as applicable, Section 409A(d)(3)(B) of the Code.

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8.7(c)Any such direction shall be filed with the Administrator in such form and at such time as the Administrator may require and shall adequately specify the eligible retirement plan to which the payment shall be made.
8.7(d)The Trustee shall make payment as directed only if the proposed transferee plan will accept the payment.
8.7(e)Any such plan to plan transfer shall be considered a distribution option under this Plan and shall be subject to all the usual distribution rules of this Plan (including but not limited to the requirement of spousal consent, where applicable, and an advance explanation of the option).
8.7(f)The Administrator is authorized in its discretion, applied on a uniform and non-discriminatory basis, to apply any discretionary de minimis or other discretionary exceptions or limitations provided for under Section 401(a)(31) of the Code in effecting or declining to effect plan to plan transfers hereunder.
8.7(g)Within a reasonable time (generally not more than one hundred eighty (180) nor less than thirty (30) days) before the benefit payment date of a prospective recipient of an eligible rollover distribution from the Plan, the Administrator shall provide the prospective recipient with a written explanation of the rollover and tax rules required by Section 402(f) of the Code.  In addition, where the prospective distribution is described in clause (ii) of subparagraph 8.7(a), the Administrator shall provide the written notice to the prospective recipient required by Sections 401(a)(31)(B)(i) of the Code (either separately or at the time the notice under Section 402(f) of the Code is provided) that the automatic rollover to individual retirement plan pursuant to clause (ii) of subparagraph 8.7(a) may be transferred to another individual retirement plan.
8.7(h)In the case of an automatic rollover described in clause (ii) of subparagraph 8.7(a):
(i)Unless otherwise determined by the Employer named in Option 1 of the Adoption Agreement by written agreement with another Plan fiduciary as reflected in Option 10.3(c) of the Adoption Agreement, the Trustee shall determine the individual retirement plan to receive the automatic rollover and the initial investment under the individual retirement plan in which the automatic rollover is invested;
(ii)The automatic rollover shall be made to an individual retirement plan within the meaning of Section 7701(a)(37) of the Code.  In the case of a rollover of a Participant’s Roth Account, the automatic rollover shall be made to an individual retirement plan that is designated as a Roth IRA pursuant to section 408A of the Code);
(iii)In connection with the automatic rollover, the Trustee (or if elected by the Employer in Option 10.3(c) of the Adoption Agreement, the Employer (in its capacity as Administrator)) shall enter into a written agreement with the individual retirement plan provider that provides:
(A)The rolled-over funds shall be invested in an investment product designed to preserve principal and provide a reasonable rate of return, whether or not such return is guaranteed, consistent with liquidity;
(B)For purposes of clause (iii)(A) of this subparagraph, the investment product selected for the rolled-over funds shall seek to maintain, over the term of the

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investment, the dollar value that is equal to the amount invested in the product by the individual retirement plan;
(C)The investment product selected for the rolled-over funds shall be offered by a state or federally regulated financial institution, which shall be either (I) a bank or savings association, the deposits of which are insured by the Federal Deposit Insurance Corporation, (II) a credit union, the member accounts of which are insured within the meaning of Section 101(7) of the Federal Credit Union Act, (III) an insurance company, the products of which are protected by State guaranty associations, or (IV) an investment company registered under the Investment Company Act of 1940;
(D)All fees and expenses attendant to an individual retirement plan, including investments of the individual retirement plan (e.g., establishment charges, maintenance fees, investment expenses, termination costs and surrender charges) shall not exceed the fees and expenses charged by the individual retirement plan provider for comparable individual retirement plans established for reasons other than the receipt of a rollover distribution subject to the provisions of Section 401(a)(31)(B) of the Code; and
(E)The recipient on whose behalf the Plan makes an automatic rollover shall have the right to enforce the terms of the contractual agreement establishing the individual retirement plan, with regard to his rolled-over funds, against the individual retirement plan provider;
(iv)Participants shall be furnished a summary plan description, or a summary of material modifications, that describes the Plan’s automatic rollover provisions effectuating the requirements of Section 401(a)(31)(B) of the Code, including an explanation that the mandatory distribution in the form of an automatic rollover will be invested in an investment product designed to preserve principal and provide a reasonable rate of return and liquidity, a statement indicating how fees and expenses attendant to the individual retirement plan will be allocated (i.e., the extent to which expenses will be borne by the account holder alone or shared with the distributing Plan or Employer), and the name, address and phone number of a plan contact (to the extent not otherwise provided in the summary plan description or summary of material modifications) for further information concerning the Plan’s automatic rollover provisions, the individual retirement plan provider and the fees and expenses attendant to the individual retirement plan;
(v)Both the Trustee's or if elected by the Employer in Option 10.3(c) of the Adoption Agreement, the Employer’s (in its capacity as Administrator) selection of an individual retirement plan and the investment of funds must not result in a prohibited transaction under Section 406 of the Act, unless such actions are exempted from the prohibited transaction provisions by a prohibited transaction exemption issued pursuant to Section 408(a) of the Act; and
(vi)In the event the distribution in question would normally be made in Stock, unless otherwise directed by the Trustee or if elected by the Employer in Option 10.3(c) of the Adoption Agreement, the Employer (in its capacity as Administrator), the value of the Stock which otherwise would have been distributed shall be converted to cash (normally based on the value of such Stock as of the most recent Valuation Date) and the automatic rollover shall then consist entirely of cash.

It is intended that the automatic rollover provisions of the Plan satisfy the safe harbor therefore under Department of Labor regulations section 2550.404a-2, and such provisions shall be interpreted and administered in accordance therewith.

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8.8Notice, Election and Consent Procedures Regarding Accrued Benefit Payment.
8.8(a)Any election authorized by subparagraph 8.2(d) and 8.3(c) and any designation or consent to a date for payment by a Participant or Beneficiary shall be in writing, shall clearly indicate the election or designation being made or the consent being given, and shall be filed with the Administrator within the time and in accordance with the procedures provided in the following subparagraphs to this paragraph.
8.8(b)Within a reasonable time (generally not more than one hundred eighty (180) nor less than thirty (30) days) before a Participant’s Annuity Starting Date, the Administrator shall by mail or personal delivery provide the Participant or his Beneficiary, as the case may be, with a written explanation of:
(i)The terms and conditions of the applicable forms of payment, including his normal form of payment under subparagraph 8.2(b) or (c) if applicable and/or 8.3(b), if applicable, and including the relative financial effects of the applicable forms of payment,
(ii)The Participant’s or the Beneficiary’s right to make, and the effect of, an election to waive his normal form of payment under subparagraph 8.2(b) or (c) and/or 8.3(b), if applicable, by electing another form of payment, under subparagraph 8.2(d), including if applicable the Joint and 75% Spouse Survivor Annuity,
(iii)The rights of the Participant’s Spouse regarding any such election as provided in subparagraph 8.8(c), and
(iv)The Participant’s right to make, and the effect of, a revocation of an election to waive his normal form of payment under subparagraph 8.2(b) or (c), as the case may be.
(v)The Participant’s right to delay receipt of his non-forfeitable Accrued Benefit until such later date allowed under paragraph 8.1, including the right to modify or revoke any election thereunder and the consequences of failing to delay or defer payment.
8.8(c)In the event the Plan is the direct or indirect transferee of a pension plan (where the transferee occurred in a Plan Year beginning after December 31, 1984), any election by a Participant regarding the form of his benefit payment shall require the consent of his Spouse and shall be subject to the following rules:
(i)The election shall not be given effect unless either:
(A)The Participant’s Spouse consents in writing thereto and the Spouse’s consent acknowledges the effect of such election and is witnessed by a representative of the Plan or a notary public (or the equivalent), or
(B)It is established to the satisfaction of the Administrator that such consent may not be obtained because there is no Spouse or because the Spouse cannot be located.

For purposes hereof, a representative of the Plan is any officer of the Employer, the Administrator or any other person designated as such in writing by any of the foregoing.

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(ii)If a Spouse consents to a Participant’s election, such consent regarding a form of payment under which benefits could be paid to the Participant’s Beneficiary shall either be in the form of:
(A)A limited consent which acknowledges the specific non-spouse Beneficiary or class of non-spouse Beneficiaries (including any multiple, contingent or successive Beneficiary or class of Beneficiaries), if any, and the applicable form(s) of payment under the Plan (including the form of payment to the Beneficiary), or
(B)A general consent which acknowledges the Spouse’s right (and awareness thereof) to limit consent only to a specific Beneficiary or class of Beneficiaries or a specific form of payment (if there is more than one) and in which the Spouse voluntarily elects to relinquish one or both of such rights.
(iii)If a Spouse consents to a Participant’s election, any change (other than a timely revocation by the Participant of an election regarding the form of payment of his Accrued Benefit or a change to a form of payment that does not require a spousal consent) by the Participant to his Beneficiary designation or the form of payment to his Beneficiary shall require the further consent of his Spouse in accordance with the applicable provisions of this subparagraph (unless the Spouse has given a general consent which expressly permits changes therein by the Participant without any requirement of further consent by the Spouse).
(iv)Any such consent by a Spouse may not be revoked by such Spouse but shall be automatically revoked in connection with a revocation or election or consent change by the Participant.
(v)Any such consent by a Spouse, or the establishment that the consent of a Spouse need not be obtained, shall be effective only with respect to such Spouse.
8.8(d)A Participant’s designation of, consent to or election of payment before his Normal Retirement Date under paragraph 8.1 and his election authorized by subparagraph 8.2(d) (together with any necessary consent by his Spouse) must be filed with the Administrator during the one hundred eighty (180) day period ending on his Annuity Starting Date.  If the written explanation required by subparagraph 8.8(b) is not provided to the Participant at least thirty (30) days before the scheduled Annuity Starting Date, the Annuity Starting Date may be deferred by the Administrator until at least thirty (30) days after the written explanation is provided.  Such election may be revoked in writing during such election period, and another election may be made during such election period, at any time and any number of times.
8.8(e)If a Participant elects an optional form of payment under subparagraph 8.2(d) which provides for a life annuity to a contingent annuitant after his death and if the contingent annuitant dies before the Participant’s Annuity Starting Date, such optional form of payment shall not be given effect and such Participant’s Accrued Benefit shall be paid in the form otherwise applicable to or subsequently elected by him.
8.8(f)Notwithstanding the other distribution timing rules herein, such benefit payments other than those to which Section 417 of the Code applies may commence less than thirty (30) days after any notice or explanation required by subparagraph 8.8(b) is given, provided that:
(i)The Administrator clearly informs the recipient that, where applicable, the recipient has a right to a period of at least thirty (30) days after receiving the notice or explanation

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to consider the decision of whether or not to elect or consent to a distribution (and, if applicable, a particular distribution option),
(ii)The recipient, after receiving the notice or explanation, affirmatively elects a distribution.
8.8(g)Notwithstanding the other distribution timing rules herein, If the distribution is one to which Section 417 of the Code applies, the Annuity Starting Date for a distribution in the form other than a Qualified Joint and Survivor Annuity may commence less than thirty (30) days after any notice or explanation required by subparagraph 8.8(b) is given, provided that:
(i)The Administrator clearly informs the recipient that, where applicable, the recipient has a right to a period of at least thirty (30) days after receiving the notice or explanation to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) to a form of distribution other than a Qualified Joint and Survivor Annuity,
(ii)The Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-days period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participants, and
(iii)The Annuity Starting Date is a date after the date the written explanation is provided to the Participant.
8.9Benefit Determination and Payment Procedure.
8.9(a)The Administrator shall make all determinations concerning eligibility for benefits under the Plan, the time or terms of payment, and the forms or manner of payment to the Participant or the Participant’s Beneficiary, in the event of the death of a Participant.  The Administrator shall promptly notify the Trustee of each such determination that benefit payments are due or should cease to be made and provide to the Trustee all other information necessary to allow the Trustee to carry out said determination, whereupon the Trustee shall pay or cease to pay such benefits from the Fund in accordance with the Administrator’s determination.
8.9(b)In making the determinations described in subparagraph 8.9(a), the Administrator shall take into account the terms of any QDRO received with respect to the non-forfeitable Accrued Benefit of the Participant or any Death Benefit with respect to the Participant.  The time and form of payment with respect to the QDRO and the time and form of payment chosen by the Participant or his Beneficiary or required by the Plan shall not be altered by the terms of the QDRO (except as permitted under Section 414(p)(4) of the Code). The Administrator shall make all determinations regarding benefit payments to be made pursuant to a QDRO.  Any benefit payment which may be subject to the terms of a domestic relations order reviewed by the Administrator shall be suspended, segregated and separately accounted for during the period the Administrator is considering whether the order is a QDRO.  In the event that benefits are in pay status at the time that a domestic relations order is received, the Administrator shall promptly notify the Trustee of the amount, if any, of the benefit payments that must be suspended for the period required by the Administrator to determine the status of the order.  Upon the completion of the Administrator’s review or other determination of the status of the order, the Administrator shall promptly notify the Trustee of the time benefit payments are to commence or resume, and of the identity of, and the amount and form of benefits to be paid to, the person or persons to whom payment is to be made.

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8.9(c)The amount of monthly payments to be made under the annuity forms of payment provided hereunder shall be determined by transferring the entire amount of the Participant’s non-forfeitable Accrued Benefit to a segregated account as though a Lump Sum Payment were being made, by using such transferred amount to purchase a non-variable, unisex priced annuity Contract issued by the Insurer and by holding such contract in such segregated account until distributed to the Participant or his Spouse entitled thereto.  No assets of the Fund shall be applied to the payment of any such annuity except as provided in this subparagraph.
8.9(d)In the event that the benefit payments are to be made under the annuity forms of payment provided hereunder, the Administrator shall have the right to direct the Trustee to purchase from an Insurer and either hold in the Fund or distribute to any Participant or his Beneficiary entitled thereto a Policy which will provide the annuity or other benefits under the Plan to which such Participant or his Beneficiary is entitled or elects to receive, provided proper application therefor is delivered to the Trustee.  Such Policy shall provide annuity or other benefits at the time and in the form required under the Plan, and in the event such Policy is distributed to a Participant or his Beneficiary, it shall provide for an election as to each time and form of payment provided in the Plan which election shall be subject where applicable to the requirement of spousal consent described in subparagraph 8.8(c) and shall be consistent with the other applicable requirements of the Plan, determined as of the annuity starting date under the Policy. Each such Policy shall be owned by and transferable only by the Trustee and, if distributed, shall become non-transferable and shall provide that the Participant or his Beneficiary entitled thereto is the retirement payee and death beneficiary thereunder.
8.9(e)For purposes of this ARTICLE the term “Cash-Out Limit” means
(i)In the case of distributions not subject to Section 417 of the Code, $5,000 determined at the time of the distribution without regard to the amount at the time of any prior distribution.
(ii)In the case of distributions subject to Section 417 of the Code, $5,000 determined at the time of the distribution without regard to the amount at the time of any prior distribution.

Notwithstanding the foregoing, if elected by the Employer in Option 10.3(b) of the Adoption Agreement, the Cash–Out Limit or the lower maximum mandatory cash out amount described in Option 10.3(a) of the Adoption Agreement shall be determined without taking a Participant’s Rollover Account into account.

8.10Claims Procedure.
8.10(a)A Participant or Beneficiary (the “claimant”) shall have the right to request any benefit under the Plan by filing a written claim for any such benefit with the Administrator on a form provided or approved by the Administrator for such purpose.  The Administrator (or a claims fiduciary appointed by the Administrator) shall give such claim due consideration and shall either approve or deny it in whole or in part.  The following procedure shall apply:
(i)The Administrator (or a claims fiduciary appointed by the Administrator) may schedule and hold a hearing.
(ii)If the claim is not a Disability Benefit Claim, within ninety (90) days following receipt of such claim by the Administrator, notice of any approval or denial thereof, in whole or in part, shall be delivered to the claimant or his duly authorized representative or such notice of denial shall be sent by mail (postage prepaid) to the claimant or his duly authorized representative at the address shown on the claim form or such individual’s last known address.  The aforesaid ninety

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(90) day response period may be extended to one hundred eighty (180) days after receipt of the claimant’s claim if special circumstances exist and if written notice of the extension to one hundred eighty (180) days indicating the special circumstances involved and the date by which a decision is expected to be made is furnished to the claimant or his duly authorized representative within ninety (90) days after receipt of the claimant’s claim.
(iii)If the claim is a Disability Benefit Claim, within forty-five (45) days following receipt of such claim by the Administrator, notice of any approval or denial thereof, in whole or in part, shall be delivered to the claimant or his duly authorized representative or such notice of denial shall be sent by mail to the claimant or his duly authorized representative at the address shown on the claim form or such individual’s last known address. The aforesaid forty-five (45) day response period may be extended to seventy-five (75) days after receipt of the claimant’s claim if it is determined that such an extension is necessary due to matters beyond the control of the Plan and if written notice of the extension to seventy-five (75) days indicating the circumstances involved and the date by which a decision is expected to be made is furnished to the claimant or his duly authorized representative within forty-five (45) days after receipt of the claimant’s claim.  Thereafter, the aforesaid seventy-five (75) day response period may be extended to one hundred five (105) days after receipt of the claimant’s claim if it is determined that such an extension is necessary due to matters beyond the control of the Plan and if written notice of the extension to one hundred five (105) days indicating the circumstances involved and the date by which a decision is expected to be made is furnished to the claimant or his duly authorized representative within seventy-five (75) days after receipt of the claimant’s claim.  In the event of any such extension, the notice of extension shall specifically explain, to the extent applicable, the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least forty-five (45) days within which to provide any specified information which is to be provided by the claimant.
(iv)Any notice of denial shall:
(A)Set forth a specific reason or reasons for the denial,
(B)Make reference to the specific provisions of the Plan document or other relevant documents, records or information on which the denial is based,
(C)Describe any additional material or information necessary for the claimant to perfect the claim and explain why such material or information is necessary,
(D)Explain the Plan’s claim review procedures, including the time limits applicable to such procedures (which are generally contained in of subparagraph 8.10(b)), and provide a statement of the claimant’s right to bring a civil action in state or federal court under Section 502(a) of the Act following an adverse determination on review of the claim denial,
(E)In the case of a Disability Claim filed before April 2, 2018, the notice will be written in a manner calculated to be understood by the Claimant and
(I)

If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either provide the specific rule, guideline, protocol or other similar criterion, or provide a statement that such a rule, guideline,

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protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the claimant or his duly authorized representative upon request in writing, and

(II)

If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either provide an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or provide a statement that such explanation will be provided free of charge upon request in writing.

(F)In the case of a Disability Benefit Claim filed on or after April 2, 2018, the notice will be provided in a culturally and linguistically appropriate manner as described in applicable regulations and
(I)

Provide a discussion of the decision, including an explanation of the basis for disagreeing with or not following the views presented by the claimant to the Plan of health care professionals treating the claimant and vocational professionals who evaluated the claimant, the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination, or a disability determination regarding the claimant presented by the claimant to the Plan made by the Social Security Administration,

(II)

If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either provide an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or provide a statement that such explanation will be provided free of charge upon request in writing

(III)

Explain the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such a rule, guideline, protocol or other similar criteria of the Plan do not exist,

(IV)

Provide a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

8.10(b)A Participant or Beneficiary whose claim filed pursuant to subparagraph 8.10(a) has been denied, in whole or in part, may, within sixty (60) days (or one hundred eighty (180) days in the case of a Disability Benefit Claim) following receipt of notice of such denial, make written application to the

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Administrator for a review of such claim, which application shall be filed with the Administrator.  For purposes of such review, the following procedure shall apply:
(i)The Administrator (or a claims fiduciary appointed by the Administrator) may schedule and hold a hearing.
(ii)The claimant or his duly authorized representative shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits.
(iii)The claimant or his duly authorized representative shall be provided, upon request in writing and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to such claim and may submit to the Administrator written comments, documents, records, and other information relating to such claim.
(iv)The Administrator (or a claims fiduciary appointed by the Administrator) shall make a full and fair review of any denial of a claim for benefits, which shall include:
(A)Taking into account all comments, documents, records, and other information submitted by the claimant or his duly authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination; and,
(B)In the case of a Disability Benefit Claim filed before April 2, 2018:
(I)

Providing for a review that does not afford deference to the initial claim denial and that is conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the claim denial that is the subject of the review, nor the subordinate of such individual,

(II)

In making its decision on a review of any claim denial that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, consulting with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment,

(III)

Providing to the claimant or his authorized representative the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claim denial that is the subject of the review, without regard to whether the advice was relied upon in making the benefit determination,

(IV)

Ensuring that the health care professional engaged for purposes of a consultation under clause (iv)(B)(II) of this subparagraph shall be an individual who is neither an individual who was consulted in connection with the claim denial that is the subject of the review, nor the subordinate of any such individual.

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(C)In the case of a Disability Benefit Claim filed on or after April 2, 2018:
(I)

Before issuing an adverse benefit determination on review, the Administrator shall provide the claimant, free of charge, before issuing an adverse benefit determination on review, with any new or additional evidence considered, relied upon, or generated by the Plan or other person making the benefit determination (or at the direction of the Plan, such other person) in connection with the claim; such evidence must be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided under paragraph 8.10(b) to give the claimant a reasonable opportunity to respond prior to that date, and

(II)

Before the Plan can issue an adverse benefit determination on review based on a new or additional rationale, the Administrator shall provide the claimant, free of charge, with the rationale; the rationale must be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided to give the claimant a reasonable opportunity to respond prior to that date.

(v)If the claim is not a Disability Benefit Claim, the decision on review shall be issued promptly, but no later than sixty (60) days after receipt by the Administrator of the claimant’s request for review, or one hundred twenty (120) days after such receipt if a hearing is to be held or if other special circumstances exist and if written notice of the extension to one hundred twenty (120) days indicating the special circumstances involved and the date by which a decision is expected to be made on review is furnished to the claimant or his duly authorized representative within sixty (60) days after the receipt of the claimant’s request for a review.
(vi)If the claim is a Disability Benefit Claim, the decision on review shall be issued promptly, but no later than forty-five (45) days after receipt by the Administrator of the claimant’s request for review, or ninety (90) days after such receipt if a hearing is to be held or if other special circumstances exist and if written notice of the extension to ninety (90) days indicating the special circumstances involved and the date by which a decision is expected to be made on review is furnished to the claimant or his duly authorized representative within forty-five (45) days after the receipt of the claimant’s request for a review.
(vii)The decision on review shall be in writing, shall be delivered or mailed by the Administrator to the claimant or his duly authorized representative in the manner prescribed in subparagraph 8.10(a) for notices of approval or denial of claims, shall in the case of an adverse determination:
(A)Include the specific reason or reasons for the adverse determination,
(B)Make reference to the specific provisions of the Plan on which the adverse determination is based,
(C)Include a statement that the claimant is entitled to receive, upon request in writing and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits,

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(D)Include a statement of the claimant’s right to bring a civil action in state or federal court under Section 502(a) of the Act following the adverse determination on review,
(E)In the case of a Disability Benefit Claim filed before April 2, 2018, the notice shall be written in a manner calculated to be understood by the claimant and:
(I)

If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either provide the specific rule, guideline, protocol or other similar criterion, or provide a statement that such a rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the claimant or his duly authorized representative upon request in writing,

(II)

If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either provide an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or provide a statement that such explanation will be provided free of charge upon request in writing, and

(III)

Provide the following statement (if applicable and appropriate): “You and your plan may have other voluntary alternative dispute resolution options, such as mediation.  One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

(F)In the case of a Disability Claim filed on or after April 2, 2018, the notice shall be provided in a culturally and linguistically appropriate manner and shall:
(I)

Provide a discussion of the decision, including an explanation of the basis for disagreeing with or not following the views presented by the claimant to the Plan of health care professionals treating the claimant and vocational professionals who evaluated the claimant, the views of medical or vocational professionals whose advice was obtained on behalf of the Plan in connection with a claimant’s adverse benefit determination, without regard to whether the advice was relief upon in making the determination, or a disability determination regarding the claimant presented by the claimant to the Plan made by the Social Security Administration,

(II)

If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either provide an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or provide a statement that

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such explanation will be provided free of charge upon request in writing, and

(III)

Provide the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination, or a statement that such rules, guidelines, protocols, standards or other similar criteria do not exist,

(IV)

Include a statement of the claimant’s right to bring a civil action in state or federal court under Section 502(a) of the Act following the adverse determination on review, and any applicable contractual limitations period that applies to the claimant’s right to bring such an action, including the calendar date on which the contractual limitations period expires for the claim.

The Administrator’s decision made in good faith shall be final.

8.10(c)The period of time within which a benefit determination initially or on review is required to be made shall begin at the time claim or request for review is filed in accordance with the procedures of the Plan, without regard to whether all the information necessary to make a benefit determination accompanies the filing.  In the event that a period of time is extended as permitted pursuant to this paragraph due to the failure of a claimant or his duly authorized representative to submit information necessary to decide a claim or review, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant or his duly authorized representative until the date on which the claimant or his duly authorized representative responds to the request for additional information.
8.10(d)For purposes of the Plan’s claims procedure:
(i)A “Disability Benefit Claim” is a claim for a Plan benefit whose availability is conditioned on a determination of disability and where the Plan’s claim’s adjudicator must make a determination of disability in order to decide the claim.  A claim is not a Disability Benefit Claim where the determination of disability is made by a party (other than the Plan’s claim’s adjudicator or other fiduciary) outside the Plan for purposes other than making a benefit determination under the Plan (such as a determination of disability by the Social Security Administration or under the Employer’s long term disability plan).
(ii)A document, record, or other information shall be considered “relevant” to a claimant’s claim if such document, record, or other information (A) was relied upon in making the benefit determination, (B) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination, (C) demonstrates compliance with the administrative processes and safeguards required in making the benefit determination, or (D) in the case of a Disability Benefit Claim, constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.
(iii)Effective April 2, 2018, in the case of a Disability Benefit Claim, the Plan shall ensure that all claims and appeals for disability benefits are adjudicated in a manner designed to ensure the independence and impartiality of the persons involved in making the decision.  Accordingly, decisions regarding hiring, compensation, termination, promotion, or other similar

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matters with respect to any individual (such as a claims adjudicator or medical or vocational expert) shall not be based upon the likelihood that the individual will support the denial of benefits.
8.10(e)The Administrator may establish reasonable procedures for determining whether a person has been authorized to act on behalf of a claimant.
8.11Payments to Minors and Incompetents.  If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, or is deemed so by the Administrator, benefits will be paid to such person as is authorized under state law to receive payment for the benefit of such Participant or Beneficiary.  Such payments shall be considered a payment to such Participant or Beneficiary and shall, to the extent made, be deemed a complete discharge of any liability for such payments under the Plan.
8.12Distribution of Benefit When Distributee Cannot Be Located.  The Administrator shall make all reasonable attempts to determine the identity and/or whereabouts of a Participant, a Participant’s Spouse entitled to a survivor life annuity or Pre-Retirement Spouse’s Annuity, under the Plan, or a Participant’s Beneficiary entitled to any other benefit under the Plan, including the mailing by certified mail of a notice to the last known address shown on the Employer’s, the Administrator’s or the Trustee’s records and any other methods required under Department of Labor Field Assistance Bulletin (FAB) No. 2014-01 or such other applicable guidance that may supersede or supplement it.  If the Administrator, or the Trustee with the assistance of the Administrator, is unable to identify and/or locate such a person entitled to benefits hereunder, or if there has been no claim made for such benefits, distribution shall be made in accordance with the acceptable distribution options described in (FAB) No. 2014-01 or such other applicable guidance that may supersede or supplement it, including Subpart B of Part 4050 of Pension Benefit Guarantee Corporation regulations.
8.13Minimum Distribution Requirements.
8.13(a)General Rules.
(i)Subject to subparagraph 8.2(b), the provisions of this paragraph 8.13 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year and will take precedence over any inconsistent provisions of the Plan.
(ii)All distributions required under this paragraph shall be determined and made in accordance with the regulations under section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of Section 401(a)(9)(G) of the Code.
8.13(b)Limits on Distribution Periods.  As of the first Distribution Calendar Year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):
(i)The life of the Participant,
(ii)The joint lives life of the Participant and a Designated Beneficiary,
(iii)A period certain not extending beyond the Life Expectancy of the Participant, or
(iv)A period certain not extending beyond the joint life and last survivor expectancy of the Participant and a Designated Beneficiary.

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8.13(c)Time and Manner of Distribution.
(i)Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
(ii)Death of Participant before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(A)If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then, except as provided in subparagraph 8.13(g), distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.
(B)If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then, except as provided in subparagraph 8.13(g), distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
(C)If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.
(D)If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this clause (ii), other than clause (ii)(A), will apply as if the surviving spouse were the Participant.

For purposes of this clause (ii) of this subparagraph and subparagraph 8.13(e), distributions are considered to begin on the Participant’s required beginning date (or if clause (ii)(D) above applies, the date distributions are required to begin to the surviving spouse under clause (ii)(A) above). If annuity payments irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under clause (ii)(A) above), the date distributions are considered to begin is the date distributions actually commence.

(iii)Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first (1st) distribution calendar year distributions will be made in accordance with subparagraphs 8.13(d) and (e) of this paragraph. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.
8.13(d)Required Minimum Distributions During Participant’s Lifetime.
(i)Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

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(A)the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 Q&A-2 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
(B)if the Participant’s sole Designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 Q&A-3 of the Treasury regulations, using the participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
(ii)Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this paragraph beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
8.13(e)Required Minimum Distributions After Participant’s Death.
(i)Participant Survived by Designated Beneficiary.
(A)If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

(I)The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(II)If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(III)If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life

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expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.
(ii)Death Before Date Distributions Begin.
(A)Participant Survived by Designated Beneficiary.  Except as provided in subparagraph 8.13(g), if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed or each distribution calendar year after the calendar year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined under clause (i) above.
(B)No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.
(C)Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this subparagraph will apply as if the surviving spouse were the Participant.
8.13(f)Definitions.
(i)Designated Beneficiary.  The term “Designated Beneficiary” means the individual who is designated as the Participant’s Beneficiary under the Plan and is the designated Beneficiary of the Participant under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4 of the Treasury regulations.
(ii)Distribution calendar year.  A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under clause (ii) subparagraph 8.13(c).  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.
(iii)Life expectancy.  The term “life expectancy” means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9, Q&A-1, of the Treasury regulations.
(iv)Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the

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valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
(v)“Required Beginning Date” shall mean in the case of a Participant, the later of  the first day of April of the calendar year following the calendar year in which the Participant attains the age seventy and one-half (70-1/2), or  retires, except that benefit distributions to a 5-Percent Owner must commence by the first day of April of the calendar year following the calendar year in which the 5-Percent Owner attains the age seventy and one-half (70-1/2).
(A)Any Participant who is not a 5-Percent Owner and who reaches age seventy and one-half (70-1/2) while employed by the Employer and on or before December 31, 1998 may elect to begin to receive his non-forfeitable Accrued Benefit at any time after he attains the age of seventy and one-half (70-1/2) and at or before the April 1 of the calendar year following the calendar year in which he attains the age of seventy and one-half (70-1/2).  The non-forfeitable Accrued Benefit of a Participant for each Plan Year after his Accrued Benefit commences pursuant to this clause shall commence to be paid as soon as possible after each such Plan Year.
(B)Any Participant attaining the age of 70-1/2 in years prior to 1997 may elect to stop distributions and recommence by the later of the April 1 of the calendar year following the year in which the Participant retires.  In such case, the Participant shall have a new Annuity Starting Date upon recommencement.
(vi)“5-Percent Owner” means a Participant is a 5-Percent Owner as defined in section 416(i) of the Code (determined in accordance with section 416 but without regard to whether the plan is top-heavy) at any time during the plan year ending with or within the calendar year in which such owner attains age 70-1/2.  Once distributions have begun to a 5-Percent Owner under this paragraph, they must continue to be distributed, even if the Participant ceases to be a 5-Percent Owners in a subsequent year.
(vii)5-year rule.  The term “5-year rule” means the distribution rule under this paragraph which requires that the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.
(viii)Life expectancy rule.  The term “life expectancy rule” means the distribution rules under this paragraph other than those pertaining to the 5-year rule.
8.13(g)Notwithstanding the foregoing:
(i)Except as provided in clause (ii) of this subparagraph, if the Participant dies before distributions begin and there is a designated Beneficiary, distribution to the designated Beneficiary is not required to begin by the date specified in clause (ii) of subparagraph 8.13(c) of the Plan, but the Participant’s entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.  If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, the preceding sentence will apply as if the surviving spouse were the Participant.
(ii)The Participant’s designated Beneficiary may elect on an individual basis whether the 5-year rule or the life expectancy rule in clause (ii) of subparagraph 8.13(c) and 8.13(e) of the Plan applies to distributions after the death of the Participant who has a designated Beneficiary.

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The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under clause (ii) of subparagraph 8.13(c) of the Plan or September 30 of the calendar year which contains the fifth (5th) anniversary of the Participant’s (or, if applicable, surviving spouse’s) death.  If the Beneficiary does not makes an election under this clause, distributions will be made in accordance with clause (i) of this subparagraph.
(iii)A Designated Beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.
8.13(h)TEFRA Section 242(b)(2) Elections. Notwithstanding the other requirements of this paragraph and subject to the Joint and Survivor requirements and the requirements of Article VIII distribution on behalf of any employee, including a 5-Percent Owner, who has made a designation under Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (a “section 242(b)(2) election”) may be made in accordance with all of the following requirements (regardless of when such distribution commences):
(i)The distribution by the trust is one which would not have disqualified such trust under section 401(a)(9) of the Internal Revenue Code as in effect prior to amendment by the Deficit Reduction Act of 1984.
(ii)The distribution is in accordance with a method of distribution designated by the employee whose interest in the trust is being distributed or, if the employee is deceased, by a beneficiary of such employee.
(iii)Such designation was in writing, was signed by the employee or the beneficiary, and was made before January 1, 1984.
(iv)The employee had accrued a benefit under the plan as of December 31, 1983.
(v)The method of distribution designated by the employee or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the employee’s death, the beneficiaries of the employee listed in order of priority.
8.13(i)A distribution upon death will not be covered by subparagraph 8.13(h) unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the employee.
8.13(j)For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the employee, or the beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in clauses (i) and (v) of subparagraph 8.13(h).
8.13(k)If a designation is revoked any subsequent distribution must satisfy the requirements of section 401(a)(9) of the Code and the proposed regulations thereunder.  If a designation is revoked subsequent to the date distributions are required to begin, the trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which

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would have been required to have been distributed to satisfy section 401(a)(9) of the Code and the proposed regulations thereunder, but for the section 242(b)(2) election.  For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in section 1.401(a)(9)-2 of the proposed regulations.  Any changes in the designation will be considered to be a revocation of the designation.  However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).  In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A-14 and Q&A-15 of section 1.401(a)(9)-8 of the regulations shall apply.
18.13(l)For plans in existence before 2003, Required Minimum Distributions were paid pursuant to section 242(b)(2) election rules as provided below.
(i)2000 and Before.  Required Minimum Distributions for calendar years after 1984 and before 2001 were made in accordance with Section 401(a)(9) of the Code and regulations thereunder that were proposed on July 27, 1987 ( the 1987 Proposed Regulations).
(ii)2001.  Required Minimum Distributions for calendar year 2001 were made in accordance with the requirements of section 401(a)(9) of Code and the regulations thereunder that were proposed on January 17, 2001 (the 2001 Proposed Regulations),
(iii)2002.  Required Minimum Distributions for calendar year 2002 were made in accordance with the requirements of section 401(a)(9) of Code and the regulations thereunder that were proposed on April 17, 2002 (the 2002 Final and Temporary Regulations).
ARTICLE IX
In-Service Withdrawals and Loans
9.1Non-Hardship Withdrawals from After-tax Account, Voluntary Deductible Account and/or Rollover Account.  If permitted by the Employer as indicated in Option 10.1 of the Adoption Agreement, a Participant who is employed by the Employer may make non-hardship withdrawals in whole or in part from his After-tax Account, his Voluntary Deductible Account and/or his Rollover Account.
9.2Non-Hardship Withdrawals from Pre-tax Account, Roth Account and/or Employer Safe Harbor Accounts.  If permitted by the Employer as indicated in Option 10.1(b) of the Adoption Agreement, a Participant who is employed by the Employer and who has attained the age of fifty-nine and one-half (59-1/2) (or such later age as indicated in the Adoption Agreement) may make non-hardship withdrawals in whole or in part from his Pre-tax Account, his Roth Account, his Employer QNEC/QMAC Account and/or his Safe Harbor Contribution Account or Employer QACA Safe Harbor Account.
9.3[Reserved]
9.4Non-Hardship Withdrawals from Employer Base or Regular Matching Accounts.
9.4(a)If permitted by the Employer as indicated in Option 10.1(b) and/or (c) of the Adoption Agreement, a Participant who is employed by the Employer and who has a 100% non-forfeitable interest in his Accrued Benefit may make non-hardship withdrawals in whole or in part from his Employer Base or Regular Matching Account and who either or both, as indicated in Option 10.1 of such Adoption Agreement, has attained the age of fifty-nine and one-half (59-1/2) (or such later age as indicated in the

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Adoption Agreement) and/or has been an “active” Participant in the Plan for at least sixty (60) full calendar months (whether or not consecutive) may make withdrawals in whole or in part from his Employer Base Active Account and/or his Employer Base Non-forfeitable Account or his Employer Regular Matching Active Account and/or his Employer Regular Matching Non-forfeitable Account.
9.4(b)For purposes of determining active participation with respect to any period, an “active” Participant in a non-contributory plan is a Participant satisfying the requirements, if any, of such Plan to share in the contribution by the Employer to such plan for such period, and an “active” Participant in a contributory plan is a Participant eligible to make contributions (whether after-tax or pre-tax) to such Plan for such period.
9.5Hardship Withdrawals from Accounts Other Than Pre-tax, Roth and Employer Safe Harbor Accounts.
9.5(a)If permitted by the Employer as indicated in Option 10.1(d) of the Adoption Agreement, a Participant who is employed by the Employer and who suffers a Hardship may, upon written request approved by the Administrator, make a hardship withdrawal of all or that portion of the balance of his vested Accrued Benefit (other than his Pre-tax Account, Roth Account, Employer Safe Harbor Account, Employer QACA Safe Harbor Account and Employer QNEC/QMAC Account) which the Administrator deems appropriate to relieve such hardship.
9.5(b)“Hardship” of a Participant for purposes of this paragraph shall be determined by the Administrator upon review of each situation and in accordance with the following objective standards and shall mean an immediate need for financial assistance in meeting obligations incurred or to be incurred by a Participant.  A Hardship shall be considered present in connection with any obligation to pay expenses or costs resulting from education expenses, a principal home purchase or major improvement or repairs thereto, a major medical expense to the extent not reimbursed by any plan, program or insurance, or losses of a catastrophic nature to the extent uninsured, of the Participant or his dependents.
9.6Hardship Withdrawals from Pre-tax, Roth and/or Employer Safe Harbor Accounts.
9.6(a)If permitted by the Employer as indicated in Option 10.1(e) of the Adoption Agreement, a Participant who is employed by the Employer and who suffers a Severe Hardship may, upon written request approved by the Administrator, make a hardship withdrawal of all or that portion of:
(i)The balance of his Pre-tax Account and/or his Employer Safe Harbor Account as of the end of the last Plan Year beginning before January 1, 1989 plus
(ii)his Pre-tax Contributions made for Plan Years beginning after December 31, 1988 and his Roth Matched Contributions (each without regard to earnings thereon) then considered held in his Pre-tax Account and his Roth Account, respectively, which the Administrator deems appropriate to relieve such hardship.

9.6(b)“Severe Hardship” of a Participant for purposes of this paragraph shall be determined by the Administrator upon review of each situation and in accordance with the following objective standard and shall mean an immediate and heavy need for financial assistance in meeting obligations incurred or to be incurred by the Participant, taking into account the Participant’s other reasonably available resources, as provided below.  A Severe Hardship shall be considered to exist only where the conditions of both of the following clauses (i) and (ii) are satisfied:

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(i)The immediate and heavy need requirement shall be considered satisfied only where the need is on account of any of the following:

(A)Expenses for (or necessary to obtain) medical care (to the extent not reimbursable or compensable by any plan, program, insurance or otherwise) that would be deductible to the Participant under Section 213(d) of the Code (determined without regard to whether the expenses exceed seven and one-half percent (7.5%) of adjusted gross income).
(B)Costs directly related to the acquisition (excluding mortgage payments) of a dwelling unit which within a reasonable time is to be used (determined at the time the withdrawal is made) as the principal residence of the Participant.
(C)Payment of tuition, related educational expenses and room and board for the next 12-months of post-secondary education for the Participant, the Participant’s spouse, the Participant’s children or any of the Participant’s dependents (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code).
(D)Payments necessary to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant’s principal residence.
(E)Payment of burial or funeral expenses of any of the Participant’s deceased parent, spouse, children or other dependents (as defined in Section 152 of the Code without regard to Section 152(d)(1)(B) of the Code).
(F)Payment of expenses for repair of damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income).

The immediate and heavy need requirement shall be considered satisfied if the need is on account of a hardship described in clauses (A), (C) or (E) above experienced by the Participant’s Beneficiary.  For purposes hereof, the Beneficiary must be a primary Beneficiary designated by the Participant on a form that is on file with the Administrator on both the date the application for the hardship is submitted and the date the distribution is made and who has an unconditional right to all or a portion of the Participant’s Account under the Plan upon the Participant’s death.

(ii)The other reasonably available resources requirement shall be considered satisfied only when all of the following occur:
(A)The distribution from the Plan does not exceed the amount of the immediate and heavy need plus the projected federal, state or local income tax liability or penalties reasonably anticipated to be levied with respect to the amount to be withdrawn (taking into account the following described currently available funds).
(B)The Participant has obtained all currently available distributions (including distributions of ESOP dividends under Section 404(k) of the Code), other than

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Severe Hardship under this Plan and comparable hardship distributions under other qualified plans, under this Plan and all other qualified plans maintained by the Employer.
(C)The Participant either (I) has obtained all currently available non-taxable loans under this Plan and all other qualified plans maintained by the Employer or (II) in the case where the Participant is also borrowing from a commercial lender to satisfy part of the immediate and heavy need, the lender refuses to lend where the Participant borrows from this Plan or such other qualified plan.
(D)The Participant agrees to a suspension of his Elective Deferrals (as defined in clause (iv) of subparagraph 21.1(b)) and his After-tax Contributions to this Plan) and all his employee contributions including Catch-up Contributions (other than mandatory employee contributions to a defined benefit plan and rollover contributions to any plan) to this Plan and all other qualified plans and non-qualified plans of deferred compensation (other than health or welfare benefit plans) maintained by the Employer, including, but not limited to stock option, stock purchase and similar plans, for a period of six (6) months after receipt of a Severe Hardship, and all applicable plans so provide or the Participant’s contributions to such applicable plans are otherwise so suspended under the terms of a legally enforceable agreement.

The Participant contribution suspension requirement of clause (ii)(D) is hereby imposed on any Severe Hardship withdrawal or similar hardship authorized in any other qualified plan maintained by the Employer and shall be deemed agreed to by any Participant requesting a Severe Hardship withdrawal or such other similar hardship withdrawal.

9.6(c)The Participant contribution suspension referred to in clause (ii)(D) of subparagraph 9.6(b) shall be imposed for the applicable period beginning on the first day of the payroll period next following the date of withdrawal.  For purposes hereof, separate periods of suspension under this paragraph shall run concurrently.
9.6(d)A Participant who is an Eligible Employee may recommence his contributions to the Plan after his applicable period of suspension has expired on the first day of any calendar quarter thereafter by his delivering a new payroll deposit election form to the Administrator at least thirty (30) days (or such shorter period as the Administrator on a uniform and non-discriminatory basis may determine) prior to the date it is to become effective, designating the date, rate and type or types of such recommencement of contributions. However, if the Employer has elected in Option 6.2 or 6.3 of the Adoption Agreement to provide a “deemed election” of Pre-tax Contributions or Roth Contributions, then such Participant’s Pre-tax Contributions or Roth Contributions shall recommence automatically on the first day of the calendar month following the expiration of the suspension at the level in effect prior to the suspension.  Otherwise contributions will not automatically recommence.
9.6(e)For purposes hereof, unless otherwise provided in the applicable asset transfer, plan merger or consolidation or adoption agreement, the remaining period of any suspension from participation under any plan which is merged into this Plan at the time of such merger shall be considered a period of suspension under this paragraph during which Participants may not contribute to the Plan.
9.7Withdrawal Restrictions and Procedure.
9.7(a)A Participant shall not make more than four (4) non-hardship withdrawals in any Plan Year.  Prior to August 16, 2016, non-hardship withdrawals were limited to two (2) in any Plan Year. Withdrawals from more than one account made at the same time shall only count as one withdrawal.

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9.7(b)The amount of any withdrawal from any such account shall not be less than $100, unless the Participant’s account balance is less than $100 in which case the then balance in the account may only be withdrawn or unless such withdrawal would require a suspension from active participation in which case the amount which would not cause a suspension may be withdrawn.
9.7(c)All withdrawals shall be made only by filing a written withdrawal request form with the Administrator in which the amount of withdrawal and the account(s) and, if desired and permitted by the Administrator, the division(s) of the Fund from which the withdrawal is to be made and, if applicable, the Hardship or Severe Hardship and such other information (including but not limited to certifications regarding no other cash resources and/or no other resources for purposes of determining the existence of a Hardship and/or Severe Hardship) pertaining thereto as the Administrator may deem appropriate are stated.
9.7(d)Notwithstanding anything to the contrary in the foregoing, in the case of a Plan which is a direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984), no withdrawal may be made by a Participant without the consent of his Spouse filed with Administrator within the one hundred eighty (180) day period ending on the date such withdrawal is made and given in the manner described in subparagraph 8.7(c).
9.7(e)Notwithstanding any of the other provisions of this ARTICLE IX, the Administrator may on a uniform and non-discriminatory basis at any time and from time to time suspend or limit the withdrawal rights under this ARTICLE IX (except to the extent prohibited by Section 411(d)(6) of the Code).
9.8Payment of Withdrawals.
9.8(a)All non-hardship withdrawals shall be made within a reasonable time and at such time or times as are determined by the Administrator after the Participant’s non-hardship withdrawal request is delivered to the Administrator or his hardship withdrawal request is approved by the Administrator, as the case may be, and shall be made in cash.
9.8(b)The amount of any withdrawal shall be determined on the basis of the value of the Participant’s accounts from which the withdrawal is made as of the most recent Valuation Date prior to the date of payment of the withdrawal, decreased by any withdrawals or other distributions since such Valuation Date and increased, by the amount of contributions allocated to his accounts (and not withdrawn or distributed) since such Valuation Date.
9.8(c)If permitted by the Administrator, a Participant may designate his accounts and/or the divisions of the Fund from which his withdrawal shall be made.  Unless otherwise determined by the Administrator from time to time on a uniform and non-discriminatory basis applied prospectively or, to the extent otherwise permitted by the Administrator, as specifically designated by the Participant in his withdrawal request, each withdrawal by a Participant shall be prorated based upon the values of the respective divisions of the Fund (other than the Loan Fund or the Transfer Fund, as defined in the Trust) in the Participant’s accounts from which withdrawn, and the withdrawal shall be considered made from the Participant’s available accounts to the extent permitted hereinabove, with availability being determined on the basis of the circumstances (such as hardship, severe hardship, non-hardship, the age of the Participant, the time contributions have been in the Plan, the length of the Participant’s active participation in the Plan as provided herein) surrounding the withdrawal, in the following order:
(i)First, his Voluntary Deductible Account;

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(ii)Then, his After-tax Account, less that amount therein of his After-tax Matched Contributions made in the twenty-four (24) calendar month period preceding the month of withdrawal in the case of a non-hardship withdrawal;
(iii)Then, his Roth Account, less that amount therein of his Roth Matched Contributions made in the twenty-four (24) calendar month period preceding the month of withdrawal in the case of a non-hardship withdrawal;
(iv)Then, his Rollover Account;
(v)Then, his Employer Base Non-forfeitable Account;
(vi)Then, his Employer Safe Harbor Non-forfeitable Account;
(vii)Then his Employer Base Active Account;
(viii)Then his Employer Regular Matching Active Account;
(ix)Then, his Pre-tax Account, less that amount therein of his Pre-tax Contributions made in the twenty-four (24) calendar month period preceding the month of withdrawal in the case of a non-hardship withdrawal;
(x)Then, his After-tax Account to the extent of his After-tax Contributions therein made in the twenty-four (24) calendar month period preceding the month of withdrawal in the case of a non-hardship withdrawal;
(xi)Then, his Roth Account to the extent of his Roth Contributions therein made in the twenty-four (24) calendar month period preceding the month of withdrawal in the case of a non-hardship withdrawal; and
(xii)Then, his Pre-tax Account to the extent of his Pre-tax Contributions therein made in the twenty-four (24) calendar month period preceding the month of withdrawal in the case of a non-hardship withdrawal.

Any such different scheme or designation rights shall be communicated to Participants as part of the withdrawal application materials provided to Participants on request or in any other manner determined by the Administrator.

9.8(d)Solely for purposes of determining amounts available for withdrawal and for suspension from participation:
(i)In the discretion of the Administrator, amounts required to be aged by months may be aged by quarters or years if monthly records are not readily available without additional cost.
(ii)Except as may otherwise be expressly provided herein, withdrawals from an account shall be considered made first from earnings (except where prohibited under clause (ii) of subparagraph 9.6(a)) and then, on a first-in, first-out basis, from contributions.
9.8(e)If the Employer has elected in Option 14 of the Adoption Agreement to permit or require investment in Employer Stock as defined in ARTICLE XVII, additional rules are described in ARTICLE XVII.

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9.9No Withdrawal Restoration.  No restoration of amounts withdrawn shall be permitted.
9.10Loans.
9.10(a)As indicated by the Employer in Option 10.2 of the Adoption Agreement, loans from the Fund may be made to Participants (which term for purposes of this paragraph is intended to include Beneficiaries of deceased Participants) on written application therefor delivered to the Administrator, subject to the following rules:
(i)Loans must be adequately secured, which may include or consist of use of a Participant’s non-forfeitable Accrued Benefit (other than by his Voluntary Deductible Account) as security, provided however that:
(A)Not more than fifty percent (50%) of a Participant’s non-forfeitable Accrued Benefit (exclusive of his Voluntary Deductible Account) may be considered adequate security for such purpose, and
(B)Any pledge and assignment of a Participant’s non-forfeitable Accrued Benefit shall be ineffective and void for any period of time during which the loan fails to comply with the provisions of Section 4975(d)(1) of the Code and Section 408(b)(1) of the Act.
(ii)Loans must be approved by the Administrator in accordance with a uniform, non-discriminatory policy established, and which thereafter may be modified or suspended from time to time, by the Administrator.  The Administrator’s loan policy shall be considered a part of the Plan and shall, at a minimum, contain:
(A)A procedure for applying for loans,
(B)The basis on which loans will be approved or denied,
(C)Limitations, if any, on the types and amounts of loans available,
(D)The procedure for determining a reasonable interest rate,
(E)The types of collateral which may secure a loan,
(F)The events constituting a default and the steps that will be taken to preserve the Plan assets in the event of a default, and
(G)The conditions under which a subsequent loan may be obtained following a default on, deemed distribution of, and failure to repay one loan.
(iii)Loans must be available to all Participants on a reasonably equivalent basis.
(iv)Loans must not be made available to Highly Compensated Employees in an amount of and/or percentage of their non-forfeitable Accrued Benefits (exclusive of Voluntary Deductible Accounts) or some combination thereof greater than that made available to other Participants.

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(v)Loans must not exceed with respect to any Participant (when added to the outstanding balance of all loans to the Participant from the Plan and all other qualified employer plans of the Employer and of each Affiliate) the lesser of:
(A)$50,000, reduced by the excess of (I) the Participant’s highest aggregate outstanding balance in the preceding twelve (12) months under this Plan and such other plans over (II) his aggregate outstanding balance under this Plan and such other plans on the date on which the loan in question is made, or
(B)One-half of the sum of the Participant’s non-forfeitable Accrued Benefit (exclusive of his Voluntary Deductible Account) under this Plan.
(vi)Loans must bear a commercially reasonable rate of interest which may be fixed or variable and which may vary between Participants based on the term of the loan, the security provided and such other considerations deemed desirable by the Administrator.
(vii)Notwithstanding anything to the contrary in the foregoing, in the case of a Plan which is a direct or indirect transferee of a pension plan (where the transferee occurred in a Plan Year beginning after December 31, 1984), no loan may be made to a Participant without the consent of his Spouse filed with the Administrator within the one hundred eighty (180) day period) ending on the date the loan is made and given in the manner described in  subparagraph 8.7(c), that is, it must be in writing, acknowledge the effect of the consent and be witnessed by a plan representative or notary public.  Such consent shall include consent to any possible setoff or payment of benefits in the form of the promissory note evidencing the loan.  The consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse.  A new consent shall be required if the account balance is used for renegotiation, extension, renewal or other revision of the loan.
(viii)Notwithstanding the foregoing, unless the Secretary of Labor or his delegate grants an administrative exemption from the prohibited transaction rules with respect to such loan, no loan shall be made to any Participant who is a shareholder-employee or Owner-Employee.  For purposes of this paragraph a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than five percent (5%) of the outstanding stock of the corporation.
9.10(b)The loan policy of the Administrator shall include considerations such as creditworthiness or financial need and any other considerations deemed desirable by the Administrator.
9.10(c)All loans shall require repayment by substantially level amortization with payments not less frequently than quarterly and shall otherwise be repaid in the manner and within a specified period of time as determined by the Administrator, but in no event to exceed thirty (30) years for “home loans” or five (5) years for all other loans.  For purposes hereof a “home loan” is any loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant.
9.10(d)The Employer shall cooperate with the Administrator and the Trustee in enforcing prompt repayment of all such loans and installments thereon.  The entire balance of principal and interest then due on all such loans upon which a Participant is then liable shall be deducted from any distributions or benefits paid to or with respect to such Participant and shall be applied to the payment of such balance, provided that no such deduction shall be made unless the Participant and, where applicable as provided in clause (vii) of subparagraph 9.10(a), his Spouse have consented to the loan.

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9.10(e)Every loan applicant shall receive a clear statement of the charges involved in each loan transaction.  This statement shall include the dollar amount and annual interest rate of the finance charge.
9.10(f)Notwithstanding the foregoing, the Administrator may on a non-discriminatory basis, among other things, set minimum loan amounts (not to exceed $1,000), minimum repayment amounts, more restrictive loan limits, and/or a maximum number of outstanding loans for any Participant at any one time, may impose a loan processing and/or administrative charge, may limit loans to Participants who are employed by the Employer or otherwise are “parties in interest” as described in Section 3(14) of the Act, may restrict accounts from which loans are made, may require repayment by payroll deduction, and may suspend loan rights from time to time.
9.10(g)Any loan made to a Participant pursuant to this paragraph shall, to the extent of the lesser of the amount of the loan or the Participant’s Accrued Benefit at such time, be treated as a directed investment under the terms of the Trust by the Participant.
9.10(h)In the event of a default, foreclosure on the note and attachment of the security will not occur until a distribution event occurs in the Plan.
9.10(i)Notwithstanding any other provision of the Plan, if a loan repayment obligation is suspended for any part of a Participant’s service in the uniformed services of the United States (as defined in chapter 43 of title 38, United States Code), whether or not Qualified Military Service (as defined in paragraph 4.14), such suspension shall not be taken into account for purposes of Sections 72(p), 401(a) or 4975(d)(1) of the Code and, if the Administrator permits, for purposes of the loan term and similar rules of the Plan.
9.10(j)Effective for Plan loans made after December 31, 2001, any Plan provisions prohibiting loans to any owner-employee or shareholder-employee shall cease to apply.
9.11Instructions to Trustee.  The Administrator, upon determination that a requested withdrawal or loan is permissible under the Plan, shall immediately notify the Trustee, who shall pay from the Fund the amount of the withdrawal or loan in accordance with the Administrator’s instructions and, in the case of a withdrawal, shall deduct the amount thereof from the Participant’s account in the Fund designated by the Administrator.
9.12Withdrawal from Automatic Enrollment Arrangements.  Unless the employer elects in Option 6.2(b) or 6.2(c) to prohibit such withdrawals, a Participant who was enrolled in the Plan pursuant to a deemed election under Option 6.2(b) or 6.2(c) of the Adoption Agreement, may elect to receive a withdrawal of the contribution made pursuant to the deemed election (adjusted for allocable gains and losses to the date of the distribution less any generally applicable fees).  Such election must be made no later than 90 days after the date the first contribution is made pursuant to the deemed election (i.e., the date the contribution amount would otherwise have been included in gross income).  The effective date of such election cannot be later than the last day of the payroll period that begins after the election is made.  Any matching contribution made on account of the amount withdrawn shall be forfeited or will not be made.  Amounts withdrawn shall not be taken into account in the ADP Test or ACP Test.  No spousal consent is required for a withdrawal under this paragraph.  The amounts withdrawn shall not be counted toward the limit described in Section 402(g) of the Code.  Fees charged against a withdrawal under this paragraph cannot be greater than fees charged against other cash distributions.  An election to withdraw contributions under this paragraph shall be deemed to be an affirmative election to cease contributions to the Plan, unless or until a subsequent affirmative election is filed to begin making contributions to the Plan.

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9.13Roth Conversion.
9.13(a)If permitted by the Employer under Option 6.4(b)(iii) of the Adoption Agreement, a Participant may elect, at any time before his termination of employment, to convert all or a portion of his Accounts as described in the Adoption Agreement (including contribution and earnings thereon) to the extent vested, to his designated Roth Account in accordance with the following:
9.13(b)General Requirements.  Any portion of a Participant’s Accounts that the Participant elects to convert to a Roth Conversion Account pursuant to this paragraph 9.13 must (i) qualify as an eligible rollover distribution as defined in Code Section 402(c)(4), (ii) shall be rolled over or transferred within the Plan to the Participant’s Roth Conversion Account, and (iii) shall not be distributed from the Plan.  Any such transfer shall be known as a “Roth Conversion.”
9.13(c)Irrevocable Designation.  Any election of a Roth conversion shall be irrevocable.
9.13(d)Administration.  The Plan Administrator may establish and maintain procedures for administering Roth Conversions as it deems necessary or appropriate, and may maintain such records as are necessary for the proper reporting of Roth Conversions and will administer the Roth Conversion Accounts in accordance with the Code, IRS guidance and Plan provisions. The Plan Administrator shall not impose any limitations or restrictions as to the number or amount of Roth Conversions a Participant may elect during a Plan Year.
9.13(e)Roth Conversion Account.  A Roth Conversion shall be credited to a Roth Conversion Account maintained for each eligible Participant electing to make a Roth Conversion.  Roth Conversion Accounts shall be one hundred percent vested and shall share in the allocation of earnings or losses, as the case may be, but shall not share in any other allocations.  Any such Roth Conversion Account may include subaccounts to preserve the pre-conversion source of funds, tax basis and distribution rights as applicable.
9.13(f)Distributions of Roth Conversion Accounts.  Any amounts and the applicable earnings thereon transferred in a Roth Conversion shall remain subject to the distribution restrictions that were applicable to the amount before the Roth Conversion.  For this purpose, a Participant’s Roth Conversion Account shall consist of subaccounts to identify the pre-conversion source of funds.  Notwithstanding anything in the Plan to the contrary, a Roth Conversion is not a rollover contribution for purposes of the Plan. The Plan will take into account the amounts attributable to a Roth Conversion for purposes of determining whether a Participant’s vested account balance exceeds $1,000 for purposes of paragraph 7.7.  A Roth Conversion shall not be treated as a distribution for purposes of Sections 401(a)(11) and 411(d)(6)(B)(ii) of the Code. A “qualified distribution” (as defined in Code Section 402A(d)(2)) from a Participant’s Roth Conversion Account shall not be included in the Participant’s gross income for Federal income tax purposes to the extent provided in Code Section 402A.
ARTICLE X
The Fund
10.1Trust Fund and Exclusive Benefit.  The Trustee shall receive all contributions under and all assets transferred to the Plan and shall invest and administer them as a trust fund (the “Fund”) for the exclusive benefit of the Participants and Beneficiaries hereunder in accordance with the Plan.  Except as otherwise expressly provided herein, no part of the corpus or income of the Fund shall revert to or be used or enjoyed by the Employer or be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries and the defrayal of reasonable expenses of the Plan and Fund.  The rights of all persons hereunder are subject to the terms of the Plan.

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10.2Plan and Fund Expenses.  Unless or to the extent not paid by the Employer without being advanced subject to reimbursement (which shall make such payments as directed by the Benefits Corporation) or unless prohibited by the Act or the Code, all expenses of the Plan and the Fund, including (a) reasonable legal, accounting, custodial, brokerage, consulting and other fees and expenses incurred in the establishment, amendment, administration, termination of the Plan or the Fund and termination of the Employer’s participation in this master plan known as the State Bankers Association Master Defined Contribution Plan and Trust, (b) the compensation of the Trustee and other fiduciaries of the Plan to the extent provided under the Plan, and (c) all taxes of any nature whatsoever, including interest and penalties, assessed against or imposed upon the Fund or the income thereof shall be paid out of the Fund and shall constitute a charge upon the Fund upon such basis as the Trustee may determine; provided, however, that if not paid by the Employer as directed by the Benefits Corporation, the Trustee shall not be required to seek reimbursement.  The Benefits Corporation may cause the Employer to advance any or all such expenses and/or taxes on behalf of the fund, subject to the Employer’s right of reimbursement from the Fund if so directed by the Benefits Corporation and to the applicable prohibited transaction provisions of the Act and the Code.
10.3Reversions to the Employer.
10.3(a)If a contribution by the Employer is made under a mistake of fact, then upon written direction by the Benefits Corporation, the Trustee shall return to the Employer an amount equal to such mistaken contribution, less any losses attributable to such contribution, within one year after payment of such contribution.  If a contribution by the Employer is made conditioned upon its deductibility for federal income tax purposes and there is a final determination by the Internal Revenue Service or a court of competent jurisdiction on review of the Internal Revenue Service’s determination of the disallowance of a deduction under Section 404 of the Code for such contribution or portion thereof, then upon written direction by the Employer, the Trustee shall return to the Employer an amount equal to the amount of such contribution or portion thereof so disallowed, less any losses attributable to such contribution, within one year after such final determination.
10.3(b)If it is finally determined by the Internal Revenue Service or a court of competent jurisdiction on review of the Internal Revenue Service’s determination that the Plan as initially adopted (so long as an application for a determination is timely filed with the Internal Revenue Service by the date, including extensions thereof, on which the Employer’s federal income tax return for its taxable year in which the Plan or such amendment was adopted is due to be filed) does not qualify under Section 401 of the Code, the Trustee shall return to the Employer within one year after the date of notice of such disqualification all assets attributable to its contributions to the Plan received by the Trustee, except to the extent otherwise directed by the Employer.
10.3(c)After the termination of the Plan as a whole and after all fixed and contingent liabilities of the Fund to Participants and their Beneficiaries have been satisfied, any remaining assets of the Fund held pursuant to paragraph 4.5 shall be distributed to the Employer.
10.4No Interest Other Than Plan Benefit.  Nothing contained herein shall be deemed to give any Participant or Beneficiary any interest in any specific part of the Fund or any interest other than his right to receive benefits in accordance with the provisions of the Plan.
10.5Provisions Relating to Insurer.
10.5(a)No Insurer shall be deemed a party to the Plan or responsible for the validity thereof.
10.5(b)No Insurer shall be required to determine either:

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(i)That a person for whom the Trustee applies for a Policy is, in fact, eligible for participation or entitled to benefits under the Plan,
(ii)Any fact necessary for the proper issuance of any Policy or Contract, or
(iii)The proper distributions or further application of any moneys paid by it to the Trustee in accordance with the written direction of the Trustee;

and with respect to each of the foregoing, the Insurer shall be fully indemnified and protected in relying upon the advice and direction of the Trustee.

10.5(c)Any notice, direction, application or other communication whatsoever shall be accepted by the Insurer as duly authorized and executed if signed by the Trustee.  The Insurer shall be fully protected in assuming that the Trustee is as shown in the latest notification received by it at its home office.
10.5(d)Except as may be otherwise provided in any binding receipt issued by the Insurer, there shall be no coverage and no annuity or death benefit payable under any Policy to be purchased from any Insurer until such Policy shall have been issued and the premium therefor shall have been paid.
10.5(e)In the event of any conflict between the terms of the Plan and the terms of the Policy or Contract, the provisions of the Plan will control.
10.6Payments from the Fund.
10.6(a)The Trustee shall make all payments from the Fund which become due hereunder in accordance with the written instructions or directions of the Administrator.  In directing the Trustee to make any payments or deliveries out of the Fund, the Administrator shall follow the provisions of the Plan.  The Trustee acting in accordance with such instructions or directions shall be fully protected and indemnified by the Employer in relying upon any such written instruction or direction which the Trustee reasonably and in good faith believes to be proper.
10.6(b)Any notice, direction, application or other communication whatsoever shall be accepted by the Insurer as duly authorized and executed if signed by the Trustee.  The Insurer shall be fully protected in assuming that the Trustee is as shown in the latest notification received by it at its home office.
10.6(c)Except as may be otherwise provided in any binding receipt issued by the Insurer, there shall be no coverage and no annuity or death benefit payable under any Policy to be purchased from any Insurer until such Policy shall have been issued and the premium therefor shall have been paid.
ARTICLE XI
Fiduciaries
11.1Named Fiduciaries and Duties and Responsibilities.  Authority to control and manage the operation and administration of the Plan shall be vested in the following, who, together with their membership, if any, shall be the Named Fiduciaries under the Plan with those powers, duties, and responsibilities specifically allocated to them by the Plan:
11.1(a)Trustee - The Trustee in connection with its fiduciary obligations relating to the Plan and the Fund.
11.1(b)Employer - The Employer in connection with its fiduciary obligations and rights relating to the Plan and the Fund.

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11.1(c)Plan Administrator - The Administrator in connection with its fiduciary obligations and rights relating to the Plan and the Fund.
11.1(d)If the Employer has elected in Option 14 of the Adoption Agreement to permit or require investment in Employer Stock as defined in ARTICLE XVII, additional fiduciaries are named in ARTICLE XVII.
11.2Limitation of Duties and Responsibilities of Named Fiduciaries.  The duties and responsibilities, and any liability therefor, of the Named Fiduciaries provided for in paragraph 11.1 shall be severally limited to the duties and responsibilities specifically allocated to each such Named Fiduciary in accordance with the terms of the Plan, and there shall be no joint duty, responsibility, or liability among any such groups of Named Fiduciaries in the control and management of the operation and administration of the Plan.
11.3Service by Named Fiduciaries in More Than One Capacity.  Any person or group of persons may serve in more than one Named Fiduciary capacity with respect to the Plan (including both service as Trustee and Plan Administrator).
11.4Allocation or Delegation of Duties and Responsibilities by Named Fiduciaries.
11.4(a)By written agreement filed with the Benefits Corporation (which shall be made available to Employers and Plan Administrators on request), the duties and responsibilities of the Trustee with respect to the management and control of the assets of the Fund may, with the written consent of the Benefits Corporation, be allocated among the Trustees (if there are two or more persons so serving) and any other duties and responsibilities of any Named Fiduciary may be allocated among Named Fiduciaries or may, with the consent of the Benefits Corporation, be delegated to persons other than Named Fiduciaries.  Any written agreement shall specifically set forth the duties and responsibilities so allocated or delegated, shall contain reasonable provisions for termination, and shall be executed by the parties thereto.
11.4(b)If the Employer has elected in Option 14 of the Adoption Agreement to permit or require investment in Employer Stock as defined in ARTICLE XVII, additional rules are described in ARTICLE XVII.
11.5Assistance and Consultation.  A Named Fiduciary, and any delegate named pursuant to paragraph 11.4, may engage agents to assist in its duties and may consult with counsel so long as such counsel does not have a conflict of interest with the Named Fiduciary or agents, who may be counsel for the Employer or the Benefits Corporation, with respect to any matter affecting the Plan or its obligations and responsibilities hereunder, or with respect to any action or proceeding affecting the Plan.  All compensation and expenses of such agents and counsel shall be paid or reimbursed from the Fund, except to the extent prohibited by the Act or the Code and except to the extent paid or reimbursed by the Employer or the Benefits Corporation.
11.6Indemnification.  The Employer shall indemnify and hold harmless any individual who is a Named Fiduciary or a member of a Named Fiduciary under the Plan and any other individual to whom duties of a Named Fiduciary are delegated pursuant to paragraph 11.4, to the extent permitted by law, from and against any liability, loss, cost or expense arising from their good faith action or inaction in connection with their responsibilities under the Plan but not from any liability, loss, cost or expense arising from their breach of their fiduciary duties and responsibilities.  This paragraph shall survive the termination of a Named Fiduciary’s status as a Named Fiduciary.

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11.7Bond.  Except as may be required under Section 412 of the Act (which generally requires a bond to provide protection to the Plan against loss by reason of acts of fraud or dishonesty), no fiduciary of the Plan (whether Trustee or other fiduciary) shall be required to give any bond or other security for the faithful performance of its duties hereunder.
ARTICLE XII
The Trust Fund
12.1The Trust Fund.  All assets of the Plan shall be held and invested in the Fund in accordance with the provisions of this Plan and the Trust Agreement.
12.2Master Trust.  The Fund may be held and invested as part of a master trust arrangement established and maintained for defined contribution plans maintained through the Benefits Corporation.  For such period as the Fund is part of such master trust arrangement, all references in this Plan to the Fund shall be considered to refer to the interest of this Plan in the master trust, all references to Trust Agreement shall be considered to refer to the agreement under which such master trust arrangement is maintained, and all references to the Trustee shall be deemed to refer to the trustee designated under such agreement.
12.3Plan Provisions Override.  The provisions of the Plan override any conflicting provision that may be contained in the Trust Agreement.
ARTICLE XIII
Plan Administration
13.1Appointment of Plan Administrator.  The Employer may appoint one or more persons to serve as the Plan Administrator (the “Administrator”) for the purpose of carrying out the duties specifically imposed on the Administrator by the Plan, the Act and the Code.  In the event more than one person is appointed, the persons shall form an administrative committee for the Plan.  The person or committeemen serving as Administrator shall serve for indefinite terms at the pleasure of the Employer named in Option 1.1 of the Adoption Agreement, and may, by thirty (30) days prior written notice to the Employer and the Trustee, terminate such appointment.  The Trustee may assume that any person appointed continues in office until notified of any change.
13.2Employer as Plan Administrator.  In the event that no Administrator is appointed or in office pursuant to subparagraph 13.1, the Employer named in Option 1.1 of the Adoption Agreement shall be the Administrator.
13.3Compensation and Expenses.  Unless otherwise determined and paid by the Employer the person or committeemen serving as the Administrator shall serve without compensation for service as such.  All expenses of the Administrator shall be paid as provided in paragraph 10.2, provided no compensation shall be paid the Administrator from the Fund to the extent prohibited by the Code or the Act.
13.4Procedure if a Committee.  If the Administrator is a committee, it shall appoint from its members a Chairman and a Secretary.  The Secretary shall keep records as may be necessary of the acts and resolutions of such committee and be prepared to furnish reports thereof to the Trustee.  Except as otherwise provided, all instruments executed on behalf of such committee may be executed by its Chairman or Secretary and the Trustee may assume that such committee, its Chairman or Secretary are the persons who were last designated as such to the Trustee in writing by the Employer.

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13.5Action by Majority Vote if a Committee.  If the Administrator is a committee, its action in all matters, questions and decisions shall be determined by a majority vote of its members qualified to act thereon.  They may meet informally or take any action without the necessity of meeting as a group.
13.6Appointment of Successors.  Upon the death, resignation or removal of a person serving as, or on a committee which is, the Administrator, the Employer may, but need not, appoint a successor.
13.7Additional Duties and Responsibilities.  The Administrator shall have the following duties and responsibilities in addition to those expressly provided elsewhere in the Plan:
13.7(a)The Administrator shall be responsible for the fulfillment of all relevant reporting and disclosure requirements set forth in the Act and the Code, including but not limited to the preparation of necessary plan descriptions, summary plan descriptions, annual reports, summary annual reports, employee benefit statements, notice of forfeitability of benefits, notice of special tax treatment (rollover, five-year or ten-year averaging and capital gains) for distributions, and other statements or reports, the distribution thereof to Participants and their Beneficiaries and the filing thereof with the appropriate governmental officials and agencies.
13.7(b)The Administrator shall maintain and retain necessary records respecting administration of the Plan and matters upon which disclosure is required under the Act and the Code.
13.7(c)The Administrator shall make any elections for the Plan under the Act or the Code.
13.7(d)The Administrator shall provide to Participants and Beneficiaries such notices, including but not limited to the notice to interested parties, and information as are required by the Plan, the Act and the Code.
13.7(e)The Administrator shall make all determinations regarding eligibility for participation in and benefits under the Plan.
13.7(f)The Administrator shall establish and communicate to the Trustee a funding policy and investment policy consistent with the current and long-term financial needs of the Plan with respect to the ages of the Participants in the Plan and other such relevant information; provided, however, that nothing in this subparagraph shall be construed as granting to the Plan Administrator any power or authority with respect to the control and management of the Fund.
13.7(g)The Administrator shall have the right to settle claims against the Plan and to make such equitable adjustments in a Participant’s or Beneficiary’s rights or entitlements under the Plan as it deems appropriate in the event an error or omission is discovered or claimed in the operation or administration of the Plan.
13.8Power and Authority.  The Administrator is hereby vested with all the power and authority necessary in order to carry out its duties and responsibilities in connection with the administration of the Plan, including the power to interpret the provisions of the Plan. For such purpose, the Administrator shall have the power to adopt rules and regulations consistent with the terms of the Plan.
13.9Availability of Records.  The Employer and the Trustee shall, at the request of the Administrator, make available necessary records or other information they possess which may be required by the Administrator in order to carry out its duties hereunder.

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13.10No Action with Respect to Own Benefit.  No Administrator who is a Participant shall take any part as the Administrator in any discretionary action in connection with his participation as an individual.  Such action shall be taken by the remaining Administrator, if any, or otherwise by the Employer.
13.11Limitation on Powers and Authority.  The Administrator shall have no power in any way to modify, alter, add to or subtract from any provisions of the Plan.
ARTICLE XIV
Amendment and Termination of Plan
14.1Amendment.
14.1(a)The Plan may be amended in whole or in part at any time by action of the Board of the Employer; provided, however, that:
(i)Except to the extent permitted or required by the Act or the Code, neither the Accrued Benefit (nor any subsidy, early retirement benefit, optional form of payment or any other benefit considered to be an accrued benefit for purposes of Section 411(d)(6)(B) of the Code) of a Participant, nor the percentage thereof which is non-forfeitable, at the time of any such amendment shall be adversely affected thereby.  The preceding sentence shall not apply to a plan amendment that eliminates or restricts the ability of a Participant to receive a payment of his or her Accrued Benefit under a particular optional form of payment if the amendment provides a single sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted.  For this purpose, a single-sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participants) except with respect to the timing of payments after commencement.
(ii)Except to the extent permitted or required by the Act or the Code, no such amendment shall have the effect of revesting in the Employers any part of the Fund prior to the termination of the Plan and the satisfaction of all fixed and contingent liabilities thereunder with respect to Participants and their Beneficiaries.
(iii)The duties and obligations of the Trustee hereunder shall not be increased nor its compensation decreased without its written consent.
(iv)In the event of any modification, alteration or amendment this Plan, other than a change in the choice of options selected in the Adoption Agreement, shall be considered an individually designed Plan and the Employer may no longer be eligible to participate in this master plan.  Written notice of any such modification, alteration or amendment of the Plan shall thereupon be given to the Benefits Corporation.  Notwithstanding the foregoing the Employer may, without causing the Plan to be considered an individually designed plan:  (A) add, overriding language in the Adoption Agreement to the extent necessary to satisfy the requirements of Section 415 of the Code or to avoid duplicating minimum benefits under Section 416 of the Code, (B) add certain sample or model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed, (C) add or change the provisions permitted under the Plan and/or specify or change the effective date of a provision as permitted under the Plan, and (D) make interim amendments or discretionary amendment that are related to a change in qualification requirements.

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14.1(b)The Employer delegates to the Board of Directors of the Benefits Corporation the power to modify, alter or amend the Plan, in whole or in part, on behalf of the Employer, provided that no such amendment shall violate the provisions of clauses (i), (ii) and (iii) of subparagraph 14.1(a), nor shall any such amendment have the effect of retroactively altering any optional provision of the Adoption Agreement selected by the Employer except as may be required under the Act or by the Internal Revenue Service as a condition to the qualification of this Plan under Section 401 of the Code.  The Employer is hereby deemed to consent to any modification, alteration or amendment of the Plan by the Benefits Corporation pursuant to this subparagraph 14.1(b).  Written notice shall thereupon be given to the Employer.
14.1(c)Notwithstanding the foregoing, for purposes of reliance on an opinion or determination letter, the Benefits Corporation shall not have the authority to amend the Plan on behalf of an Employer as of the date (i) the Employer amends the Plan to incorporate a type of plan described in Section 6.03 of Rev. Proc 2017-41 that is not permitted under the pre-approved plan program, or (ii) the Internal Revenue Service notifies the Employer , in accordance with Section 8.06(3) of Rev. Proc 2017-41, that the Plan is an individually designed plan due to the nature and extent of the Employer amendments to the Plan.
14.2Merger, Consolidation or Transfer of Assets.  The merger or consolidation of or transfer of assets or liabilities between this Plan and any other plan shall be permitted upon action by the Board and approved by the Benefits Corporation or as expressly provided elsewhere in the Plan so long as, immediately after such merger, consolidation or transfer of assets or liabilities, each Participant who is or may become eligible to receive a benefit of any type from this Plan (or whose Beneficiaries may be eligible to receive any such benefit) would, if such surviving or transferee plan was then terminated, be entitled to receive a benefit at least equal to the benefit to which such Participant (and each such Beneficiary) would have been entitled had this Plan, as adopted by the Employer, terminated immediately prior to such merger, consolidation or transfer of assets or liabilities.
14.2(a)With the consent of the Benefits Corporation, the Trustee may accept a direct transfer of cash or other property to the Fund on behalf of a Participant from a plan qualified under Section 401 or 403(a) of the Code.
14.2(b)In the event property is received by the Trustee pursuant to this paragraph, such property shall be valued at its fair market value on the date of receipt by the Trustee in accordance with the method of valuation used for purposes of paragraph 4.6 or as otherwise provided in the merger, consolidation or asset transfer agreement.
14.2(c)Assets becoming part of the Fund by reason of any such merger, consolidation or transfer of assets or liabilities shall be allocated to the accounts in the Plan as provided in the merger, consolidation or asset transfer agreement or as otherwise provided in the Plan.
14.2(d)Unless otherwise permitted by the Code, the limitations on distributions under Sections 401(k) of the Code shall continue to apply to amounts attributable to elective contributions, qualified non-elective contributions and qualified matching contributions taken into account for the actual deferral percentage test under Inc. Tax Regs. Section 1.401(k)-2(a)(6) or the actual contribution percentage test under Inc. Tax Regs. Section 1.401(m)-2(a)(6) that are received from or transferred to another qualified plan of the Employer or another employer.  The transferor plan does not fail to comply with this continuing limitation on distribution if it reasonably concludes that the transferee plan provides that the transferred amounts may not be distributed before the times permitted under Sections 401(k) and (m) of the Code. This continuing limitation on distribution ceases to apply after the transfer if the amounts could have been distributed at the time of the transfer (other than on account of hardship), and the transfer is an elective transfer described in Inc. Tax Regs. Section 1.411(d)-4, Q&A-3(b)(1).  This continuing limitation on

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distribution also does not apply to amounts that have been paid in a direct rollover to the Plan after being distributed or becoming distributable by another plan.
14.3Plan Permanence and Termination.  The Employer has established the Plan with the intention and expectation that they will be able to make their contributions indefinitely, but the Employer is not and shall not be under any obligation or liability to any Participant or Employee to continue its contributions or to maintain the Plan for any given length the time, and each may in its sole and absolute discretion discontinue its  contributions or otherwise terminate its participation in the Plan at any time without any such liability for such discontinuance or termination.
14.4Lapse in Contributions.  Failure by the Employer to make contributions to the Fund in any year or years, unless the same shall be constitute a complete discontinuance of contributions, or shall be coupled with any other event causing a termination of its participation in the Plan, shall not terminate the Plan or operate to vest the rights of any Participants or to accelerate any payments or distributions to or for the benefit of any Participants or their Beneficiaries.
14.5Termination Events.
14.5(a)The Plan shall terminate in whole or in part as the case may be upon the happening of any of the following events:
(i)Action by the Board terminating the Plan as to it and specifying the date of such termination.  Notice of such termination shall be delivered to the Trustee and the Administrator.
(ii)Adjudication of the Employer as a bankrupt or its general assignment by the Employer to or for the benefit of its creditors or dissolution of the Employer, unless within sixty (60) days after such event a successor employer shall assume the terms and conditions hereof in writing.
(iii)Complete discontinuance of contributions by the Employer.
(iv)Termination or partial termination of the Plan within the meaning of Section 411(d)(3) of the Code, provided, however, that in the case of a partial termination, paragraphs 14.5 through 14.8 shall only apply to that part of the Plan which is partially terminated.
(v)With respect to an Employer, upon its ceasing to be an Affiliate with respect to other Employers adopting the Plan through the same Adoption Agreement.
(vi)Action by the Board of the Benefits Corporation terminating the Plan as a whole and specifying the date of such termination.  Notice of such termination shall be delivered to the Trustee, the Administrator and all Employers.
14.5(b)For purposes of paragraphs 14.6 through 14.8 hereof, any action by the Board terminating the Plan shall also specify whether the Plan is thereafter to be operated as a “terminated plan” or a “frozen plan”.  Such terms are defined as follows:
(i)A “terminated plan” is one that has been formally terminated, has ceased crediting service for benefit accrual purposes and vesting, and has been or is distributing Plan assets to Participants and Beneficiaries entitled thereto as soon as administratively possible.  For purposes hereof, a Plan will be considered a terminated plan when Plan assets are required to be distributed pursuant to paragraph 14.9 hereof.

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(ii)A “frozen plan” is one in which benefit accruals have ceased but all Plan assets are not being distributed to Participants or Beneficiaries entitled thereto as soon as administratively possible.  For purposes hereof, a Plan will be considered a frozen plan when Plan assets are not required to be distributed pursuant to paragraph 14.9 hereof.
14.5(c)Termination of the Plan shall mean that:
(i)Contributions shall cease to be made to the Plan for periods after the effective date of the termination, and
(ii)Unless otherwise determined by the Board or prohibited by the Act or the Code, any withdrawal, investment direction, or other rights shall cease in the case of a “terminated plan” or shall continue in the case of a “frozen plan”, and
(iii)In the case of a “frozen plan”, benefit payments shall be made as provided in ARTICLE VIII and withdrawals shall be permitted as provided in ARTICLE IX prior to its becoming a “terminated plan”.
14.6Termination Allocations and Separate Accounts.
14.6(a)Upon the effective date of the termination or partial termination of the Plan, or upon the effective date of the discontinuance of contributions by the Employer if the Plan is a profit sharing plan, the affected Accrued Benefit of each affected Participant shall become fully vested and nonforfeitable.
14.6(b)Upon the effective date of the termination of the Plan with respect to any Employer, or upon the discontinuance of contributions by it, that portion of each Participant’s account which is attributable to its (or its predecessor’s) contributions shall be fully vested as hereinafter provided. In addition:
(i)To the extent a Participant’s Employer Active Account becomes fully vested pursuant to this subparagraph, it shall be transferred to his Employer Non-forfeitable Account.
(ii)As of the effective date of the termination of the Plan with respect to such Employer or the complete discontinuance of contributions, the Trustee shall pay out of the Fund or provide for all accrued expenses not otherwise paid, shall value the assets held by the Fund, and shall adjust such accounts, both in the same manner as at the end of the Plan Year.
(iii)The Trustee shall then hold as separate accounts the portions of each account which have been fully vested under the provisions of this subparagraph.
14.6(c)Upon the effective date of the termination of the Plan as a whole, the Trustee shall, subject to the 415 Limitation of ARTICLE XX, allocate the then unallocated contributions and forfeitures to the accounts of Participants and adjust such accounts in the same manner as at the end of the Plan Year and shall thereafter hold such accounts of all Participants as separate accounts hereunder. Thereafter, and after all fixed and contingent liabilities of the Fund to Participants and their Beneficiaries have been satisfied, any remaining assets of the Fund held in such account pursuant to paragraph 4.5 hereof shall be distributed to the Employer.
14.7Holding of Separate Accounts.

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14.7(a)Upon termination of the Plan with respect to any Employer caused solely by a complete discontinuance of its contributions, by a partial termination of the Plan and/or by action of its Board or the Board, the Trustee shall continue to administer any separate accounts established in accordance with paragraph 14.6 as a part of the Fund or as a separate trust in accordance with the provisions of the Plan for the sole benefit of the then Participants and Beneficiaries then receiving benefits, and any future Beneficiaries entitled to receive benefits hereunder with respect to such separate accounts.
14.7(b)In administering such separate accounts the Trustee shall have the powers and duties imposed upon it under the Plan provided that under no circumstances shall all or any portion of the separate accounts of any Participant held under this paragraph, as from time to time adjusted to reflect the profits, losses and expenses of the separate trust, be subject to any forfeiture or inure to the benefit of any person other than such Participant or his Beneficiary except as permitted in subparagraph 14.6(c).
14.8Distribution of Separate Accounts after Termination.  Notwithstanding the provisions of this ARTICLE XIV, but subject to the applicable provisions of clause (v) of subparagraph 8.1(a), in the event that the Employer maintains another defined contribution plan other than an employee stock ownership plan (as defined  in Section 4975(e)(7) of the Code), the Trustee shall forthwith distribute or pay the respective separate accounts in the Fund to the Participants or their Beneficiaries entitled thereto, in cash or in assets valued as hereinbefore provided, in a Lump Sum Payment upon the happening of any of the following events which occur on or after or result in the termination of the Plan:
(i)Delivery to the Trustee of a notice executed on behalf of the Employer by authority of its Board of Directors directing that such distribution or payment be made.
(ii)Adjudication of the Employer as a bankrupt or its general assignment by the Employer to or for the benefit of creditors or dissolution of the Employer, unless, within sixty (60) days after such event, either a successor or other employer shall assume the terms and conditions hereof in writing, or the Trustee (or a successor Trustee appointed within such sixty (60) day period) shall agree to continue to hold and administer the Fund as provided herein and additionally, unless otherwise agreed with or directed by the Employer, to assume all the powers and duties imposed upon the Named Fiduciaries under the Plan.  In assuming such powers and duties, the Trustee (or any successor Trustee) shall be vested with all authority granted by the Plan without any limitation imposed upon such authority by the Plan except the requirement that its actions shall be governed by the other provisions of the Plan and by the Act and the Code.  If the Trustee (or any successor Trustee) shall so agree to continue the trust, all expenses of the Plan and the Fund and reasonable compensation to the Trustee (or any successor Trustee) and any successor shall be paid from the Fund.  In the event of the death, resignation or removal of the Trustee (or any successor Trustee) who shall have so agreed to continue the trust, a court of competent jurisdiction over the Fund shall appoint a successor or the respective account balances in the Fund shall forthwith be distributed as hereinabove provided at the direction of such court.
14.9Effects of Employer Merger, Consolidation or Liquidation.  Notwithstanding the foregoing provisions of the ARTICLE XIV, the merger or liquidation of any Employer into any other Employer or the consolidation of two (2) or more of the Employers shall not cause the Plan to terminate with respect to the merging, liquidating or consolidating Employers, provided that the Plan has been adopted or is continued by and has not terminated with respect to the surviving or continuing Employer.
14.10Trustee Indemnification on Asset Transfer.  In the event of the amendment of this Plan by the Employer and a transfer at the direction of the Employer of all or any part of the Fund by the Trustee to any successor trustee or trustees, the Employer shall indemnify the Trustee against any claims, liabilities and expenses of any nature whatsoever (including reasonable attorney’s fees) asserted against, imposed

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upon or incurred by the Trustee by virtue of any such amendment and/or transfer, whether such claims, liabilities or expenses result from claims of Employees, Participants, Beneficiaries or any other person, entity or governmental agency or body.

ARTICLE XV
Miscellaneous
15.1Headings.  The headings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.
15.2Gender and Number.  In the construction of the Plan, the masculine shall include the feminine or neuter and the singular shall include the plural and vice-versa in all cases where such meanings would be appropriate.
15.3Governing Law.  The Plan and the Fund created hereunder shall be construed, enforced and administered in accordance with the laws of the Commonwealth of Virginia, and any federal law pre-empting the same.  Unless federal law specifically addresses the issue, federal law shall not pre-empt applicable state law preventing an individual or person claiming through him from acquiring property or receiving benefits as a result of the death of a decedent where such individual caused the death.
15.4Employment Rights.  Participation in the Plan shall not give any employee the right to be retained in the Employer’s employ nor, upon dismissal or upon his voluntary termination of employment, to have any right or interest in the Fund other than as herein provided.
15.5Conclusiveness of Employer Records.  The records of the Employer with respect to age, service, employment history, compensation, absences, illnesses and all other relevant matters shall be conclusive for purposes of the administration of the Plan.
15.6Right to Require Information and Reliance Thereon.  The Employer, Administrator and Trustee shall have the right to require any Participant, Beneficiary or other person receiving benefit payments to provide it with such information, in writing, and in such form as it may deem necessary to the administration of the Plan and may rely thereon in carrying out its duties hereunder.  Any payment to or on behalf of a Participant or Beneficiary in accordance with the provisions of the Plan in good faith reliance upon any such written information provided by a Participant or any other person to whom such payment is made shall be in full satisfaction of all claims by such Participant and his Beneficiary; and any payment to or on behalf of a Beneficiary in accordance with the provisions of the Plan in good faith reliance upon any such written information provided by such Beneficiary or any other person to whom such payment is made shall be in full satisfaction of all claims by such Beneficiary.
15.7Alienation and Assignment.  No benefit hereunder shall be subject in any manner to alienation, sale, anticipation, transfer, assignment, pledge, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary.  As provided in the Act and the Code, this prohibition shall not apply to any QDRO entered on or after January 1, 1985, and the Administrator shall have all rights granted thereunder in determining the existence of such an order, in establishing and following procedures therefor and in complying with any such order.  The Administrator shall treat any domestic relations order entered before January 1, 1985 as a QDRO entered on January 1, 1985 if the Plan is paying benefits pursuant to such order on January 1, 1985 or if the Administrator in its discretion deems such treatment warranted.  The provisions of this paragraph shall not preclude any offset of a Participant’s benefits as permitted under Section 401(a)(13)(C) of the Code effective for judgments, orders of decrees issued, and settlement agreements entered into, on or after August 5, 1997.

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15.8Notices and Elections.
15.8(a)Except as provided in subparagraph 15.8(b), all notices required to be given in writing and all elections, consents, applications and the like required to be made in writing, under any provision of the Plan, shall be invalid unless made on such forms as may be provided or approved by the Administrator and, in the case of a notice, election, consent or application by a Participant or Beneficiary, unless executed by the Participant or Beneficiary giving such notice or making such election, consent or application.
15.8(b)Subject to limitations under applicable provisions of the Code or the Act (such as the requirement that spousal consent be in writing), the Administrator is authorized in its discretion to accept other means for receipt of effective notices, elections, consent and/or application by Participants and/or Beneficiaries, and to use other means for providing required notices to Participants and Beneficiaries, including but not limited to electronic transmissions through e-mail, voice mail, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time.
15.9Delegation of Authority.  Whenever the Benefits Corporation or any Employer is permitted or required to perform any act, such act may be performed by any of its officers or any other person duly authorized by its Chief Executive Officer, its President or its Board of Directors.
15.10Service of Process.  The Administrator, as well as the Trustee, shall be the agent for service of process on the Plan.
15.11Construction.  This Plan is created for the exclusive benefit of Employees of the Employer and their Beneficiaries and shall be interpreted and administered in a non-discriminatory manner consistent with its being an employees’ profit sharing plan and trust and a cash or deferred arrangement if the Adoption Agreement so indicates, as defined in Sections 401 and 414 of the Code.  This paragraph cannot be altered or amended.
ARTICLE XVI
Adoption of the Plan
16.1Initial Adoption and Failure to Obtain Qualification.
16.1(a)The Plan shall be adopted by completion and execution of an Adoption Agreement which must be approved by the Board of each Employer adopting the Plan.
16.1(b)If it is finally determined by the Internal Revenue Service or by a court of competent jurisdiction on review of the Internal Revenue Service’s determination that the Plan with respect to any Employer after its initial adoption by the Employer does not qualify initially under Section 401 of the Code, the Plan shall have no force or effect and the Trustee shall return to such Employer all assets attributable to its contribution received by the Trustee from such Employer as provided in ARTICLE III.  Upon return of such contributions, the Plan shall cease to exist and the Trustee shall be discharged from all obligations under the Plan as to such Employer.
16.2Restated Adoption and Failure to Obtain Qualification.  In the case of a Restated Plan, if the Internal Revenue Service determines that a Restatement of the Plan does not qualify initially under Section 401 of the Code with respect to such Employer and its Participants, the Plan as restated herein shall have no force and effect, unless the same shall be further amended in order to so qualify.
16.3Failure to Attain or Retain Qualification.  In the event that the Employer fails to attain or retain qualification of this Plan under Section 401 of the Code, the Employer shall no longer be eligible

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to participate in this master plan known as the State Bankers Association Master Defined Contribution Plan and its related Trust, the Plan shall be considered an individually designed plan, and as soon as administratively feasible, all assets of the Fund attributable to the Plan of the Employer shall be removed from any common trust fund composed of asset attributable to other employers adopting this master plan.

16.4Adoption by Additional Employer.  Any eligible corporation which with the consent of the Benefits Corporation, and the Trustee desires to adopt the Plan, may do so by executing an Adoption Agreement in a form authorized and approved by such corporation’s Board of Directors, the Board and the Trustee.  In the event that such corporation has established and has been maintaining a defined contribution plan for the benefit of its employees which qualifies under Section 401 or 404(a)(2) of the Code, the Adoption Agreement may provide, subject to the requirements of paragraph 16.2, that such plan is amended and restated by the provisions of this Plan (such prior plan being deemed a predecessor plan to this Plan) or that such plan is to be merged or consolidated with this Plan; and, in such event, the assets of such plan shall be paid over to the Trustee to be administered as a part of the Fund pursuant to the provisions of this Plan.
ARTICLE XVII
Special Rules for Plans with Employer Stock Investment
17.1Special Definitions.  For purposes of this ARTICLE XVII, the following terms shall have the meanings set forth below:
17.1(a)“Custodian”:  The entity named in the Option 14(b) of the Adoption Agreement to be custodian of the Employer Stock Fund.  Such entity may be the Employer so long as satisfactory reporting and accountability arrangements are made with the Trustee and the Custodian for the remainder of the Fund.
17.1(b)“Named Fiduciary with respect to Stock”:  The Named Fiduciary with respect to any decision regarding the investment of plan assets in Stock shall be the individual(s), entity or committee described in Option 14(b) of the Adoption Agreement.  In the event that no Named Fiduciary with respect to Stock is appointed or in office pursuant to an allocation of fiduciary duties agreement under paragraph 11.4, the Employer named in Option 1(a) of the Adoption Agreement shall be the Named Fiduciary with respect to Stock.
17.1(c)“Stock”:  The stock of the Employer or Affiliate (determined pursuant to Section 414(b) of the Code) as described in Option 14(b) of the Adoption Agreement, which shall be employer securities within the meaning of Sections 409(l) and 4975(e)(8) of the Code.  Any Stock so described must be a security under section 407(d)(1) of the Act which is readily tradeable on an established securities market.  A Stock is considered readily tradeable on an established securities market if the security is traded on a nation securities exchange that is registered under Section 6 of the Securities and Exchange Act of 1934.
17.2Employer Contributions.  The contributions made by the Employer for any Plan Year may be made in cash, Stock or some combination thereof, as determined by the Employer.  If a contribution is made by the Employer in cash, the Employer may direct the Trustee to treat the cash contribution as a contribution made for the purpose of acquiring Stock by directing that it be allocated to the Employer Stock Fund; and such cash contributions shall be considered to be Stock contributions for purposes of allocations under the Plan.  It is the intent that Stock contributions (and cash contributions treated as Stock contributions) shall be allocated to the Employer Stock Fund without regard to any Participant contribution investment direction otherwise then in effect.  Notwithstanding any Participant Investment Direction that might otherwise be permitted under the Plan, the Employer may direct that a percentage of contributions be invested in the Employer Stock Fund, as described in Option 14(b) of the Adoption Agreement.  The

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provisions of the preceding sentence are subject to the diversification rights required by Section 401(a)(35) of the Code and described in paragraph 17.18.  Notwithstanding the foregoing, contributions made by the Employer in Stock shall only be permitted to the extent that such contribution does not constitute a prohibited transaction under Section 4975 of the Code.

17.3Additional Allocation Rules.  If a contribution by the Employer is made in cash and Stock, the contribution shall be allocated to each Participant as though received all in cash.  However, for administrative purposes, the Plan Administrator may follow the rules described in subparagraph 17.5(c).
17.4Additional Valuation Rules.
17.4(a)In performing the valuation adjustments described in paragraph 4.6, the Trustee shall determine the value of the Stock based on the following rules.
17.4(b)In the case of a security for which there is a generally recognized market, either (i) the price of the security prevailing on a national securities exchange which is registered under Section 6 of the Securities Exchange Act of 1934 or (ii) if the security is not traded on a national securities exchange, a price not less favorable to the Plan or the distributee, as the case may be, than the offering price for the security as established by the current bid and asked price quoted by persons independent of the issuer and of any party in interest (as defined in Section 3(14) of the Act).
17.4(c)In the case of an asset other than a security for which there is a generally recognized market, the fair market value of the asset as determined in good faith by the Named Fiduciary with respect to Stock pursuant to the terms of the Plan and in accordance with Section 3(18) of the Act.
17.5Determination of Account Balances Held in Employer Stock Fund.
17.5(a)In determining the account balances in the Employer Stock Fund, the rules of paragraphs 4.6 and 4.7 shall apply for both determining the account balance of a Participant.  The number of shares allocated to the Participant’s account for distribution and voting purposes, shall be determined by multiplying Participant’s account balance in the Employer Stock Fund by the percentage of the Employer Stock Fund invested in Stock (as opposed to the cash reserve), divided by the fair market value of the Stock on the most recent Valuation Date.
17.5(b)A record of the basis of the shares of Stock and fractions thereof shall be maintained as follows unless the Employee or Administrator determines to utilize another method permitted under Section 402 of the Code:
(i)The basis of Stock purchased by the Trustee shall be the actual cost of the Stock to the Trustee.  The basis of all other Stock acquired by the Trustee (including Stock contributed by the Employer to the Fund) shall be the fair market value of the Stock on the date of the acquisition.
(ii)All shares of Stock that are held unallocated in the special account maintained pursuant to paragraph 4.5 shall retain their original basis, without regard to when the shares are allocated to the accounts of the Participants.
(iii)As of each Valuation Date, the basis of all Stock that is made available for allocation to the accounts of the Participants shall be calculated by averaging the basis of all Stock to be allocated as of that date, as determined pursuant to clauses (i) and (ii) above.

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(iv)The basis of all Stock allocated to an account of a Participant shall be calculated by averaging the basis of all Stock allocated to such account as of that date, determined as hereinabove provided.
17.5(c)Unless otherwise directed by the Administrator, for Plan administrative purposes such as making benefit payments or causing substantially the same proportions of each account balance in the Employer Stock Fund to be held in cash and in Stock, acquisitions and dispositions of Stock by Participants’ accounts shall generally be effected pro rata based on account balances held in the Employer Stock Fund and available for the period used.
17.6Additional Payment Rules.
17.6(a)All payments of amounts held in the Employer Stock Fund shall be made in cash, and no shares shall be distributed.
17.6(b)Notwithstanding the foregoing, if the Plan is a direct or indirect transferee of a pension plan since the first Plan Year beginning after December 31, 1984, as indicated in Option 3.4 of the Adoption Agreement, and the Participant elects to receive a life annuity as provided in subparagraph 8.2(d), then the portion of his nonforfeitable Accrued Benefit held in the Employer Stock Fund shall be liquidated and included in the life annuity payment and shall not be paid pursuant to the foregoing subparagraphs of this paragraph.
17.7Withdrawals from Employer Stock Fund.  All withdrawals from the Employer Stock Fund shall be made pursuant to the payment rules of paragraph 17.6.
17.8Employer Stock Fund.
17.8(a)The Employer Stock Fund shall consist of and be invested in Stock and such short-term temporary investments and such cash balances as the Named Fiduciary with respect to Stock deems appropriate.  It is generally expected that the Stock will represent approximately the range of total assets selected by the Employer in Option 14(b) of the Adoption Agreement and the remainder of the Employer Stock Fund will consist of cash reserves and temporary investments.  The Named Fiduciary with respect to Stock may from time to time as to the percentage (or percentage range) of total assets of the Employer Stock Fund which are invested in Stock.
17.8(b)If the Stock ceases to be readily tradeable on an established securities market, the Stock shall be converted to cash as soon as practicable taking into consideration the effect of such liquidation on its value.  Following such conversion to cash, the assets shall be transferred as of any valuation date to another Fund division in accordance with the investment directions of the Employer.
17.8(c)If an Employer adopting the Plan through the Adoption Agreement is restating an existing plan that permitted investments in employer stock or other securities any special grandfathered provisions and any applicable transitional rules required in order to prevent an impermissible cut-back of accrued benefits pursuant to Sections 411(a)(10) or (d)(6) of the Code are set forth in Option 14(b) of the Adoption Agreement.
17.9Directions Regarding Stock Transactions.  Purchases of Stock for the Employer Stock Fund shall be made on the open market or from the Employer, as determined by the Named Fiduciary with respect to Stock from time to time.  The Employer agrees to indemnify the Trustee and the Custodian (if the Custodian is not the Employer) for any liability for loss of any kind which may result by reason of action taken by the Trustee or Custodian in accordance with any investment direction of the Named

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Fiduciary with respect to Stock or by reason of any inaction on the Trustee or Custodian’s part to the extent its investment powers have been limited by any such direction.  The Employer and the Named Fiduciary with respect to Stock shall be governed by the powers and restrictions imposed on the Trustee in its exercising its investment direction rights hereunder.

17.10Limitation of Trustee Responsibility.  The Trustee shall not be liable for following the written directions of the Employer pursuant to the Plan regarding the proration of Fund investments between the Employer Stock Fund and other available Fund divisions, the acquisition or sale of Stock, the voting of Stock, and the allocation of amounts or expenses to accounts under the Plan or from taking or refraining from taking any other action as directed by the Named Fiduciary with respect to Stock pursuant to the Plan, except such as may be due to its own willful misconduct or failure to act in good faith or except as otherwise required by the Act such as in the event of a breach of fiduciary duty.
17.11Voting Directions.
17.11(a)Voting rights with respect to Stock held in the Employer Stock Fund shall be passed through to Participants (or if deceased, to their Beneficiaries) when and to the extent required or permitted by clause (i), (ii) or (iii) of this subparagraph.  When passed through, such rights which are not exercised shall not be exercised.
(i)If selected by the Employer in Option 14(b)(ix)(A) of the Adoption Agreement, no voting rights with respect to Stock shall be passed through to Participants (or, if deceased to their Beneficiaries).
(ii)If selected by the Employer in Option 14(b)(ix)(B) of the Adoption Agreement, each Participant (or if deceased, his Beneficiary) shall have the right to direct the Named Fiduciary with respect to Stock as to the manner in which the voting rights of Stock which are entitled to vote and which is allocated to the accounts of such Participant is to be exercised.
(iii)If selected by the Employer in Option 14(b)(ix)(C) of the Adoption Agreement, then each Participant (or if deceased, his Beneficiary) shall have the right to direct the Named Fiduciary with respect to Stock as to the manner in which the voting rights of Stock which is entitled to vote and which is allocated to the accounts of such Participant are to be exercised in connection with any corporate matter which involves the voting of securities with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all the assets of a trade or business, or such similar transaction.
17.11(b)In addition to the required pass-through of voting rights under subparagraph 17.11(a), when and then to the extent and in the manner directed by the Named Fiduciary with respect to Stock:
(i)Any voting rights with respect to Stock held in the Employer Stock Fund which is not otherwise passed through may be passed through to Participants (or if deceased, to their Beneficiaries), and/or
(ii)Any decision by a holder of Stock to accept or reject a tender offer for Stock may be treated as voting rights with respect to Stock and passed through to Participants (or if deceased, to their Beneficiaries) to the extent not otherwise passed through pursuant to Option 14(b)(ix) of the Adoption Agreement.

For purposes hereof, a “tender offer” is intended to include any acquisition proposal which does not require voting rights with respect to Stock to be exercised.

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17.11(c)Whenever voting rights of Stock are passed through to Participants under subparagraph 17.11(a) or (b), each Participant (or if deceased, his Beneficiary) shall have the right to direct the manner in which such Stock is to be voted pursuant to clause (i) hereof or to actually or by attorney vote such Stock pursuant to clause (ii) hereof as determined by the Named Fiduciary with respect to Stock.  Within a reasonable time before such voting rights are to be exercised, the Named Fiduciary with respect to Stock shall notify each Participant (or if deceased, his Beneficiary) of the occasion for the exercise of such rights and shall cause to be sent to each such Participant (or if deceased, his Beneficiary entitled to benefits hereunder) all information that the Employer or tender offeror, as the case may be, distributes to shareholders regarding the exercise of such rights.
(i)Unless otherwise determined pursuant to clause (ii) of this subparagraph, any direction made pursuant to this paragraph shall be made in writing on a form provided by the Named Fiduciary with respect to Stock, executed by the Participant (or if deceased, his Beneficiary), and delivered to the Named Fiduciary with respect to Stock by 5:00 p.m. of the second day preceding (or such other period as the Named Fiduciary with respect to Stock may establish) the date such voting rights are to be exercised.  The Named Fiduciary with respect to Stock shall then forthwith deliver such direction to the Trustee or Custodian.  To the extent permitted by law, the Trustee or Custodian shall exercise such rights as directed and, except in the case of voting rights or a tender offer described in subparagraph 17.11(b) unless also directed by the Named Fiduciary with respect to Stock, shall not exercise such rights which are not so directed.
(ii)Notwithstanding the foregoing, the Named Fiduciary with respect to Stock may alternatively direct the Trustee or Custodian to execute and give each Participant (or if deceased, his Beneficiary) a power of attorney with respect to such Stock, and the Participant (or if deceased, his Beneficiary) may then vote such Stock directly or through his attorney.  If the Named Fiduciary with respect to Stock determines to pass through voting rights pursuant to this clause (ii), such Stock which is not voted by Participants (or if deceased, their Beneficiaries) shall not be voted.
17.11(d)To the extent that the voting rights of Stock or the decision to accept or reject a tender offer for Stock (or other securities of the Employer) held in the Employer Stock Fund are not passed through to Participants and are not prohibited from being voted under subparagraph 17.11(a), either:
(i)The Named Fiduciary with respect to Stock shall direct the Trustee or Custodian in writing as to the manner, if any, in which such voting rights shall be exercised and as to the acceptance or rejection of such tender offer in whole or in part, provided such direction is delivered to the Trustee or Custodian prior to the time such voting rights are to be exercised or such tender offer is to be accepted or rejected, and the Trustee or Custodian shall exercise such rights as directed, or
(ii)The Named Fiduciary with respect to Stock’s duly authorized representative may exercise such rights in person or by proxy.

Such direction may include, but shall not be limited to, an instruction to vote such Stock or to accept or reject such tender offer based on the manner in which such rights with respect to a majority (or some other specified percentage or fraction) of shares of Stock with respect to which such voting or tender acceptance or rejection rights are passed through to Participants are exercised.

17.11(e)If the Trustee, Custodian or Named Fiduciary with respect to Stock is prevented by law from, or does or may have a conflict of interest in, exercising any voting rights of Stock in accordance with the applicable provisions of the Plan or making directions or other determinations pursuant to this paragraph, or if the Employer deems it appropriate for any reason, the Named Fiduciary with respect to

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Stock shall appoint a Co-Fiduciary (sometimes referred to as the “Voting Co-Fiduciary”) in lieu of the Named Fiduciary with respect to Stock for the purpose of exercising such voting rights in accordance herewith or making directions or other determinations pursuant to this paragraph and such appointment shall be terminable at will by the Employer.
17.12Sales Prohibited if Registration or Qualification Required.  In no event shall any acquisition or sale of Stock pursuant to the Plan be consummated if in the opinion of counsel for the Employer such acquisition or sale could result in the loss by the Employer or the Plan of its exemption from applicable registration and/or qualification requirements of federal or state securities laws.  The foregoing sentence shall, however, be inapplicable if and to the extent such acquisition or sale is required to preserve the qualification of the Plan under Section 401 of the Code or to the extent such acquisition or sale is directed in writing by the Employer.  In the event an acquisition or disposition of Stock is made as provided in this paragraph under circumstances which require the registration and/or qualification of the Stock under applicable federal or state securities laws, then the Employer, at its own expense, shall take or cause to be taken any and all actions as may be necessary or appropriate to effect such registration or qualification.
17.13Limitation on Insiders’ Interests in Stock.  Notwithstanding anything in the Plan to the contrary, but subject to any applicable qualification requirements under Section 401 and, to the extent applicable, 409(l) of the Code, the Employer shall have authority to adopt and implement administrative rules and regulations relating to the investment of the assets held in the accounts of Participants who are insiders (within the meaning of Section 16 of the Securities Exchange Act of 1934 (the “1934 Act”) and the rules thereunder), including, without limitation, such rules and regulations as the Employer deems necessary or appropriate in order for insiders’ participation in the Plan to satisfy the conditions of Rule 16b-3, as amended, (or any successor or similar rule) under the 1934 Act.
17.14No Guarantee of Values.  Neither the Employer nor the Named Fiduciaries guarantee that the fair market value of the Stock when it is distributed will be equal to its purchase price or that the total amount distributable under the Plan will be equal to or greater than the amount of contributions and direct transfers allocated to any Participant.  Each Participant assumes all risk of any decrease in the market value of the Stock and other assets allocated to his accounts in accordance with the provisions of the Plan.
17.15Legend Regarding Securities Laws Restriction on Sale or Transfer.  Each certificate for shares of Stock distributed from the Plan which is subject to a restriction on sale or transfer by reason of any applicable federal or state securities laws shall bear an appropriate legend giving notice of such restrictions.
17.16Confidentiality of Participant Directions regarding and Holdings of Stock.
17.16(a)The Named Fiduciary with respect to Stock shall maintain confidentially with respect to Participant directions to invest or cease investment in the Employer Stock Fund, Participants’ interests in the Employer Stock Fund and Participant directions regarding the exercise of voting, tender and similar rights for Stock as is intended under Section 404(c) of the Act.  The Named Fiduciary with respect to Stock’s procedures for confidentiality shall include the collection of investment direction information by the Named Fiduciary with respect to Stock (or its delegate) and the collection of voting instructions by the Named Fiduciary with respect to Stock (or its delegate), followed, if applicable, by delivery of voting instructions to the Trustee or Custodian.  Information regarding investment directions and voting instructions shall be retained by the Named Fiduciary with respect to Stock, as required by the Act and other applicable laws, but will not be disclosed to management of the Named Fiduciary with respect to Stock or any other Named Fiduciary except to the extent required by securities or other applicable laws which are not pre-empted by the Act.

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17.16(b)The Plan fiduciary responsible for monitoring compliance with the confidentiality procedures of this paragraph is the Named Fiduciary with respect to Stock.
17.16(c)The Plan fiduciary responsible for monitoring compliance with the confidentiality procedures of this paragraph shall appoint an independent fiduciary for the Plan to carry out certain activities with respect to Stock for any matters (such as tender offers, exchange offers and contested Board elections) for which he believes appropriate in order to ensure confidentially.
17.17Employer Stock Investment Not Intended to Create ESOP or Stock Bonus Plan.  The investment in Stock permitted under this ARTICLE is not intended to satisfy the requirements of Section 4975 or 409 of the Code to create an employee stock ownership plan (ESOP).  Further, the limitations on distribution of Stock set forth in subparagraphs 17.6(a) and 17.6(b) are intended to prevent the Plan as adopted by the Employer from being classified as a stock bonus plan.
17.18Diversification Requirements for Publicly Traded Employer Stock.  If this Plan holds Employer Stock, the following diversification requirements shall apply and Employer Stock as used in this paragraph 17.18 shall have the meaning set forth herein.
17.18(a)Employee Contributions Invested in Employer Stock.  If any portion of an individual’s account attributable to Elective Deferrals (as defined in subparagraph 21.1(b)), After-tax Contributions or Rollover Contributions is invested in Employer Stock, then the Applicable Individual with respect to such account balances may elect to direct the Administrator to divest such Employer Stock and to reinvest an equivalent amount in other investment options meeting the requirements of subparagraph 17.18(d) below.
17.18(b)Non-Elective Employer Contributions Invested in Employer Stock.  If a portion of the Participant’s Employer contributions other than Elective Deferrals (as defined in subparagraph 21.1(b)) is invested in Employer Stock, the Applicable Individual (as defined in subparagraph 17.18(c)) below with respect to such accounts who is a Participant who has completed at least three (3) Years of Vesting Service or a Beneficiary (within the meaning of subparagraph 17.18(c)(iii)) below) of a Participant who has completed at least three (3) Years of Vesting Service or who is deceased may elect to direct the Plan Administrator to divest any such securities and to reinvest an equivalent amount in other investment options meeting the requirements of subparagraph 17.18(d) below.
17.18(c)Applicable Individual.  An Applicable Individual for purposes of this paragraph 17.18 is:
(i)Any Participant,
(ii)Any Alternate Payee or
(iii)Any Beneficiary who has an account under the Plan with respect to which the Beneficiary is entitled to exercise the rights of a Participant.
17.18(d)Investment Options. The Applicable Individual may direct the proceeds from the divestment of Employer Stock to not less than three (3) investment options, other than Employer Stock.  Each such investment option must be diversified and have materially different risk and return characteristics subject to the following:
(i)The Plan shall not be treated as failing to meet the requirements of this paragraph 17.18 merely because the Plan Administrator limits the time for divestment and reinvestment to periodic, reasonable opportunities occurring no less frequently than quarterly.

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(ii)The Plan shall not meet the requirements of this paragraph 17.18 if the Plan Administrator imposes restrictions or conditions with respect to the investment of Employer Stock which imposed on the investment of other assets of the Plan.  This subparagraph shall not apply to any restrictions or conditions imposed by reason of the application of securities laws.
17.18(e)Exception For Certain Plans.  The Plan shall be exempt from the requirements of this paragraph 17.18 if:
(i)There are no contributions to the Plan (or earnings thereunder) which are held within the Plan that are subject to Code Section 401(k) or (m), and the Plan is a separate plan for purposes of Code Section 414(1) with respect to any other Defined Benefit Plan or Defined Contribution Plan maintained by the Employer or any controlled group member.
(ii)The Plan that is a “one-participant retirement plan” as described in Code Section 401(a)(35)(E)(iv).
(iii)The Plan does not hold any Employer Stock.
17.18(f)Certain Plans Treated as Holding Publicly Traded Employer Stock.
(i)Except as provided in the following clause (ii), if the Plan holds Employer stock which is not publicly traded, it shall be treated as holding Employer Stock if any corporation which is an Employer maintaining the Plan, or any member of a controlled group of corporations which includes such Employer corporation, has issued a class of stock which is a publicly traded Employer security.
(ii)The preceding paragraph shall not apply to the Plan if no Employer corporation or parent corporation of an Employer corporation, has issued any publicly traded Employer stock and no Employer corporation or parent corporation of an Employer corporation has issued any special class of stock which grants particular rights to, or bears particular risks for, the holder or issuer with respect to any corporation described in the preceding paragraph which has issued any publicly traded Employer security.
17.18(g)Transition Rule for Employer Stock Attributable to Employer Contributions.
(i)If the portion of an account to which this paragraph applies consists of Employer Stock acquired in a Plan Year beginning before January 1, 2007, then subparagraph 17.18(b) shall only apply to the applicable percentage of such Employer Stock.  This provision shall be applied separately with respect to each class of Employer Stock.  For purposes of this paragraph, the applicable percentage shall be 33% in the first Plan Year, 66% in the second Plan Year, and 100% in the third and subsequent Plan Years.
(ii)The above transition rule shall not apply to a Participant who has attained age fifty-five (55) and completed at least three (3) Years of Vesting Service before the first Plan Year beginning after December 31, 2005.
17.18(h)Employer Stock.  For purposes of this paragraph, Employer Stock shall mean Employer securities within the meaning of Section 407(d)(1) of ERISA, which are readily tradable on an established security market.  This paragraph only applies to Plans that hold Employer stock that is publicly traded.

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ARTICLE XVIII
Determination of Hours of Service and Elapsed Time
18.1Introduction.  Hours of Service shall be credited to Employees for purposes of the Plan as provided in this ARTICLE as the same may be modified by the method selected in Option 4.5 of the Adoption Agreement.  The Hours of Service described in this ARTICLE are considered “actual Hours of Service”.
18.2Paid Hours for the Performance of Duties.  An Employee shall be credited with one (1) Hour of Service for each hour for which he is directly or indirectly paid by the Employer, or entitled to such payment, for the performance of duties for the Employer as an Employee.  Such Hours of Service shall be credited to the Employee for the year in which the duties are performed.
18.3Paid Hours Where No Performance of Duties Required.  An Employee shall also be credited with one (1) Hour of Service for each hour for which he is directly or indirectly paid, or entitled to payment, by the Employer as an Employee on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) for the Employer due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that no more than five hundred one (501) Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single year); and further provided that no credit shall be given on account of payments under a plan maintained solely for the purpose of complying with applicable workmen’s compensation or unemployment compensation or disability insurance laws or for amounts paid solely as reimbursement for medical or medically related expenses incurred by the individual.  Hours of Service in the employment of the Employer described in this paragraph shall be calculated and credited pursuant to § 2530.200b-2 of the U.S. Department of Labor Regulations which are incorporated herein by this reference.
18.4Hours for Backpay and Damages.  An Employee shall be credited with one (1) Hour of Service for each hour for which backpay as an Employee, irrespective of mitigation of damages, is either awarded or agreed to by the Employer; provided, however, that the same Hours of Service shall not be credited under both paragraph 18.2 or 18.3, as the case may be, and under this paragraph.  Hours of Service described in this paragraph shall be credited to the individual for the year or years to which the award or agreement pertains rather than to the year or years in which the award, agreement or payment is made.
18.5Service with Affiliates, Predecessor Employers and as Leased Employees.  For purposes of determining Hours of Service, service as an Employee for any predecessor employer which maintained this Plan, service as an Employee with any Affiliate, and service as a Leased Employee of the Employer shall also be considered service with the Employer.
18.6Absences for Leave under the Family and Medical Leave Act.  Solely for purposes of determining whether an Employee is credited with a Year of Broken Service (but only when Years of Broken Service are determined on the basis of Hours of Service) for purposes of determining his eligibility to participate in the Plan or his vested interest in his Accrued Benefit, if the Employee is absent from work with the Employer for any period after August 4, 1993 for family or medical leave required to be granted under the Family and Medical Leave Act, then the Employee shall be credited with that number of Hours of Service which would normally have been credited to the Employee during such absence but for such absence or, if the Employee’s otherwise credited Hours of Service cannot be readily determined, with eight (8) Hours of Service per day of such absence, except that the total number of Hours of Service so credited shall not exceed that number needed to avoid incurring a Year of Broken Service.  Such Hours of Service shall be credited for the applicable year(s) in which the absence from work occurs.  Notwithstanding the foregoing, no credit for Hours of Service shall be given under this subparagraph unless the Employee

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complies with the leave procedures required under the Employer’s leave policies and the Family and Medical Leave Act.  If Elapsed Time is used, the 12 consecutive month period that constitutes a Year of Broken Service will not begin until the first anniversary of the first date of absences.

18.7Qualified Military Service . . Effective December 12, 1994, service shall be granted for periods of Qualified Military Service as provided in paragraph 4.11 of the Plan. Unless otherwise required under Section 414(u) of the Code or USERRA, the affected Employee shall be credited with that number of Hours of Service which would normally have been credited to the Employee during such absence but for such absence or, if the Employee’s otherwise credited Hours of Service cannot be readily determined, with eight (8) Hours of Service per day of such absence.  Such Hours of Service shall be credited for the applicable year(s) in which the Qualified Military Service occurs.  Notwithstanding the foregoing, no credit for Hours of Service shall be given under this subparagraph unless the Employee complies with the any notice and restoration right procedures required, or permitted to be required and adopted by the Employer, under Section 414(u) of the Code or USERRA.
18.8Absences Due to Pregnancy, Childbirth, Adoption and Related Child Care.  Solely for purposes of determining whether an Employee is credited with a Year of Broken Service for purposes of determining his eligibility to participate in the Plan or his vested interest in his Accrued Benefit, if the Employee is absent from work with the Employer for any period beginning on or after the first day of the first Plan Year commencing after December 31, 1984:
(i)By reason of the pregnancy of the Employee,
(ii)By reason of the birth of a child of the Employee,
(iii)By reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or
(iv)For purposes of caring for such child for a period beginning immediately after such birth or placement,

then the Employee shall be credited with that number of Hours of Service which would normally have been credited to the Employee during such absence but for such absence or, if the Employee’s otherwise credited Hours of Service cannot be readily determined, with eight (8) Hours of Service per day of such absence, except that the total number of Hours of Service so credited shall not exceed that number needed to avoid incurring a Year of Broken Service.  Such Hours of Service shall be credited either for the applicable year in which the absence from work begins, if the Employee would be prevented from receiving a Year of Broken Service for such year solely because such periods of absence are treated as Hours of Service as provided in this subparagraph, or in the immediately following year, in any other case.  Notwithstanding the foregoing, no credit for Hours of Service shall be given under this subparagraph unless the Employee furnishes to the Administrator such timely information as the Administrator may reasonably require to establish that the absence from work is for one of the foregoing reasons or purpose and the number of days for which there was such an absence.

18.9No Duplication of Hours Credited or Conflict with Federal Law.  Nothing contained in this ARTICLE shall be construed to require or permit any duplication in the crediting of Hours of Service or to alter, amend, modify, invalidate, impair or supersede any law of the United States or any valid rule or regulation issued under any such law so as to deny an Employee credit for an Hour of Service where such credit is required by federal law other than the Act.  In the case of a Restated Plan Hours of Service before any year commencing after December 31, 1975 may be determined or reasonably estimated with such records as are available to the Employer.

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18.10Elapsed Time Definitions.  For purposes of the Elapsed Time Method of determining service:
18.10(a)“Period of Severance” means a continuous period of time during which the Employee is not employed by the Employer.  Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12 month-anniversary of the date on which the Employee was otherwise first absent from service.
18.10(b)“Period of Service” means aggregate of all time period(s) commencing with the Employee’s first day of employment or reemployment and ending on the date a Year of Broken Service begins. The first day of employment or reemployment is the first day Employee performs an Hour of Service.  An employee will also receive credit for a Period of Severance of less than 12 months.  Fractional periods of a year will be expressing in terms of days.
ARTICLE XIX
Determination of Top Heavy Plan Status
19.1Introduction.  The Plan will be a Top Heavy Plan for any Plan Year beginning after December 31, 1983 if any of the following conditions exist:
(i)If the top-heavy ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any required aggregation group or permissive aggregation group of plans.
(ii)If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plan exceeds sixty percent (60%).
(iii)If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds sixty percent (60%).
19.2Special Rules and Definitions.  For purposes hereof:
19.2(a)The term “top-heavy ratio” has the following meaning:
(i)If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plans which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed in the 1-year period ending on the determination date(s)) (5-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability and the denominator of which is the sum of the account balances (including any part of any account balance distributed in the 1-year period ending on the determination date(s)) (5-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability, determined in accordance with Section 416 of the Code.  Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code.

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(ii)If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans  which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances under the aggregate defined contribution plan or plans for all Key Employees, determined in accordance with clause (i) above, and the sum of present values of accrued benefits under the aggregate defined benefit plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants determined in accordance with clause (i) above, and the present values of accrued benefits under the aggregated defined benefit plans or plans, determined in accordance with clause (i) above, for all participants as of the determination date(s), all determined in accordance with Section 416 of the Code.  The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 1-year period ending on the determination date (5-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability).
(iii)For purposes of clauses (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section  416 of the Code  for the first and second plan years of a defined benefit plan.  The account balances and accrued benefits of a participant (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not be credited with at least one hour of service with any Employer maintaining the plan at any time during the 1-year period ending on the determination date will be disregarded.  The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code.  Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio.  When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.
(iv)The accrued benefit of a Participant other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.
19.2(b)The term “permissive aggregation group” shall mean the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Section 401(a)(4) and 410 of the Code.
19.2(c)The term “required aggregation group” shall mean:
(i)Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the determination date or any of the four (4) preceding Plan Years (regardless of whether the plan terminated), and
(ii)Any other qualified plan of the Employer which enables a plan described in clause (i) of this subparagraph to meet the requirements of Sections 401(a)(4) or 410 of the Code.

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19.2(d)The term “determination date” for any Plan Year subsequent to the first Plan Year means the last day of the preceding Plan Year.  For the first Plan Year, “determination date” means the last day of that Plan Year.
19.2(e)The term “valuation date”, for purposes of computing the top-heavy ratio under this Plan shall mean the last day of the Plan Year.  For purposes of computing the top-heavy ratio under any other plan maintained by the Employer shall be the date determined under such other plan which falls within the same calendar year.
19.2(f)For purposes hereof, the present value of benefits in a defined benefit plan shall be based only on the interest and mortality rates specified in Option 12(e) of the Adoption Agreement.
19.2(g)All determinations under this ARTICLE shall be made in accordance with the regulations under Section 416 of the Code.
ARTICLE XX
Rules Pertaining to Limitations on Contributions and Benefits
20.1Introduction.
20.1(a)This ARTICLE contains definitions and adjustments pertaining to the limitation of contributions and benefits under the Plan under Section 415 of the Code.  To the extent a Death Benefit with respect to a Participant is determined on the basis of his Accrued Benefit, or a projection thereof, such Death Benefit shall be determined on a basis which appropriately reflects the limitations imposed hereunder.  The rules and provisions of this ARTICLE shall apply to the extent not inconsistent with the applicable provisions of Section 415, and Section 416 as applicable to Section 415, of the Code.
20.1(b)Solely for purposes of applying the limitations described in this ARTICLE, Total Compensation of a Participant who is both a Non-Highly Compensated Employee and who is permanently and totally disabled (as defined in Section 22(e) of the Code) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation may be taken into account only if the contribution made on behalf of such Participant is non-forfeitable when made.
20.2Limitations on Contributions and Benefits.  This paragraph applies if the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Employer, or a simplified employee pension plan, as defined in Section 408(k) of the Code, which provides an Annual Addition as defined in subparagraph 20.4(a).  In such case, the amount of Annual Additions which may be credited to the Participant’s account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.  If the Employer contribution that would otherwise be contributed or allocated to the Participant’s account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.
20.2(a)Prior to determining the Participant’s Total Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant’s Total Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

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20.2(b)As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s Total Compensation for the Limitation Year.
20.2(c)Any amount in excess of the Maximum Permissible Amount will be disposed of in the manner described in paragraph 4.5 of the Plan.
20.3Additional Limitations Where Employer Maintains More Than One Plan.
20.3(a)This paragraph applies if, in addition to this Plan, the Participant is covered under another Pre-Approved Plan which is a qualified defined contribution plan maintained by the Employer, a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer, a welfare benefit fund (as defined in Section 419(a) of the Code) maintained by the Employer, an individual medical account (as defined in Section 415(1)(2) of the Code) maintained by the Employer, or a simplified employee pension plan maintained by the Employer, which provides an Annual Addition as defined in subparagraph 20.4(a), during any Limitation Year.  The Annual Additions which may be credited to a Participant’s account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant’s account under the other plans, welfare benefit funds, individual medical accounts and simplified employee pensions for the same Limitation Year.  If the Annual Additions with respect to the Participant under other defined contribution plans, welfare benefit funds, individual medical accounts and simplified employee pensions maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant’s account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount.  If the Annual Additions with respect to the Participant under such other defined contribution plans, welfare benefit funds, individual medical accounts and simplified employee pensions in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s account under this Plan for the Limitation Year.
20.3(b)Prior to determining the Participant’s Total Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in subparagraph 20.2(a).
20.3(c)As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s Total Compensation for the Limitation Year.
20.3(d)If, pursuant to subparagraph 20.3(a) or as a result of the allocation of forfeitures, a Participant’s Annual Additions under this Plan and such other plans would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.
20.3(e)If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of,

(a)The total excess amount allocated as of such date, times

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(b)The ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified master or prototype defined contribution plans.

20.3(f)Any excess amount attributed to this Plan will be disposed in the manner described in paragraph 4.5 of the Plan.
20.3(g)If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a Pre-Approved Plan, Annual Additions which may be credited to the Participant’s account under this Plan for any Limitation Year will be limited in accordance with paragraph 20.3 as though the other plan were a Pre-Approved Plan unless the Employer provides other limitations in Option 11(b) of the Adoption Agreement.
20.4Special Limitation Definitions.  The following words and terms shall have the meaning set forth below in this paragraph 20.4.
20.4(a)“Annual Additions”:  The sum of the following amounts credited to a Participant’s account for the Limitation Year:
(i)Employer contributions (including any Participant elective cash or deferred salary reduction or similar contributions made by the Employer under Section 401(k), 403(b) or 408(k) of the Code unless such contributions are returned to the Participant pursuant to any other limitation requirements of the Plan.)
(ii)Employee contributions (including Roth Contributions),
(iii)Forfeitures,
(iv)Amounts allocated, after March 31, 1984 to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a defined contribution plan.  Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, are treated as Annual Additions to a defined contribution plan,
(v)Allocations under a simplified employee pension.

For this purpose, any excess amount applied under paragraph 4.5 of the Plan and subparagraphs 20.2(c) and 20.3(f) in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

20.4(b)“Defined Contribution Dollar Limitation”:  $40,000.  The Dollar Limitation shall be automatically adjusted by the Adjustment Factor, from time to time, to reflect any annual cost of living adjustments and any such adjustment (which with the original Dollar Limitation is sometimes referred to herein as the “adjusted Dollar Limitation”) shall be effective for the Limitation Year which ends with or within the calendar year for which such increase is effective. The adjustment shall be in $1,000 increments on the basis of a base period of the calendar quarter beginning July 1, 2001.

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20.4(c)“Employer”:  For purposes of this ARTICLE, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Internal Revenue Code, as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h)), or affiliated service groups (as defined in Section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to regulations under Section 414(o) of the Code.
20.4(d)“Excess Amount”:  The excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.
20.4(e)“Limitation Year”:  A calendar year, or the 12-consecutive month period elected by the Employer in Option 11(c) of the Adoption Agreement.  All qualified plans maintained by the employer must use the same Limitation Year.  If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.
20.4(f)“Maximum Permissible Amount”:  The maximum Annual Addition that may be contributed or allocated to a Participant’s account under the Plan for any Limitation Year shall not exceed the lesser of:
(i)The Defined Contribution Dollar Limitation, or
(ii)One-hundred percent (100%) of Total Compensation.

The compensation limitation referred to in clause (ii) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Section 415(l)(1) or 419A (d)(2) of the Code.  If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

Number of months in the short Limitation Year

12

If the Plan is terminated as of a date other than the last day of a Limitation Year, the Plan is deemed to have been amended to change the Limitation Year and the Maximum Permissible Amount shall be prorated for the resulting short Plan Year.

20.4(g)“Pre-Approved Plan”:  A plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.
ARTICLE XXI
Rules Pertaining to Limitations on
Participant Pre-Tax, Roth and After-Tax Contributions and Employer Matching Contributions
21.1Limitation on Pre-Tax and Roth Contributions.
21.1(a)Limitation - The aggregate amount of a Participant’s Pre-tax and Roth Contributions made to the Plan for any calendar year shall not exceed the applicable limits thereon specified in this paragraph and elsewhere in the Plan.  Notwithstanding anything in the Plan to the contrary, the aggregate Pre-tax Contributions, Roth Contributions and other Elective Deferrals made by a Participant for any

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calendar year may not exceed the following Catch-up Dollar Limitation or Elective Deferral Dollar Limitation, as applicable, and the following rules shall apply in connection therewith as follows:
(i)In no event shall the aggregate Catch-up Elective Deferrals made pursuant to Section 414(v) of the Code by any Employee for any calendar year (or other applicable period) to this Plan (if permitted under the Plan) and any other plan maintained by the Employer exceed the Catch-up Dollar Limitation, and the Administrator shall, whenever necessary to comply with this limitation, cause such Employee’s Catch-up Elective Deferrals to this Plan (if permitted under the Plan) to cease being made for such calendar year and take such other action as it may deem appropriate in connection therewith.
(ii)In no event shall the aggregate Elective Deferrals made by any Employee for any calendar year to this Plan and any other plan maintained by the Employer exceed the Elective Deferral Dollar Limitation, and the Administrator shall, whenever necessary to comply with this limitation, cause such Employee’s Elective Deferrals to this Plan to cease being made for such calendar year and take such other action as it may deem appropriate in connection therewith.
21.1(b)Definitions - For purposes hereof:
(i)The term “Catch-up Elective Deferrals” means the elective deferrals made pursuant to Section 414(v) of the Code in excess of any otherwise applicable plan limit (other than a limit which prohibits Catch-up Elective Deferrals) and that are made by Participants who are aged fifty (50) or over by the end of their taxable years, including any such contributions which may be permitted under this Plan.  An otherwise applicable plan limit is a limit in the Plan that applies to Elective Deferrals without regard to Catch-up Elective Deferrals, such as the limits on annual additions, the dollar limitation on Elective Deferrals under Section 402(g) of the Code (not counting Catch-up Elective Deferrals) and the limit imposed by the actual deferral percentage test under Section 401(k)(3) of the Code.  Catch-up Elective Deferrals are not subject to the limits on annual additions under Section 415 of the Code, are not counted in the actual deferral percentage test under Section 401(k)(3) of the Code and are not counted in determining the minimum allocation under Section 416 of the Code (but Catch-up Elective Deferrals made in prior years are counted in determining whether a plan is top-heavy).  If permitted under Option 6.1(c) of the Adoption Agreement, the Plan permits Catch-up Elective Deferrals to be made to it, which contributions are sometimes referred to as Catch-up Contributions.
(ii)The term “Catch-up Dollar Limitation” means the applicable dollar amount contained in Section 414(v)(2) of the Code in effect for the calendar year in question if the Plan, or any plan or arrangement with which contributions under the Plan are aggregated, permits Catch-up Elective Deferrals or, otherwise, is zero.
(iii)The term “Elective Deferral Dollar Limitation” means the dollar limitation contained in Section 402(g) of the Code in effect for such calendar year.
(iv)The term “Elective Deferrals” means a Participant’s Pre-tax Contributions to the Plan, his Catch-up Contributions to this Plan and his other elective deferrals, including any Catch-up Elective Deferrals, to a cash or deferred arrangement described in Section 401(k) of the Code, tax sheltered annuity described in Section 403(b) of the Code, simplified employee pension plan described in Section 408(k)(6) of the Code, a SIMPLE IRA described in Section 408(p) of the Code or “Section 501(c)(18)” trust to the extent not includable in or to the extent deductible from the Participant’s gross income from his taxable year of contribution on account of and as described in Section 401(k), 403(b), 408(k), 408(p) or 501(c)(18) of the Code and required to be taken into

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account and aggregated for purposes of applying the limitations of Section 402(g) of the Code to the Plan.  The term “Elective Deferrals” shall also include Roth Contributions.
(v)The term “Excess Elective Deferrals” means a Participant’s Elective Deferrals for a calendar year in excess of the Elective Deferral Dollar Limitation as increased, where applicable, by the Catch-up Dollar Limit for such calendar year.Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant’s taxable year.
(vi)The following procedure applies to the notice of the existence of Excess Elective Deferrals and to the distribution of Excess Elective Deferrals during the calendar year for which made:
(A)By written notice filed with the Administrator the Participant may notify the Administrator of the existence of Excess Elective Deferrals with respect to the Participant and may allocate the amount of his Excess Elective Deferrals for such calendar year among the plans to which contributed and notify the Administrator of the portion, if any, allocated to the Plan.  In addition, the Employer may notify the Administrator of Excess Elective Deferrals made to the Plan and other plans maintained by the Employer.
(B)The Administrator shall then distribute the designated Excess Elective Deferrals in a “corrective distribution” during the calendar year for which made so long as the distribution is made after the Plan has received the Excess Elective Deferrals.
21.1(c)Operating Rules and Procedures, and Correction - For purposes hereof:
(i)The following procedure applies to the notice of the existence of Excess Elective Deferrals and to the distribution of Excess Elective Deferrals after the calendar year for which made:
(A)Not later than the January 31 following each calendar year the Employer or the Administrator shall inform each Participant of his aggregate Elective Deferrals to this Plan and any other plan maintained by the Employer for such calendar year.
(B)Not later than the March 1 following each calendar year, by written notice filed with the Administrator the Participant may notify the Administrator of the existence of Excess Elective Deferrals with respect the Participant and may allocate the amount of his Excess Elective Deferrals for such calendar year among the plans to which contributed and notify the Administrator of the portion, if any, allocated to the Plan.  In addition, the Employer may notify the Administrator of the Excess Elective Deferrals made to the Plan and other plans maintained by the Employer.
(C)The Administrator shall then direct that any Excess Elective Deferrals which are not Catch-up Elective Deferrals allocated to the Plan are recharacterized as Catch-up Elective Deferrals (if permitted under the Plan) to the extent that the Catch-up Dollar Limitation is not exceeded.
(D)The Administrator shall then direct that any Excess Elective Deferrals allocated to the Plan which may be recharacterized as After-tax Contributions be so recharacterized (if After-tax Contributions are permitted under the plan and any limitation thereon is not thereby exceeded) or otherwise be distributed to the Participant (as adjusted

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for income or loss thereon) in a “corrective distribution” no later than the April 15 following each calendar year.
(ii)For purposes hereof and except to the extent otherwise provided under Section 401(k) or 402(g) of the Code, as applicable:
(A)The amount of any Excess Elective Deferrals that may be distributed with respect to any Participant for a calendar year shall be reduced by any Excess Deferral Contributions (as defined in paragraph 21.3) previously distributed or recharacterized with respect to the Participant for the Plan Year beginning with or within the calendar year.
(B)Excess Catch-up Contributions or Excess Elective Deferrals allocated to the Plan shall be considered first to consist of Roth Contribution, then to be a Pre-tax Contributions and similar contributions under other plans taken into account.
(iii)For purposes hereof, the income or loss allocated to any Excess Elective Deferrals allocated to the Plan shall be determined by the Administrator pursuant to paragraph 21.5.
21.1(d)Benefit Accrual Rule - If a Participant’s Elective Deferrals are returned in a corrective distribution made because of the existence of Elective Deferrals made to plans not maintained by the Employer, such contributions shall nevertheless still be considered made for any benefit accrual requirements contingent thereon, and any Matching Contributions attributable thereto shall also be distributed (to the extent vested) or forfeited (to the extent not vested).  If a Participant’s Elective Deferrals are returned in a corrective distribution made because of the existence of Elective Deferrals made to this Plan or any other plan maintained by the Employer, such contributions shall not be considered made for any benefit accrual requirements contingent thereon, and any Matching Contributions attributable thereto shall be forfeited.
21.2Limitation on and Distribution of Pre-tax and Roth Contributions Made by Highly Compensated Employees.
21.2(a)Limitation - Except where the use of an ADP Safe Harbor is elected by the Employer in Option 7.6(b) or 7.6(c) of the Adoption Agreement, the Pre-tax and Roth Contributions made or otherwise permitted to be made pursuant to the Plan shall be limited as hereafter provided so that the “ADP Test” is satisfied for each Plan Year.  For purposes hereof:
(i)The “ADP Safe Harbor” is the alternative method under Section 401(k)(12) of the Code of meeting the nondiscrimination requirements of Section 401(m) of the Code.  If the ADP Safe Harbor Election is made in Option 7.6(b) of the Adoption Agreement for a Plan Year, the Plan must expressly provide for its use and the Plan must comply with the notice and election requirements described in paragraph 3.6, the rate of matching contributions (if any) must not increase as contributions increase and must not favor Highly Compensated Employees, either a safe harbor non-elective contribution equal to at least three percent (3%) of covered compensation or a safe harbor matching contribution at least equal to one hundred percent (100%) of the first three percent (3%) of covered compensation contributed and fifty percent (50%) of the next two percent (2%) of covered compensation contributed must be made to this Plan or another plan (“Basic Safe Harbor Matching Contribution”), and the safe harbor contribution must be fully vested and subject to the distribution restrictions applicable to Elective Deferrals and described in subparagraph 8.1(a)(v), except that no distribution shall be made on account of hardship.

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(ii)The “QACA ADP Safe Harbor” is the alternative method under Section 401(k)(13) of the Code of meeting the nondiscrimination requirements of Section 401(k) of the Code.  If the QACA ADP Safe Harbor Election is made in Option 7.6(c) of the Adoption Agreement for a Plan Year, the Plan must expressly provide for its use and the Plan must comply with the notice and election requirements described in paragraph 3.7, the rate of matching contributions (if any) must not increase as contributions increase and must not favor Highly Compensated Employees, either a safe harbor non-elective contribution equal to at least three percent (3%) of covered compensation or a safe harbor matching contribution at least equal to one hundred percent (100%) of the first one percent (1%) of covered compensation contributed and fifty percent (50%) of covered compensation contributed in excess of one percent (1%) but not in excess of six percent (6%) of covered compensation contributed must be made to this Plan or another plan (“Basic QACA Safe Harbor Matching Contribution”), and the safe harbor contribution must be 100% vested after no more than two (2) Years of Vesting Service and subject to the distribution restrictions applicable to Elective Deferrals and described in subparagraph 8.1(a)(v), except that no distribution may be made on account of hardship.
(iii)Under the “ADP Test”, the Pre-tax and Roth Contributions otherwise permitted to be made pursuant to the Plan shall be limited so that the Average Deferral Percentage for Eligible Participants who are Highly Compensated Employees for a Plan Year (that is, the Tested Plan Year) may not exceed the greater of (A) or (B) as follows:
(A)The “regular limitation” percentage which is equal to one hundred twenty-five percent (125%) of the Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or
(B)The “alternative limitation” percentage which is equal to the lesser of:

(I)Two hundred percent (200%) of the Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or

(II)Two (2) percentage points over the Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year.

(iv)If the Employer elected in Option 7.6(b) or 7.6(c) of the Adoption Agreement, to apply the ADP Safe Harbor testing method described in clause (i) of this subparagraph 21.2(a) or the QACA ADP Safe Harbor testing method described in clause (ii) of this subparagraph 21.2(a) by making a Basic or Enhanced Matching Contribution, effective for periods beginning on or after January 1, 2015, the Employer may eliminate such matching contributions on future Deferral Contributions during a Plan Year and instead apply the ADP Test described in clause (iii) of this subparagraph 21.2(a) and based on a Current Year Testing Election; provided that the reduction or elimination of the matching contributions is effective no earlier than the later of (A) thirty (30) days after the Participants are given a supplemental notice (B) the date the amendment reducing or eliminating the matching contribution is adopted, and (C) Participants are given a reasonable opportunity to change Employee Pre-Tax and /or Roth Contribution Elections and, if applicable, Employee After-Tax Contribution Elections.  The Plan must satisfy the requirements of Treas. Reg. Section 1.401(k)-3(g) (other than paragraph (g)) with respect to deferrals through the effective date of the amendment.

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21.2(b)Definitions - For purposes hereof:
(i)The term “Applicable Plan” Year means:
(A)If the Employer does not make the current year testing election in Option 6.6(b) of the Adoption Agreement, the Plan Year immediately preceding the Tested Plan Year.  If the Plan results from, or is otherwise affected by, a plan coverage change that becomes effective during the Tested Plan Year, then Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year shall be appropriately adjusted as required under Section 401(k) of the Code.
(B)If the Employer makes the current year testing election in Option 6.6(b) of the Adoption Agreement, the Tested Plan Year.
(ii)The term “Average Deferral Percentage” or “ADP” means the average (expressed as a percentage) of the Deferral Percentages of the Eligible Participants in a group.
(iii)The term “Deferral Contributions” means:
(A)Pre-tax Contributions, Roth Contributions, and
(B)To the extent provided or elected pursuant to the special operating rules of subparagraph 21.2(c):

(I)QNECs contributed during, or no later than the end of the 12-month period following the end of, the Applicable Plan Year to the extent that such contributions satisfy the requirements of Section 401(a)(4) of the Code and are not greater for any Non-Highly Compensated Employee than the product obtained by multiplying the Non-Highly Compensated Employee’s Eligible Compensation multiplied by the greater of (a) five percent (5%) (or ten percent (10%) if made in connection with the Employer’s obligation, if any, to pay a prevailing wage under the Davis-Bacon Act, Public Law 71-798, Service Contract Act of 1965, Public Law 89-286, or similar legislation) or (b) two times the representative contribution rate (as defined in Inc. Tax Regs. Section 1.401(k)-2(a)(6)(iv)(B)).

(II)QMACs contributed during, or no later than the end of the 12-month period following the end of, the Applicable Plan Year to the extent that such contributions satisfy the requirements of Section 401(a)(4) of the Code and are not greater than the greatest of (a) five percent (5%) (or, if permitted, ten percent (10%) if made in connection with the Employer’s obligation, if any, to pay a prevailing wage under the Davis-Bacon Act, Public Law 71-798, Service Contract Act of 1965, Public Law 89-286, or similar legislation) of the Non-Highly Compensated Employee’s Eligible Compensation, (b) the sum of the Non-Highly Compensated Employee’s Pre-tax Contributions, Roth Contributions, After-tax Contributions, employee after-tax contributions and other elective deferrals (counting only such types of contributions which may generate Matching Contributions or other matching contributions), or (c) the product obtained by multiplying (1) the sum of the Non-Highly Compensated Employee’s Pre-tax Contributions, Roth Contributions, After-tax Contributions, employee after-tax contributions and other elective deferrals (counting only such types of contributions which may generate Matching Contributions or other matching

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contributions) by (2) two times the representative matching rate (as defined in Inc. Tax Regs. Section 1.401(m)-2(a)(5)(ii)(B)).

(III)Any other elective deferrals under a cash or deferred arrangement described in Section 401(k) of the Code.

(C)Notwithstanding the foregoing, a QNEC, a QMAC, a Pre-tax Contribution, Roth Contribution and any other elective deferral shall not be considered a Deferral Contribution for a Plan Year unless:

(I)It is allocated as of a date within the Plan Year (which generally means that it is not contingent upon the Employee’s participation in the plan or arrangement or performance of services on any date subsequent to that date and that is actually paid to the funding vehicle of the plan or arrangement no later than the end of the 12-month period immediately following such Plan Year).

(II)In the case of a Pre-tax Contribution, Roth Contribution and any other elective deferral, it either relates to compensation that either would have been received by the Employee in such Plan Year but for his election to contribute to the plan or arrangement or is attributable to services performed by the Employee in the Plan Year, and but for the Employee’s election to contribute to the plan or arrangement, would have been received by the Employee within two and one-half (2-1/2) months after the end of such Plan Year.

(III)In the case of a QNEC or a QMAC, it is not used to satisfy the safe harbor contribution requirement for use of the alternative method of non-discrimination testing under Section 401(k)(12) of the Code or for use of the alternative method of non-discrimination testing under Section 401(m)(11) of the Code.

(D)Notwithstanding the foregoing, a Pre-tax Contribution, Roth Contribution and any other elective deferral shall not be considered a Deferral Contribution for a Plan Year if:

(I)It is an elective deferral under a safe harbor plan that satisfies the alternative method of non-discrimination testing under Section 401(k)(12) of the Code.

(II)It is a Catch-up Elective Deferral.

(III)It is made by reason of a Participant’s qualified military service pursuant to Section 414(u) of the Code.

(IV)It is withdrawn pursuant to the provisions of paragraph 9.12.

(iv)The term “Deferral Percentage” means the ratio (expressed as a percentage and calculated to the nearest one-hundredth of one percent (.01%) and calculated separately for each Eligible Participant) of (A) the Pre-tax Contributions and Roth Contributions under the Plan (and, where provided or elected in accordance with the special operating rules of subparagraph 21.2(c), any other Deferral Contributions) made by or on behalf of an Eligible Participant for the Plan Year to (B) the Eligible Participant’s Eligible Compensation for the Plan Year.  The Deferral Percentage of an Eligible Participant who fails to make or receive an allocation of Deferral Contributions for a Plan Year shall be 0%.

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(v)The term “Eligible Compensation” means an Eligible Participant’s Total Compensation while he is an Eligible Participant determined without regard to suspensions from participation.
(vi)The term “Eligible Participant” means any Employee who is authorized under the terms of the Plan to make Pre-tax Contributions and/or Roth Contributions for the Plan Year, determined without regard to suspensions from participation for any reason other than not being an Eligible Employee (or, where provided or elected in accordance with the special operating rules of subparagraph 21.2(c), who is authorized under the terms of the applicable plan to make or receive an allocation of Deferral Contributions for the Plan Year).
(vii)The term “Excess Deferral Contributions” means the amount of Deferral Contributions for a Plan Year which must be eliminated in order for the restrictions of subparagraph 21.2(a) to be satisfied for the Plan Year.  The amount is the excess of:
(A)The aggregate amount of Deferral Contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over
(B)The maximum amount of Deferral Contributions permitted by the restrictions of subparagraph 21.2(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of Deferral Percentages).
(viii)The term “Tested Plan Year” means the Plan Year for which the limitation is being applied to the contributions of Eligible Participants who are Highly Compensated Employees.
21.2(c)Operating Rules - The following special rules shall apply for purposes of this paragraph:
(i)The following plans or portions of plans are mandatorily disaggregated and must be tested separately under subparagraph 21.2(a) and Section 401(k)(3) of the Code:
(A)Except where permitted to be aggregated for purposes of Section 410 of the Code, contributions by or for employees who are included in a unit of employees covered by a collective bargaining agreement may not be aggregated with contributions by or for employees who are included in a unit of employees not covered by the same collective bargaining agreement.
(B)Except where permitted to be aggregated for purposes of Section 410 of the Code, contributions by or for employees assigned to qualified separate lines of business within the meaning of Section 414(r) of the Code, unless the plan in question qualifies for the employer-wide exception to mandatory disaggregation for this purpose under Section 414(r) of the Code.
(C)Contributions under plans that could but actually are not aggregated for the plan year for purposes of satisfying the minimum coverage requirements of Section 410(b) of the Code (other than the average benefits percentage test).

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(D)Contributions under a plan maintained by more than one employer as described in Section 413(c) of the Code shall be treated as if each such employer maintained a separate plan.
(E)Except as provided in clause (ii) of this subparagraph, contributions under plans which do not have the same plan year.
(ii)Subject to the limitations of clause (i) of this subparagraph, the following plans or portions of plans are mandatorily aggregated and must be tested as one plan under subparagraph 21.2(a) and Section 401(k)(3) of the Code:
(A)The Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Tested Plan Year and who is eligible to make Pre-tax Contributions, Roth Contributions or to make or have other elective deferrals allocated to his account under two or more cash or deferred arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if all such Pre-tax Contributions, Roth Contributions and elective deferrals were made under each plan or arrangement being tested.  In this Plan, such aggregation shall be effected by taking into account the sum of all Pre-tax Contributions, Roth Contributions and other elective deferrals made for the Tested Plan Year under all such plans or arrangements in which the Highly Compensated Employee is an eligible employee, divided by the Highly Compensated Employee’s Eligible Compensation for the Tested Plan Year (determined using the compensation definition in this Plan) without regard to the plan year of the other plan(s) or arrangement(s).  Such aggregation is required even if the plans or arrangements in question use inconsistent testing methods.
(B)In the event that this Plan satisfies the requirements of Section 401(a)(4) or 410(b) (other than 410(b)(2)(A)(ii)) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code only if aggregated with this Plan, then this paragraph shall be applied by determining the Deferral Percentages of Eligible Participants as if all such plans were a single plan.  All plans treated as a single plan pursuant to this clause (ii)(B) must apply a consistent testing method.
(iii)Subject to the limitations of clause (i) of this subparagraph, two or more cash or deferred arrangements may be permissively aggregated by the Administrator for purposes of satisfying the requirements of Section 401(a)(4), 401(k) and 410(b) of the Code if such arrangements each have the same plan year and apply consistent testing methods.
(iv)At the option of the Administrator, each Eligible Participant’s Deferral Contributions for a Plan Year consisting of QNECs and/or QMACs under any plan or arrangement may be included in determining the Deferral Percentages for the Plan Year provided, however, that:
(A)The non-elective contributions (both including and excluding the QNECs which are treated as Deferral Contributions) satisfy the requirements of Section 401(a) of the Code.
(B)The matching contributions satisfy the requirements of Section 401(m) of the Code, provided that the QNECs and QMACs treated as Deferral Contributions are disregarded in making this determination.

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(C)Except as provided in clauses (iv)(A) and (B) of this subparagraph, the QNECs and QMACs treated as Deferral Contributions are not taken into account in determining whether any other contributions or benefits satisfy the requirements of Section 401(a) of the Code or whether employee contributions and matching contributions meet the requirements of Section 401(m) of the Code.
(D)The QNECs may not be treated as Deferral Contributions if the effect is to increase the difference between the Average Deferral Percentages for Highly Compensated Employees and for Non-Highly Compensated Employees.
(E)The QNECs and QMACs satisfy the contingent benefit limitations of Section 401(k)(4)(A) (which generally prohibit benefits other than matching contributions from being contingent on making or not making elective deferrals).
(F)The plan years of the plans or arrangements under which the QNECs and QMACs treated as Deferral Contributions are made is the same as the Plan Year and such plans apply consistent testing methods.
(G)The QNECS and QMACs may not be made unless the Employer elects in Options 6.6(b) of the Adoption Agreement to use Current Year Testing.
(v)The determination of Excess Deferral Contributions for a Plan Year for purposes of this paragraph shall be made:
(A)After first determining the Excess Elective Deferrals under paragraph 21.1 for the Plan Year; provided that the Excess Elective Deferrals of Non-Highly Compensated Employees shall not be taken into account in determining the Deferral Percentage of such Eligible Participants to the extent that such Excess Elective Deferrals are made under this Plan or other cash or deferred arrangements maintained by the Employer and the Excess Elective Deferral of Highly Compensation Employees shall be taken into account in determining the Deferral Percentage of such Eligible Participants, and
(B)Before determining the Excess Aggregate Contributions under paragraph 21.3 for the Plan Year.
(vi)The employee groups tested hereunder may be divided into separate testing groups on such basis, if any, as the Administrator may determine and as is permitted under Sections 410, 401(k) and 401(m) of the Code, including, but not limited to, separate testing for excludible employees (that is, where the plan’s age and/or service requirements are lower than the greatest minimum age and service conditions permissible under Section 410(a) of the Code).
(vii)If the Employer or the Administrator elects to apply Section 410(b)(4)(B) of the Code in determining whether the Plan meets the requirements of Section 410(b) of the Code for a Plan Year, the Plan may exclude altogether the participation of Non-Highly Compensated Employees (but not the participation of Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code in determining the satisfaction of requirements of subparagraph 21.2(a).
(viii)The determination and treatment of the Deferral Contributions and Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury or his delegate.

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21.2(d)Corrections and Corrective Distributions - If the Average Deferral Percentage for the Eligible Participants who are Highly Compensated Employees for a Plan Year is more than the amount permitted under the above restrictions, then:
(i)If Catch-up Elective Deferrals are permitted to be made to this Plan and a Highly Compensated Employee has not reached his Catch-up Dollar Limitation for the Plan Year, Excess Deferral Contributions allocated to such Highly Compensated Employee shall be treated as Catch-up Elective Deferrals and will not be treated as Excess Deferral Contributions.
(ii)The Excess Deferral Contributions for the Highly Compensated Employees for the Tested Plan Year (other than those treated as Catch-up Elective Deferrals) shall be reduced by recharacterization as After-tax Contributions as required by Section 401(k) of the Code (if permitted by the Employer in Option 6.3 of the Adoption Agreement) if the testing methods of subparagraphs 21.2(a) and 21.3(a) are consistent or by distributing such contributions as provided below if the testing methods of subparagraphs 21.2(a) and 21.3(a) are not consistent in the following manner:
(A)First, the excess amount shall be considered to consist of the Participant’s Roth Contributions for such Plan Year to the extent thereof,
(B)Then, any remaining portion of the excess amount shall be considered to consist of the Participant's Pre-tax Contributions for such Plan Year to the extent thereof, and
(C)Finally, any remaining portion of the excess amount shall be considered to consist of the Participant's other Deferral Contributions for such Plan Year.

Notwithstanding the foregoing, in no case shall the amount of Excess Deferral Contributions recharacterized with respect to any Highly Compensated Employee exceed the amount of his Pre-tax Contributions Roth Contributions and other elective deferrals.  When Excess Deferral Contributions for the Highly Compensated Employees cannot be recharacterized, such Excess Deferral Contributions (as adjusted for income or loss thereon) shall be distributed in a “corrective distribution” to the Highly Compensated Employees at such time as the Administrator shall determine but in no event later than twelve (12) months after the end of the Plan Year for which made.  Notwithstanding the time period described above for the distribution, any amounts distributed more than two and one-half (2-1/2) months after the end of the Plan Year (6 months after the end of the Plan Year in the case of a Plan that has elected Option 6.2(b) of the Adoption Agreement and all Participants are covered by the EACA) may be subject to the ten percent (10%) excise tax imposed on the Employer by Section 4979 of the Code.

(iii)Among such Participants, the reduction shall be effected by reducing contributions in the order of the highest dollar amounts of Deferral Contributions by or on behalf of each of the Highly Compensated Employees, such that the applicable restrictions of subparagraph 21.2(a) are satisfied; provided, however, that any required reduction for any Eligible Participant will first be reduced by his Excess Elective Deferrals returned or recharacterized pursuant to paragraph 21.1.  The reduction is effected as follows:

Step A.  The total dollar amount of all Excess Deferral Contributions calculated as provided in subparagraph 21.2(b) must be eliminated.

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Step B.  The Deferral Contributions of the Highly Compensated Employee with the highest dollar amount of Deferral Contributions must be reduced by the amount required to cause that Highly Compensated Employee’s Deferral Contributions to equal the dollar amount of the Deferral Contributions of the Highly Compensated Employee with the next highest dollar amount of Deferral Contributions.  This amount is then eliminated for the Highly Compensated Employee with the highest dollar amount.  However, if a lesser reduction, when added to the total dollar amount already eliminated under this step, would equal the total Excess Deferral Contributions, the lesser reduction amount is eliminated.

Step C.  If the total amount distributed is less than the total Excess Deferral Contributions, step B is repeated.

(iv)The amount of the Excess Deferral Contribution apportioned to a Highly Compensated Employee under the Plan for a Plan Year must not exceed the amount of contributions actually made to the Plan for the Highly Compensated Employee for such year.  When two or more plans of the Employer are involved, the correction is applied independently to each cash or deferred arrangement in which a Highly Compensated Employee participates and, if correction is needed in more than one, the Average Deferral Percentage of Highly Compensated Employees whose Excess Deferral Contributions were recharacterized or who received a distribution shall not be recalculated after the correction in the first plan.
(v)Whenever Excess Deferral Contributions are recharacterized as After-tax Contributions, the following rules shall apply with respect to such recharacterization.
(A)Excess Deferral Contributions recharacterized are includable in the Participant’s income on the earliest date any elective deferrals would have been received by the Participant but for his election to contribute to the plan or arrangement.
(B)Such recharacterized Excess Deferral Contributions are to be treated as After-tax Contributions for purposes of Sections 72, 401(a), 401(m) and 6047 of the Code and Inc. Tax Regs. Sections 1.401(k)-1(d) and 1.401(k)-2, but shall be considered elective deferrals for all other purposes of the Code including but not limited to Sections 401(k)(2), 404, 409, 411, 412, 415, 416 and 417 of the Code.
(C)Such recharacterized Excess Deferral Contributions shall remain allocated to the applicable account of the Participant, except to the extent required to be distributed to the Participant.
(D)Such Excess Deferral Contributions shall be recharacterized no later than two and one-half (2-1/2) months after the end of the Plan Year in question.  For this purpose, recharacterization is deemed to occur on the date on which the last of those Highly Compensated Employees with Excess Deferral Contributions to be recharacterized is notified of the recharacterization in any manner prescribed by the Secretary of the Treasury or his delegate.
(E)The payor or Administrator shall report such recharacterized Excess Deferral Contributions as employee contributions to the Internal Revenue Service and the affected Participant by timely providing such forms as the Secretary of the Treasury or his delegate shall designate to the Internal Revenue Service and to the affected Participant, by timely taking such other actions as the Secretary of the Treasury or his delegate shall

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require, and by the Administrator’s accounting for such amounts as employee contributions for purposes of Sections 72 and 6047 of the Code.
(vi)For purposes hereof, the income or loss allocated to any Excess Deferral Contributions allocated to the Plan that must be distributed to a Highly Compensated Employee pursuant to this subparagraph shall be determined by the Administrator pursuant to paragraph 21.5.
(vii)Any distribution of Excess Deferral Contributions (as adjusted for income or loss thereon) shall clearly be designated by the Administrator as such.
21.2(e)Benefit Accrual Rule - If a Participant’s Pre-tax Contributions or Roth Contributions are recharacterized as After-tax Contributions for purposes of paragraph 21.3 and are returned pursuant to that paragraph, such contributions shall nevertheless still be considered made for any benefit accrual requirements contingent thereon, and any Matching Contributions attributable thereto shall also be distributed (to the extent vested) or forfeited (to the extent not vested).
21.3Limitation on and Distribution of After-tax Contributions or Matching Contributions Made by or on behalf of Highly Compensated Employees.
21.3(a)Except where the use of an ACP Safe Harbor is elected by the Employer in Option 7.6(b) or 7.6(c) of the Adoption Agreement, the After-tax Contributions otherwise permitted to be made under the Plan and the Matching Contributions otherwise allocated to the account of a Participant under the Plan shall be limited as hereafter provided so that the ACP Test is satisfied for each Plan Year.  In addition, whether or not an ACP Safe Harbor is satisfied with respect to the Plan for a Plan Year, the After-tax Contributions otherwise permitted to be made under the Plan shall be limited as hereafter provided so that the ACP Test is satisfied for each Plan Year.  For purposes hereof:
(i)The “ACP Safe Harbor” is the alternative method under Section 401(m)(11) of the Code of meeting the nondiscrimination requirements of Section 401(m) of the Code with respect to Matching Contributions.  If the ACP Safe Harbor is elected for a Plan Year, the Plan must expressly provide for its use and the Plan must comply with the notice and election requirements in Inc. Tax Regs. Section 1.401(m)-3, the rate of matching contributions must not increase as contributions increase and must not favor Highly Compensated Employees, no matching contribution may be provided with respect to contributions in excess of six percent (6%) of compensation, and that the aggregate dollar amount of any matching contribution which is discretionary cannot exceed four percent (4%) of a Participant’s compensation, a safe harbor contribution required for the ACP Safe Harbor must be provided, and the safe harbor contribution must be fully vested and subject to the prohibitions on distribution under Section 401(k)(2)(B) of the Code, except that no distribution may be made on account of hardship.
(ii)The “QACA ACP Safe Harbor” is the alternative method under Section 401(m)(12) of the Code of meeting the nondiscrimination requirements of Section 401(m) of the Code with respect to Matching Contributions.  If the QACA ACP Safe Harbor is elected for a Plan Year, the Plan must expressly provide for its use and the Plan must comply with the notice and election requirements in Inc. Tax Regs. Section 1.401(m)-3, the rate of matching contributions must not increase as contributions increase and must not favor Highly Compensated Employees, no matching contribution may be provided with respect to contributions in excess of ten percent (10%) of compensation, a safe harbor contribution required for the QACA ADP Safe Harbor must be provided, and the safe harbor contribution must be 100% vested after no more than two (2) Years of Vesting Service and subject to the prohibitions on distribution under Section 401(k)(2)(B) of the Code.

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(iii)Under the “ACP Test”, the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for a Plan Year (that is, the Tested Plan Year) may not exceed the greater of (A) or (B) as follows:
(A)The “regular limitation” percentage which is equal to one hundred twenty-five percent (125%) of the Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or
(B)The “alternative limitation” percentage which is equal to the lesser of:

(I)Two hundred percent (200%) of the Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or

(II)Two (2) percentage points over the Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year.

(iv)If the Employer elected in Option 7.6(b) or Option 7.6(c) of the Adoption Agreement to apply the ACP Safe Harbor testing method described in clause (i) of this subparagraph 21.3(a) or the QACA ACP Safe Harbor testing method as described in clause (ii) of this subparagraph 21.3(a) by making a Basic or Enhanced Matching Contribution, effective for periods beginning on or after January 1, 2015, the Employer may eliminate such matching contributions on future Deferral Contributions during a Plan Year and instead apply the ACP Test described in clause (iii) of this subparagraph 21.3(a) and based on a Current Year Testing Election; provided that the reduction or elimination of the matching contributions is effective no earlier than the later of (A) thirty (30) days after the Participants are given a supplemental notice (B) the date the amendment reducing or eliminating the matching contribution is adopted, and (C) Participants are given a reasonable opportunity to change Employee Pre-Tax and /or Roth Contribution Elections and, if applicable, Employee After-Tax Contribution Elections.
21.3(b)Definitions - For purposes hereof:
(i)The term “Aggregate Contributions” means the following:
(A)After-tax Contributions and Matching Contributions,
(B)To the extent provided or elected pursuant to the special operating rules of subparagraph 21.3(c), any other after-tax employee contributions (other than Roth Contributions) which are allocated to a separate account to which attributable earnings or loss are allocated and consisting of either:

(I)Employee contributions to the defined contribution portion of a plan described in Section 414(k) of the Code.

(II)Employee contributions to a qualified cost-of-living arrangement described in Section 415(2)(B) of the Code, without regard to the requirement that contributions be allocated to a separate account to which attributable earnings are allocated.

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(III)Employee contributions applied to the purchase of whole life insurance protection or survivor benefit protection under a defined contribution plan.

(IV)Amounts attributable to excess contributions as defined for purposes of Section 401(k) of the Code which are recharacterized as after-tax employee contributions (other than Roth Contributions).

(V)Employee contributions to a contract described in Section 403(b) of the Code.

Notwithstanding the foregoing, after-tax employee contributions do not include Roth Contributions, loan repayments, cash-out buy-backs, qualifying rollover contributions, employee contributions which are transferred to a plan or any other amounts which are excluded from such term under Section 401(m) of the Code.

(C)To the extent provided or elected pursuant to the special operating rules of subparagraph 21.3(c), any other matching contributions within the meaning of Section 404(m)(4)(A) of the Code (that is, employer contributions made on account of after-tax employee contributions under any plan or elective deferrals under a cash or deferred arrangement described in Section 401(k) of the Code) and/or
(D)To the extent provided or elected pursuant to the special operating rules of subparagraph 21.3(c):

(I)QNECs contributed during, or no later than the end of the 12-month period following the end of, the Applicable Plan Year to the extent that such contributions satisfy the requirements of Section 401(a)(4) of the Code and are not greater for any Non-Highly Compensated Employee than the product obtained by multiplying the Non-Highly Compensated Employee’s Eligible Compensation multiplied by the greater of (a) five percent (5%) (or ten percent (10%) if made in connection with the Employer’s obligation, if any, to pay a prevailing wage under the Davis-Bacon Act, Public Law 71-798, Service Contract Act of 1965, Public Law 89-286, or similar legislation) or (b) two times the representative contribution rate (as defined in Inc. Tax Regs. Section 1.401(m)-2(a)(6)(v)(B)).

(II)Any elective deferrals under a cash or deferred arrangement described in Section 401(k) of the Code other than elective deferrals under a safe harbor plan that satisfies the alternative method of non-discrimination testing under Section 401(k)(12) or 401(k)(13) of the Code, elective deferrals that are Catch-up Elective Deferrals, elective deferrals made by reason of a Participant’s qualified military service pursuant to Section 414(u) of the Code and elective deferrals withdrawn pursuant to paragraph 9.12 of the Plan.

(E)Notwithstanding the foregoing, a contribution shall not be considered an Aggregate Contribution for a Plan Year unless:

(I)In the case of an after-tax employee contribution it is actually paid to the funding vehicle of the plan or an agent of the plan who remits the contribution to the funding vehicle within a reasonable time.

(II)In the case of a matching contribution, it is allocated as of a date within the Plan Year, it is actually paid to the funding vehicle of the plan no later than the end of

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the 12-month period immediately following such plan year and it is made on behalf of the Employee’s elective deferrals or employee contributions for the plan year, and the aggregate matching contributions taken into account do not exceed the greatest of (a) five percent (5%) (or, if permitted, ten percent (10%) if made in connection with the Employer’s obligation, if any, to pay a prevailing wage under the Davis-Bacon Act, Public Law 71-798, Service Contract Act of 1965, Public Law 89-286, or similar legislation) of the Non-Highly Compensated Employee’s Eligible Compensation, (b) the sum of the Non-Highly Compensated Employee’s employee after-tax contributions and elective deferrals (counting only such types of contributions which may generate matching contributions), or (c) the product obtained by multiplying (1) the sum of the Non-Highly Compensated Employee’s employee after-tax contributions and other elective deferrals (counting only such types of contributions which may generate matching contributions) by (2) two times the representative matching rate (as defined in Inc. Tax Regs. Section 1.401(m)-2(a)(5)(ii)(B)).

(III)In the case of a QNEC, it is allocated as of a date within the Plan Year (which generally means that it is not contingent upon the Employee’s participation in the plan or arrangement or performance of services on any date subsequent to that date and that is actually paid to the funding vehicle of the plan or arrangement no later than the end of the 12-month period immediately following such Plan Year), and

(IV)In the case of an elective deferral, it either relates to compensation that either would have been received by the Employee in such Plan Year but for his election to contribute to the plan or arrangement or is attributable to services performed by the Employee in the Plan Year, and but for the Employee’s election to contribute to the plan or arrangement, would have been received by the Employee within two and one-half (2-1/2) months after the end of such Plan Year.

(V)In the case of a QNEC or a QMAC, it is not used to satisfy the safe harbor contribution requirement for use of the alternative method of non-discrimination testing under Section 401(k)(12) of the Code or for use of the alternative method of non-discrimination testing under Section 401(m)(11) of the Code.

(ii)The term “Applicable Plan Year” means:
(A)If the Employer does not make the Current Year testing election in Option 6.6(b) of the Adoption Agreement, the Plan Year immediately preceding the Tested Plan Year.  If the Plan results from, or is otherwise affected by, a plan coverage change that becomes effective during the Tested Plan Year, then Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year shall be appropriately adjusted as required under Section 401(m) of the Code.
(B)If the Employer makes the Current Year testing election in Option 6.6(b) of the Adoption Agreement, the Tested Plan Year.
(iii)The term “Average Contribution Percentage” or “ACP” means the average (expressed as a percentage and calculated to the nearest one-hundredth of one percent (.01%)) of the Contribution Percentages of the Eligible Participants in a group.
(iv)The term “Contribution Percentage” means the ratio (expressed as a percentage, calculated to the nearest one-hundredth of one percent (.01%) and calculated separately for each

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Eligible Participant) of (A) the After-tax Contributions and the Matching Contributions under the Plan (and, where provided or elected in accordance with the special operating rules of subparagraph 21.3(c), any other Aggregate Contributions) made by or on behalf of an Eligible Participant for the Plan Year to (B) the Eligible Participant’s Eligible Compensation for the Plan Year.  The Contribution Percentage of an Eligible Participant who fails to make or receive an allocation of an Aggregate Contribution for a Plan Year shall be 0%.
(v)The term “Eligible Compensation” means an Eligible Participant’s Total Compensation while he is an Eligible Participant determined without regard to suspensions from participation.
(vi)The term “Eligible Participant” means any Employee who is authorized under the terms of the Plan to make After-tax Contributions or receive an allocation of the Matching Contribution for the Plan Year, determined without regard to suspensions from participation for any reason other than not being an Eligible Employee (or, where provided or elected in accordance with the special operating rules of subparagraph 21.3(c), who is authorized under the terms of the applicable plan to make or receive an allocation of other Aggregate Contributions for the Plan Year).
(vii)The term “Excess Aggregate Contributions” means the amount of Aggregate Contributions for a Plan Year which must be eliminated in order for the restrictions of subparagraph 21.3(a) to be satisfied for the Plan Year.  The amount is the excess of:
(A)The aggregate amount of Aggregate Contributions actually taken into account in computing the ACP of Highly Compensated Employees for such Plan Year, over
(B)The maximum amount of Aggregate Contributions permitted by the restrictions of subparagraph 21.3(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ACPs, beginning with the highest of Deferral Percentages).
(viii)The term “Tested Plan Year” means the Plan Year for which the limitation is being applied to the contributions by or for Eligible Participants who are Highly Compensated Employees.
21.3(c)Operating Rules - The following special rules shall apply for purposes of this paragraph:
(i)The following plans or portions of plans are mandatorily disaggregated and must be tested separately under subparagraph 21.3(a) and Section 401(m)(2) of the Code:
(A)Except where permitted to be aggregated for purposes of Section 410 of the Code, contributions by or for employees who are included in a unit of employees covered by a collective bargaining agreement may not be aggregated with contributions by or for employees who are included in a unit of employees not covered by the same collective bargaining agreement.
(B)Except where permitted to be aggregated for purposes of Section 410 of the Code, contributions by or for employees assigned to qualified separate lines of business within the meaning of Section 414(r) of the Code, unless the plan in question qualifies for

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the employer-wide exception to mandatory disaggregation for this purpose under Section 414(r) of the Code.
(C)Contributions under plans that could but actually are not aggregated for the plan year for purposes of satisfying the minimum coverage requirements of Section 410(b) of the Code (other than the average benefits percentage test).
(D)Contributions under a plan maintained by more than one employer as described in Section 413(c) of the Code shall be treated as if each such employer maintained a separate plan.
(E)Except as provided in clause (ii) of this subparagraph, contributions under plans which do not have the same plan year.
(ii)Subject to the limitations of clause (i) of this subparagraph, the following plans or portions of plans are mandatorily aggregated and must be tested as one plan under subparagraph 21.3(a) and Section 401(m)(2) of the Code:
(A)The Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Tested Plan Year and who is eligible to make after-tax employee contributions, or to make or receive an allocation of matching contributions, QNECs or elective deferrals allocated to his account under two or more plans described in Section 401(a) or cash or deferred arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if all such after-tax employee contributions, matching contributions, QNECs and elective deferrals were made under each plan and arrangement being tested.  In this Plan, such aggregation shall be effected by taking into account the sum of all after-tax employee contributions, matching contributions, QNECs and elective deferrals made during the Tested Plan Year under all such plans or arrangements in which the Highly Compensated Employee is an eligible employee, divided by the Highly Compensated Employee’s Eligible Compensation for the Tested Plan Year (determined using the compensation definition in this Plan) without regard to the plan year of the other plan(s) or arrangement(s).  Such aggregation is required even if the plans or arrangements in question use inconsistent testing methods.
(B)In the event that this Plan satisfies the requirements of Sections 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Sections 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code only if aggregated with this Plan, then this paragraph shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan.  All plans treated as a single plan pursuant to this paragraph must apply a consistent testing method.
(iii)Subject to the limitations of clause (i) of this subparagraph, two or more plans to which after-tax employee contributions or matching contributions or both may be made may be permissively aggregated by the Administrator for purposes of satisfying the requirements of Section 401(a)(4), 401(m) and 410(b) of the Code if such plans each have the same plan year and use consistent testing methods.
(iv)At the option of the Administrator, each Eligible Participant’s Aggregate Contributions for a Plan Year consisting of QNECs or elective deferrals and elective deferrals under

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any plan or arrangement may be treated as matching contributions and included in determining the Contribution Percentages for the Plan Year provided, however, that:
(A)The non-elective contributions (both including and excluding the QNECs which are treated as Aggregate Contributions and in the latter case also excluding the QNECs treated as elective deferrals under Section 401(k) of the Code) satisfy the requirements of Section 401(a) of the Code.
(B)The elective deferrals (both including and excluding elective deferrals treated as Aggregate Contributions) satisfy the requirements of Section 401(k) of the Code.
(C)Except as provided in clauses (iv)(A) and (B) of this subparagraph, the QNECs and elective deferrals treated as Aggregate Contributions are not taken into account in determining whether any other contributions or benefits satisfy the requirements of Section 401(a) of the Code or whether elective deferrals meet the requirements of Section 401(k) of the Code.
(D)The QNECs may not be treated as Aggregate Contributions if the effect is to increase the difference between the Average Contribution Percentages for Highly Compensated Employees and for Non-Highly Compensated Employees.
(E)The plan years of the plans or arrangements under which the QNECs and elective deferrals treated as Aggregate Contributions are made is the same as the Plan Year and such plans or arrangements apply consistent testing methods.
(v)Contributions by or for employees who are included in a unit of employees covered by a collective bargaining agreement shall automatically be considered to pass the non-discrimination test of subparagraph 21.3(a) and Section 401(m) of the Code and need not be tested thereunder.
(vi)The determination of Excess Aggregate Contributions for a Plan Year for purposes of this paragraph shall be made after:
(A)First determining Excess Elective Deferrals under paragraph 21.1 for the Plan Year, and
(B)Then determining Excess Deferral Contributions under paragraph 21.2 for the Plan Year.
(vii)The employee groups tested hereunder may be divided into separate testing groups on such basis, if any, as the Administrator may determine and as is permitted under Sections 410, 401(k) and 401(m) of the Code, including, but not limited to, separate testing for excludible employees (that is, where the plan’s age and/or service requirements are lower than the greatest minimum age and service conditions permissible under Section 410(a) of the Code).
(viii)If the Employer or the Administrator elects to apply Section 410(b)(4)(B) of the Code in determining whether the Plan meets the requirements of Section 410(b) of the Code for a Plan Year, the Plan may exclude altogether the participation of Non-Highly Compensated Employees (but not the participation of Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code in determining the satisfaction of requirements of subparagraph 21.3(a).

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(ix)The determination and treatment of the Aggregate Contributions and Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury or his delegate.
21.3(d)Correction and Corrective Distributions - If the Average Contribution Percentage for the Eligible Participants who are Highly Compensated Employees for a Plan Year is more than the amount permitted under the above restrictions, then:
(i)The Excess Aggregate Contributions for the Highly Compensated Employees for the Tested Plan Year shall be reduced as required by Section 401(m) of the Code after the end of the Plan Year for which made and, to the extent not inconsistent therewith, in the following manner:
(A)First, the excess amount shall be considered to consist of the Participant's After-tax Contributions for such Plan Year and similar contributions under other plans taken into account for such Plan Year on a pro rata basis to the extent thereof, which contributions (as adjusted for income or loss thereon) shall be distributed to the Participant at such time as the Administrator may determine but in no event later than twelve (12) months after the end of the Plan Year, and
(B)Then, any remaining portion of the excess amount shall be considered to consist of the Matching Contributions, other Aggregate Contributions treated as matching contributions and similar contributions under other plans taken into account for such Plan Year on a pro rata basis to the extent thereof, which contributions (as adjusted for income or loss thereon) shall be distributed to the Participant (or forfeited, to the extent not vested) at such time as the Administrator may determine but in no event later than the twelve (12) months after end of the Plan Year.

Notwithstanding the time period described above for the return of Excess Aggregate Contributions, any amounts distributed more than two and one-half (2-1/2) months after the end of the Plan Year (6 months after the end of the Plan Year in the case of a Plan that has elected Option 6.2(b) of the Adoption Agreement and all Participants are covered by the EACA) may be subject to the ten percent (10%) excise tax imposed on the Employer by Section 4979 of the Code.

(ii)Among such Participants, the reduction shall be effected by reducing contributions in the order of the highest dollar amounts of Aggregate Contributions by or on behalf of each of the Highly Compensated Employees, such that the applicable restrictions of subparagraph 21.3(a) are satisfied.  The reduction is effected as follows:

Step A.  The total dollar amount of all Excess Aggregate Contributions calculated as provided in subparagraph 21.3(b) must be eliminated.

Step B.  The Aggregate Contributions of the Highly Compensated Employee with the highest dollar amount of Aggregate Contributions must be reduced by the amount required to cause that Highly Compensated Employee’s Aggregate Contributions to equal the dollar amount of the Aggregate Contributions of the Highly Compensated Employee with the next highest dollar amount of Aggregate Contributions.  This amount is then eliminated for the Highly Compensated Employee with the highest dollar amount.  However, if a lesser reduction, when added to the total dollar amount already eliminated under this step, would equal the total Excess Aggregate Contributions, the lesser reduction amount is eliminated.

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Step C.  If the total amount eliminated is less than the total Excess Aggregate Contributions, step B is repeated.

(iii)The amount of the Excess Aggregate Contribution apportioned to a Highly Compensated Employee under the Plan for a Plan Year must not exceed the amount of contributions actually made to the Plan for the Highly Compensated Employee for such year.  When two or more plans of the Employer are involved, the correction is applied independently to each cash or deferred arrangement in which a Highly Compensated Employee participates and, if correction is needed in more than one, the Average Contribution Percentage of Highly Compensated Employees who receive a distribution of Excess Aggregate Contributions shall not be recalculated after the correction in the first plan.
(iv)For purposes hereof, the income or loss allocated to any Excess Aggregate Contributions allocated to the Plan shall be determined by the Administrator pursuant to paragraph 21.5.
(v)Any distribution of Excess Aggregate Contributions (as adjusted for income or loss thereon) shall clearly be designated by the Administrator as such.
21.3(e)Benefit Accrual Rule - If a Participant’s After-tax Contributions are returned pursuant to this paragraph, such contributions shall nevertheless still be considered made for any benefit accrual requirements contingent thereon, and any matching contributions attributable thereto shall also be distributed (to the extent vested) or forfeited (to the extent not vested).
21.4Distribution of Transferred Contributions to Meet Requirements Similar to Those of Paragraphs 21.1, 21.2 and 21.3.  In the event that Elective Deferrals, Deferral Contributions or Aggregate Contributions are transferred from another plan to this Plan and corrective distributions are required under Section 401(k), 401(m), 402(g) or 414(v) of the Code with respect to the transferred contributions (as adjusted for income or loss thereon), the Administrator is authorized to distribute to the affected Participant or return to the transferor plan the transferred Elective Deferrals, Deferral Contributions and Aggregate Contributions (as adjusted for income or loss thereon) as may be necessary or appropriate to effect the corrective distribution.
21.5Determination of Income or Loss for Adjustment of Excess Elective Deferrals, Excess Deferral Contributions and Excess Aggregate Contributions Allocated to and to Be Distributed from the Plan.  For purposes hereof and except to the extent otherwise provided under Section 401(k), 401(m), 402(g) or 414(v) of the Code, as applicable, the income or loss allocated to any Excess Elective Deferrals, Excess Deferral Contributions and Excess Aggregate Contributions (referred to in this paragraph as an “Excess Contribution”, determined separately for type of contribution) allocated to the Plan shall be determined by the Administrator under the following rules and calculated under any reasonable method selected by the Administrator so long as the method does not violate the requirements of Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for a calendar year or Plan Year, as applicable, and is used by the Plan for allocating income to Participants’ accounts under the Plan.
21.5(a)Corrective Distributions Made after Year End - Where the corrective distribution is made after the end of the calendar year or Plan Year, as applicable, for which the Excess Contribution was made:
(i)Unless otherwise determined by the Administrator on a uniform and non-discriminatory basis, the amount of the income or loss adjustment for the calendar year or Plan

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Year, as applicable, in question shall be determined by multiplying (a) the income or loss for the calendar year or Plan Year, as applicable, or other period in question allocable to the account to which such Excess Contribution is allocated by (b) a fraction, the numerator of which is the amount of the Participant’s Excess Contribution allocated to such account for the year or other period in question and entitled to a share of the valuation adjustment therefor under paragraph 4.6 of the Plan and the denominator of which is the balance in such account on the first day of the year or other period in question (without regard to any income or loss occurring during such year), plus the additional contributions made to the account during the year or other period in question.
(ii)No gap period income shall be distributed.
21.5(b)Corrective Distributions Made prior to Year End - Where the corrective distribution is made during the calendar year or Plan Year, as applicable, for which the Excess Contribution was made, unless otherwise determined by the Administrator on a uniform and non-discriminatory basis, the amount of the income or loss adjustment for the period between the beginning of such year and the date of distribution shall be determined by multiplying (i) the income or loss allocable to the account to which such Excess Contribution are allocated for all or any portion such period ending no earlier than seven (7) days prior to the date of distribution by (ii) a fraction, the numerator of which is the amount of the Participant’s Excess Contribution allocated to such account for the period in question and entitled to a share of the valuation adjustment therefor under paragraph 4.6 of the Plan and the denominator of which is the balance in such account on the first day of such year or other period in question, plus the additional contributions made to the account during the year or other period in question.
ARTICLE XXII
Multiple Employer Plan
22.1Applicable Rules for Multiple Employer Plan.
22.1(a)If elected by the Employer in the Adoption Agreement, the Plan may also be adopted, by other employers that are not Affiliates of the Employer.  Such employers shall adopt the Plan by executing a separate participation agreement. In this case, the adopting employer and each participating employer acknowledge that the Plan is a multiple employer plan subject to the rules of §413(c) and the regulations thereunder which are herein incorporated by reference, specific annual reporting requirements, and different procedures for obtaining determination letters from the Internal Revenue Service regarding the qualified status of the Plan.
22.1(b)For purposes of plan participation and vesting, the adopting employer and all participating employers shall be considered a single employer. An employee’s service includes all service with the adopting employer or any participating employer (or with any employer aggregated with the adopting or participating employer under §414(b), (c), (m), or (o)). An employee who discontinues service with a participating employer but then resumes service with another participating employer shall not be considered to have severed employment.
22.1(c)Except to the extent that the participation agreement allows, and the participating employer makes, separate elections with respect to its employees, the participating employer shall be bound by the terms of the plan and trust, including amendments thereto and any elections made by the adopting employer.
22.1(d)The limitation under the Plan relating to the requirements of §§415, 402(g), and 414(v) of the Code shall be applied to the plan as a whole. The requirements of §§410(b), 401(a)(4), 401(k)(3)(A)(ii), 401(m)(2)(A), 414(q), and 416 shall be applied separately to each participating employer.

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For purposes of determining a Participant’s Required Beginning Date for Minimum Required Distributions, a participant shall be considered a 5% owner in a year in which the Participant is both a 5% owner and an employee of a participating employer.

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FIRST AMENDMENT TO

STATE BANKERS ASSOCIATION

MASTER DEFINED CONTRIBUTION PLAN

(June 2020)

Basic Plan Document No. 02

Pursuant to subparagraph 14.1(b) of the Plan, the Board of Directors of the Virginia Bankers Association Benefits Corporation hereby adopts the following amendment to Basic Plan Document No. 02 (June, 2020):

The letter of acceptability issued by the Internal Revenue Service does not address these provisions.

1. A new subparagraph 3.4(c) is added to the Plan, effective March 27, 2020, to read as follows:

3.4(c)During the calendar years 2020, 2021 and 2022, the Plan will accept any repayment of a COVID-Related Distribution (as described in paragraph 9.15) as a Rollover Contribution by Participant contribution.

2.Clause (iii)(B) of subparagraph 8.1(b) of the Plan is amended, effective January 1, 2020, to read as follows:

(B)The end of the calendar year in which the Participant would have attained the age of seventy and one-half (70-1/2) or, in the case of distributions otherwise required to be made after December 31, 2019 with respect to a Participant who would have attained age 70-1/2 after such date, age seventy-two (72); and

3. Clause (ii)(B) of subparagraph 8.3(c) of the Plan is amended, effective January 1, 2020, to read as follows:

(B)Such installments commence not later than:

(I)the end of the first (1st) calendar year following the calendar year in which the Participant’s death occurs in the case such individual Beneficiary is not the Participant’s Spouse or

(II)the later of the end of the calendar year in which the Participant would have attained the age of seventy and one-half (70-1/2) or, in the case of distributions otherwise required to be made after December 31, 2019 with respect to a Participant who would have attained age 70-1/2 after such date, age seventy-two (72); or the end of the first (1st) calendar year following the calendar year in which the Participant’s death occurs in the case such individual Beneficiary is the Participant’s Spouse.

4. The clause (ii)(B) of subparagraph 8.7(b) of the Plan is amended, effective January 1, 2020, to read as follows:

(B)A distribution to the extent it is required under the minimum distribution requirement of Section 401(a)(9) of the Code; provided, however, that if an amount would

1

have been a required minimum distribution for calendar year 2009 or 2020 but for the waiver of required minimum distributions for calendar year 2009 or 2020 (if applicable to the Plan), then the Administrator may offer the recipient of such distribution a direct rollover to an eligible retirement plan, but the distribution is not subject to federal mandatory income tax withholding if the recipient declines the direct rollover,

5. The flush language at the end of subparagraph 8.13(a) of the Plan is amended to add the following sentences, effective January 1, 2020, to read as follows:

Further and notwithstanding anything to the contrary in this paragraph or elsewhere in the Plan, the Plan shall be operated on the basis that required minimum distributions are waived, and there are no required minimum distributions, for calendar year 2020 as provided in Section 401(a)(9)(I) of the Code.

6.Clause (ii)(A) of subparagraph 8.13(c) of the Plan is amended to add the following sentences, effective January 1, 2020, to read as follows:

(A)If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then, except as provided in subparagraph 8.13(g), distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2 or, in the case of distributions otherwise required to be made after December 31, 2019 with respect to a Participant who would have attained age 70-1/2 after such date, age seventy-two (72), if later.

7. Clause (v) of subparagraph 8.13(f) of the Plan is amended, effective January 1, 2020, to read as follows:

(v)“Required Beginning Date” shall mean in the case of a Participant, the later of  the first day of April of the calendar year following the calendar year in which the Participant attains the age seventy and one-half (70-1/2) or, in the case of distributions otherwise required to be made after December 31, 2019 with respect to a Participant who would have attained age seventy and one-half (70-1/2) after such date, age seventy-two (72), or  retires, except that benefit distributions to a 5-Percent Owner must commence by the first day of April of the calendar year following the calendar year in which the 5-Percent Owner attains the age seventy and one-half (70-1/2) or, in the case of distributions otherwise required to be made after December 31, 2019, with respect to a Participant who would have attained age seventy and one-half (70-1/2) after such date, age seventy-two (72).

(A)Any Participant who is not a 5-Percent Owner and who reaches age seventy and one-half (70-1/2) while employed by the Employer and on or before December 31, 1998 may elect to begin to receive his non-forfeitable Accrued Benefit at any time after he attains the age of seventy and one-half (70-1/2) and at or before the April 1 of the calendar year following the calendar year in which he attains the age of seventy and one-half (70-1/2).  The non-forfeitable Accrued Benefit of a Participant for each Plan Year after his Accrued Benefit commences pursuant to this clause shall commence to be paid as soon as possible after each such Plan Year.

(B)Any Participant attaining the age of 70-1/2 in years prior to 1997 may elect to stop distributions and recommence by the later of the April 1 of the calendar year following the year in which the Participant retires.  In such case, the Participant shall have a new Annuity Starting Date upon recommencement.

Notwithstanding the foregoing, no Required Beginning Date will occur in calendar year 2020.

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8. Clause (vi) of subparagraph 8.13(f) of the Plan is amended, effective January 1, 2020, to read as follows:

(vi)“5-Percent Owner” means a Participant is a 5-Percent Owner as defined in section 416(i) of the Code (determined in accordance with section 416 but without regard to whether the plan is top-heavy) at any time during the plan year ending with or within the calendar year in which such owner attains age seventy and one-half (70-1/2) or, in the case of distributions otherwise required to be made after December 31, 2019 with respect to a Participant who would have attained age seventy and one-half (70-1/2) after such date, age seventy-two (72).  Once distributions have begun to a 5-Percent Owner under this paragraph, they must continue to be distributed, even if the Participant ceases to be a 5-Percent Owners in a subsequent year.

9. The paragraph 9.9 of the Plan is amended, effective March 27, 2020, to read as follows:

9.9No Withdrawal Restoration.  No restoration of amounts withdrawn shall be permitted, except as permitted in paragraph 9.15, if applicable.

10.A subparagraph 9.10(c) of the Plan us amended, effective March 27, 2020, to read as follows:

9.10(c)All loans shall require repayment by substantially level amortization with payments not less frequently than quarterly and shall otherwise be repaid in the manner and within a specified period of time as determined by the Administrator, but in no event to exceed thirty (30) years for “home loans” or five (5) years for all other loans.  For purposes hereof a “home loan” is any loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant.  Notwithstanding the foregoing, if elected by the Employer in the Amendment to the Adoption Agreement dated June, 2020, the repayment provision described above are modified for any loan outstanding on or after March 27, 2020 to a “Qualified Individual” (as defined in paragraph 9.15) to suspend any required repayment due before December 31, 2020 for a period of one year.  Subsequent repayments shall be adjusted to appropriately reflect the period of suspension in the earlier repayment due date and any interest accruing during the delay.  The period of the repayment suspension shall be disregarded in applying five (5) year repayment period described above.

11.A new subparagraph 9.10(k) is added to the Plan, effective March 27, 2020, to read as follows:

9.10(k)If elected by the Employer in the Amendment to the Adoption Agreement dated June, 2020, in the case of loans made to a “Qualified Individual” (as defined in paragraph 9.15) between March 27, 2020 and September 22, 2020:

(i)The security requirement described in 9.10(a)(i)(A) is revised to provide that not more than one hundred percent (100%) of a Participant’s non-forfeitable Accrued Benefit (exclusive of his Voluntary Deductible Account) may be considered adequate security for such purpose; and

(ii)The limitation on the amount of outstanding loans from the Plan and all other qualified employer plans of the Employer and of each Affiliate as set forth in clauses (A) and (B) of subparagraph 9.10(a)(v) are replaced with $100,000 and one hundred percent (100%) of the sum of the Participant’s non-forfeitable Accrued Benefit (exclusive of his Voluntary Deductible Account) under this Plan, respectively.

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12.A new paragraph 9.15 is added to the Plan, effective March 27, 2020, to read as follows:

9.15COVID -Related Distributions.

9.15(a)If elected by the Employer in the Amendment to the Adoption Agreement dated June, 2020, effective for the calendar year 2020, “COVID-Related Distributions” (as defined below) shall be available under the Plan to “Qualifying Individuals (as defined below).

9.15(b)For purposes hereof:

(i)A “COVID Related Distribution” means any distribution from the Plan made during the 2020 calendar year to a Qualifying Individual.  Such distribution shall not exceed $100,000 from the Plan and all other qualified employer plans of the Employer and of each Affiliate.

(ii)A “Qualifying Individual” means an individual:

(A)who was diagnosed with the coronavirus disease 2019 (COVID-19) by a test approved by the Center for Disease Control;

(B) whose spouse or dependent (as defined in Section 152 of the Code) with such virus or disease by such test; or

(C) who experiences adverse financial consequences as a result of being quarantined; being furloughed or laid off; or having work hours reduced due to such virus or disease; being unable to work due to lack of child care due to such virus or disease; closing or reducing hours of a business owned or operated by the individual due to such virus or disease; or such other factors as determined by the Secretary.

(iii)The Administrator may rely on the Participant’s certification that he satisfies the conditions described above in determining whether any distribution is a COVID-Related Distribution.

This First Amendment is adopted by the Board of Directors of the Benefits Corporation on this 25th day of May, 2021.  Employers adopting the Plan shall be notified of this amendment in writing, and a copy of this amendment shall be provided to each.

VIRGINIA BANKERS ASSOCIATION

BENEFITS CORPORATION

Plan Sponsor

By: /s/ Tom Cherry (SEAL)

Its Chairman

Attest: /s/ Laurie Milligan

Its COO

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SECOND AMENDMENT TO

STATE BANKERS ASSOCIATION

MASTER DEFINED CONTRIBUTION PLAN

(June 2020)

Basic Plan Document No. 02

Pursuant to subparagraph 14.1(b) of the Plan, the Board of Directors of the Virginia Bankers Association Benefits Corporation hereby adopts the following amendment to Basic Plan Document No. 02 (June, 2020):

The letter of acceptability issued by the Internal Revenue Service does not address these provisions.

Amendments Relating to Hardship Withdrawal Provisions.

1.	The introductory sentence of subparagraph 3.2 of the Plan is amended through the colon, effective January 1, 2019, to read as follows:

Subject to applicable suspensions as provided in subparagraph 4.11(e) (effective for Plan Years beginning on or after January 1, 2009) and, effective prior to January 1, 2019, in ARTICLE IX, Participants may make Contributions as follows:

2. The subparagraph 3.5(a) of the Plan is amended, effective January 1, 2019, to read as follows:

3.5(a)A Participant’s contributions which may be made by payroll deposit shall commence to be made starting as of the effective date of his application to make such contribution.  A Participant who is an Eligible Employee may commence making payroll deposit contributions initially as of the date he first becomes a Participant and thereafter he may commence, terminate, change the rate or type or recommence (subject however to the provisions of clause (ii) of subparagraph 9.6(b) in the case of contributions prior to January 1, 2019) and paragraph 4.11(e)), his payroll deposit contributions as of the first day of any payroll period, the first day of any calendar month, the first day of any calendar quarter, or the first day of any Plan Year, as permitted by the Employer in Option 6.5 of the Adoption Agreement, by delivering a written payroll deposit election form to the Administrator no later than twenty (20) days (or such shorter period as the Administrator may permit on a uniform and non-discriminatory basis) before such first day and prior to the time the amounts in question are payable or otherwise made available to the Participant.

3. The subparagraph 3.5(c) of the Plan is amended, effective January 1, 2019, to read as follows:

3.5(c)If a Participant ceases to be an Eligible Employee, his contributions to the Plan shall cease to be made.  Except as otherwise prohibited by clause (ii) of subparagraph 9.6(b) in the case of contributions prior to January 1, 2019 and subparagraph 4.11(e), if such individual again becomes an Eligible Employee, he shall again be entitled to recommence his payroll deposit contributions at a rate designated by him as of the first payroll period of any succeeding calendar quarter by delivering a new written payroll deposit election form to the Administrator no later twenty (20) days (or such shorter period as the Administrator may permit on a uniform and non-discriminatory basis) before its effective date and prior to the time that the amounts in question are payable or otherwise made available to the Participant.

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4. Paragraph 9.6 of the Plan is amended, effective January 1, 2019 and as otherwise stated herein, to read as follows:

9.6Hardship Withdrawals from Pre-tax, Roth and/or Employer Safe Harbor Accounts.

9.6(a)If permitted by the Employer as indicated in Option 10.1(e) of the Adoption Agreement, a Participant who is employed by the Employer and who suffers a Severe Hardship may, upon written request approved by the Administrator, make a hardship withdrawal of all or that portion of the balance in his Pre-tax Account and his Roth Account (without distinction between contribution or earnings) which the Administrator deems appropriate to relieve such hardship.

Prior to August 1, 2021, hardship withdrawals were permitted only from:

(i)The balance of his Pre-tax Account and/or his Employer Safe Harbor Account as of the end of the last Plan Year beginning before January 1, 1989 plus

(ii)His Pre-tax Contributions made for Plan Years beginning after December 31, 1988 and his Roth Matched Contributions (each without regard to earnings thereon) then considered held in his Pre-tax Account and his Roth Account, respectively.

9.6(b)“Severe Hardship” of a Participant for purposes of this paragraph shall be determined by the Administrator upon review of each situation and in accordance with the following objective standard and shall mean an immediate and heavy need for financial assistance in meeting obligations incurred or to be incurred by the Participant, taking into account the Participant’s other reasonably available resources, as provided below.  A Severe Hardship shall be considered to exist only where the conditions of both of the following clauses (i) and (ii) are satisfied:

(i)The immediate and heavy need requirement shall be considered satisfied only where the need is on account of any of the following:

(A)Expenses for (or necessary to obtain) medical care (to the extent not reimbursable or compensable by any plan, program, insurance or otherwise) that would be deductible to the Participant under Section 213(d) of the Code (determined without regard to whether the expenses exceed seven and one-half percent (7.5%) of adjusted gross income).

(B)Costs directly related to the acquisition (excluding mortgage payments) of a dwelling unit which within a reasonable time is to be used (determined at the time the withdrawal is made) as the principal residence of the Participant.

(C)Payment of tuition, related educational expenses and room and board for the next 12-months of post-secondary education for the Participant, the Participant’s spouse, the Participant’s children or any of the Participant’s dependents (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code).

(D)Payments necessary to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant’s principal residence.

(E)Payment of burial or funeral expenses of any of the Participant’s deceased parent, spouse, children or other dependents (as defined in Section 152 of the Code without regard to Section 152(d)(1)(B) of the Code).

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(F)Payment of expenses for repair of damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Section 165 of the Code (determined without regard to Section 165(h)(5) of the Code and whether the loss exceeds ten percent (10%) of adjusted gross income).

(G)Effective for disasters occurring after August 1, 2021, expenses and losses (including loss of income) incurred by a Participant on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in the area designated by FEMA for individual assistance with respect to the disaster.

The immediate and heavy need requirement shall be considered satisfied if the need is on account of a hardship described in clauses (A), (C) or (E) above experienced by the Participant’s Beneficiary.  For purposes hereof, the Beneficiary must be a primary Beneficiary designated by the Participant on a form that is on file with the Administrator on both the date the application for the hardship is submitted and the date the distribution is made and who has an unconditional right to all or a portion of the Participant’s Account under the Plan upon the Participant’s death.

(ii)The distribution is necessary to satisfy the immediate and heavy need only when all of the following occur:

(A)The distribution from the Plan does not exceed the amount of the immediate and heavy need plus the projected federal, state or local income tax liability or penalties reasonably anticipated to be levied with respect to the amount to be withdrawn (taking into account the following described currently available funds).

(B)The Participant has obtained all currently available distributions (including distributions of ESOP dividends under Section 404(k) of the Code), other than Severe Hardship under this Plan and comparable hardship distributions under other qualified plans, under this Plan and all other qualified plans maintained by the Employer.

(C)Effective January 1, 2020, the Participant represents that he has insufficient case or other liquid assets to satisfy the need.

(D)Effective for Plan Years beginning before January 1, 2019, the Participant agrees to a suspension of his Elective Deferrals (as defined in clause (iv) of subparagraph 21.1(b)) and his After-tax Contributions to this Plan) and all his employee contributions including Catch-up Contributions (other than mandatory employee contributions to a defined benefit plan and rollover contributions to any plan) to this Plan and all other qualified plans and non-qualified plans of deferred compensation (other than health or welfare benefit plans) maintained by the Employer, including, but not limited to stock option, stock purchase and similar plans, for a period of six (6) months after receipt of a Severe Hardship, and all applicable plans so provide or the Participant’s contributions to such applicable plans are otherwise so suspended under the terms of a legally enforceable agreement.

Effective for Plan Years beginning before January 1, 2019, the Participant contribution suspension requirement of clause (ii)(D) is hereby imposed on any Severe Hardship withdrawal or similar hardship authorized in any other qualified plan maintained by the Employer and shall be deemed agreed to by any Participant requesting a Severe Hardship withdrawal or such other similar hardship withdrawal.

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9.6(c)Effective for Plan Years beginning before January 1, 2019, the Participant contribution suspension referred to in clause (ii)(D) of subparagraph 9.6(b) shall be imposed for the applicable period beginning on the first day of the payroll period next following the date of withdrawal.  For purposes hereof, separate periods of suspension under this paragraph shall run concurrently.

9.6(d)A Participant who is an Eligible Employee may recommence his contributions to the Plan after his applicable period of suspension imposed under clause (ii)(D) of subparagraph 9.6(b) has expired on the first day of any calendar quarter thereafter or January 1, 2019, if earlier, by his delivering a new payroll deposit election form to the Administrator at least thirty (30) days (or such shorter period as the Administrator on a uniform and non-discriminatory basis may determine) prior to the date it is to become effective, designating the date, rate and type or types of such recommencement of contributions. However, if the Employer has elected in Option 6.2 or 6.3 of the Adoption Agreement to provide a “deemed election” of Pre-tax Contributions or Roth Contributions, then such Participant’s Pre-tax Contributions or Roth Contributions shall recommence automatically on the first day of the calendar month following the expiration of the suspension at the level in effect prior to the suspension.  Otherwise contributions will not automatically recommence.

9.6(e)Effective for Plan Years beginning before January 1, 2019, for purposes hereof, unless otherwise provided in the applicable asset transfer, plan merger or consolidation or adoption agreement, the remaining period of any suspension from participation under any plan which is merged into this Plan at the time of such merger shall be considered a period of suspension under this paragraph during which Participants may not contribute to the Plan.

This Second Amendment is adopted by the Board of Directors of the Benefits Corporation on this31st day of August, 2021.  Employers adopting the Plan shall be notified of this amendment in writing, and a copy of this amendment shall be provided to each.

VIRGINIA BANKERS ASSOCIATION

BENEFITS CORPORATION

Plan Sponsor

By: /s/ Thomas Cherry (SEAL)

Its Chairman

Attest:

Its

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